As filed with the Securities and Exchange Commission on July 25, 2005
                              File No. 333-119493


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 2

                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                        McKENZIE BAY INTERNATIONAL, LTD.
                 (Name of small business issuer in its charter)

                                    Delaware

            (State or jurisdiction of incorporation or organization)

                                      4911

            (Primary Standard Industrial Classification Code Number)
                                   51-0386871

                      (I.R.S. Employer Identification No.)

         37899 Twelve Mile Road, Suite 300, Farmington Hills, MI 48331
                                 (248) 489-1961

              (Address and telephone number of principal executive
                    offices and principal place of business)

                             Donald C. Harms, Esq.
                             37899 Twelve Mile Road
                                   Suite 300
                           Farmington Hills, MI 48331
                                 (248) 489-1961

           (Name, address and telephone number of agent for service)

                                   Copies to:
                           Jonathan B. Reisman, Esq.
                           Reisman & Associates, P.A.
                              6975 NW 62nd Terrace
                            Parkland, Florida 33067
                                 (954) 344-0809
                         Telecopier No.: (928) 569-8195

Approximate Date of Commencement of Proposed Sale To The Public: As soon as practicable after this Amendment becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
=========================================================================


                        McKENZIE BAY INTERNATIONAL, LTD.

                       22,176,953 shares of Common Stock

This prospectus relates to an offering of up to (a) 18,240,340 shares of our common stock by Cornell Capital Partners, LP ("Cornell Capital Partners") issued and which may be issued by us to Cornell Capital Partners under a Standby Equity Distribution Agreement, (b) 2,004,444 shares by Spencer Clarke LLC, ("Spencer Clarke") of which up to 2,000,000 shares may be acquired by Spencer Clarke upon exercise of warrants, (c) 246,869 shares of our common stock underlying convertible promissory notes issued by us, (d) 1,620,300 shares which may be acquired upon exercise of warrants we issued in connection with the promissory notes, and (e) 65,000 shares issued to a creditor.

Under the Standby Equity Distribution Agreement, subject to the conditions described later in this prospectus, Cornell Capital Partners has agreed to purchase shares of our common stock from us for up to $15 million. Cornell Capital Partners is not obligated to purchase any of our shares unless at the time of purchase our shares shall have been authorized for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the shares or to the extent that Cornell Capital Partner's holdings would exceed 9.9% of our then outstanding common stock. There are certain other conditions to the obligation of Cornell Capital Partners to purchase our shares. Our shares have been authorized for quotation on the OTC Bulletin Board. See "The Standby Equity Distribution Agreement and Related Transactions."

Under the agreement, we, at our sole discretion, can require Cornell Capital Partners to purchase our shares from time to time over a period of twenty-four months which commenced on November 15, 2004 or until Cornell Capital Partners purchases shares from us having an aggregate purchase price of $15 million, whichever comes first, at a price per share of 99% of, which amounts to a 1% discount, from the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares to Cornell Capital Partners. Based upon the number of shares actually purchased by Cornell Capital Partners, under the assumptions described and explained elsewhere in this prospectus, the effective discount from such computed price could be as high as 19.5%. If the actual number of shares purchased and to be purchased are less than the number utilized in the assumptions, the effective discount could be substantially higher. For example, although unlikely, if we sell only 5,000,000 million shares to Cornell Capital Partners, the effective discount would be approximately 26.16%. As of the date of this prospectus, we have sold *_______* shares to Cornell Capital Partners under the agreement. The percentage amounts in this prospectus relating to the effective discount in connection with purchases of our shares by Cornell Capital Partners do not reflect escrow fees of $500 per purchase, consulting fees paid and which may become payable to Stone Street Advisors, LLC or interest under promissory notes issued and which may be issued to Stone Street Advisors, LLC.

Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We have also issued to Cornell Capital Partners 239,968 shares of our common stock having a market value, similarly determined, of $540,000 as a commitment fee for the Standby Equity Distribution Agreement. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners. We have entered into a Placement Agent Agreement with Spencer Clarke under which Spencer Clarke agreed to review the terms of the Standby Equity Distribution Agreement and advise us with respect to the terms. Spencer Clarke's fee for these services was $10,000 which we satisfied by the issuance to Spencer Clarke of 4,444 shares of our common stock. We have also paid and will continue to pay Spencer Clarke for its services as a placement agent in introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement. We have paid Spencer Clarke $355,000 which represents 10% of the funds we have received from Cornell Capital Partners, from sales of our shares and loans. We anticipate that the outstanding balance of the loans will be paid at the time or times that Cornell Capital Partners purchases additional shares from us. We have also agreed to issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. Although the exercise price of the warrants has not yet been determined, it will not be less than the weighted average price computed as described above. As of the date of this prospectus, such weighted average price was approximately $*_______* .

After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares and warrants to Cornell Capital Partners and Spencer Clarke, escrow fees of $500 per purchase and fees and interest paid and payable to Stone Street Advisors, LLC, will be 84% of the computed lowest volume weighted average price with respect to each purchase.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 5 million shares. If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

In connection with the issuance of the convertible promissory notes and warrants issued in connection with the convertible promissory notes referred to above, we paid a commission to Spencer Clarke of $109,375.

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. As more fully described in this prospectus however, we will receive proceeds from any sale of common stock under the Standby Equity Distribution Agreement and upon any exercise of the warrants.

The selling stockholders may sell their shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution, at prices related to prevailing market prices or at negotiated prices.

Each of the selling stockholders is an "underwriter" as that term is defined in the Securities Act of 1933.

AN INVESTMENT IN THE SHARES INVOLVES SUBSTANTIAL RISKS AND IS HIGHLY SPECULATIVE. SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is         2005.

IN MAKING A DECISION WHETHER TO BUY OUR COMMON STOCK, YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.



                              TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................10

 Our proposed business........................................................10

 Corporate information........................................................11

 The offering by the Selling Stockholders.....................................11

 Summary Financial Information................................................13

RISK FACTORS..................................................................14

FORWARD LOOKING STATEMENTS....................................................20

USE OF PROCEEDS...............................................................21

MANAGEMENT'S PLAN OF OPERATION................................................24

 WindStor.....................................................................24

 Lac Dore Mining Inc..........................................................26

 Cash Requirements for 2004 Fiscal Year Administrative Costs..................27

 Additional Employees.........................................................27

 Revenues.....................................................................27

 Expenses.....................................................................27

 Net Loss.....................................................................27

 Liquidity and Capital Resources..............................................27

 Off-balance sheet arrangements...............................................28

PROPOSED BUSINESS.............................................................28

 Background...................................................................28

 Wind Powered Alternative Energy Systems......................................29

 Acquisition of Dermond Inc...................................................29

 Wind Turbine Technology......................................................29

 Potential Wind Turbine Markets...............................................30

 Off-Grid (Islands & Remote Access)...........................................31

 Urban User Market............................................................32

 Proposed Products............................................................32

 Production...................................................................34

 Marketing....................................................................34

 Competition..................................................................36

 Intellectual Property........................................................37

 Research and Development.....................................................39

 Regulation...................................................................39

 Extraction and Refining of Vanadium..........................................43

 Acquisition of Lac Dore Mining Inc...........................................43

 Properties and Uses of Vanadium..............................................44

 Vanadium Supply..............................................................45

 Lac Dore Deposit Preliminary Feasibility Study...............................45

 Competition..................................................................46

 Exploration and commercialization............................................47

 Governmental and Environmental Regulations...................................48

 Properties...................................................................49

 Employees....................................................................52

 Offices......................................................................52

MANAGEMENT....................................................................52

 Executive Officers, Directors and Significant Employees......................52

 Executive Compensation.......................................................57

 Summary Compensation Table...................................................57

 Option Grants Table..........................................................58

 Aggregated Option Exercises in Last Fiscal
 Year and Fiscal Year-End Option Values.......................................58

 Long-Term Incentive Plans - Awards in Last Fiscal Year.......................59

 Compensation of Directors....................................................59

 Employment Contracts and Termination of Employment
 and Change in Control Arrangements...........................................60

 Equity Securities Authorized for Issuance
 With Respect to Compensation Plans...........................................62

THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND RELATED TRANSACTIONS............63

 Summary......................................................................63

 Certain Terms of the Standby Equity Distribution Agreement Explained.........65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................70

MARKET FOR COMMON EQUITY AND CERTAIN RELATED STOCKHOLDER MATTERS..............72

DESCRIPTION OF COMMON STOCK...................................................73

CERTAIN TRANSACTIONS..........................................................74

SHARES ELIGIBLE FOR FUTURE SALE...............................................74

THE SELLING STOCKHOLDERS......................................................75

PLAN OF DISTRIBUTION..........................................................79

INDEMNIFICATION...............................................................80

LEGALITY OF SHARES............................................................80

LEGAL PROCEEDINGS.............................................................81

EXPERTS.......................................................................81

ADDITIONAL INFORMATION........................................................81

FINANCIAL STATEMENTS.........................................................F-1





NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               PROSPECTUS SUMMARY

This summary may not contain all the information you should consider before investing in our shares. You should read the entire prospectus carefully before making an investment decision. In this prospectus, unless the context otherwise requires, references to "we" "us" and "our" refer to McKenzie Bay International, Ltd., a Delaware corporation.

    Our proposed business

We intend to concentrate our efforts on the development and sale of wind powered alternative energy systems. The systems are designed to utilize vertical axis wind turbines which we refer to as WindStor Wind Turbine or WWT and an energy system which is intended to integrate and manage WWTs and other electricity generating sources with an energy storage device which we refer to as "WindStor." Our products are presently in the design stage. We have recently installed a prototype WWT. Testing of the prototype has not been completed and is ongoing. No other prototypes of our products have been built.

We believe that vertical axis wind turbines have the potential to provide building owners, real estate developers, property managers and other users in urban locations a means to reduce the overall cost of electricity.

We further believe that vertical axis wind turbines may provide a cost-effective and efficient alternative power supply in commercial buildings, schools, multistory residential dwellings, light industrial businesses and off-grid areas. In addition, we believe that vertical axis wind turbines may also be suitable for peak shaving and load leveling applications. We also believe that WindStor can provide a higher quality, lower cost and environmentally friendly alternative electricity source than is presently available for off-grid electricity users dependent upon diesel and gasoline generators.

Because, both WWT and WindStor are presently in the design and development stage, there can be no assurance that the technology will work as expected or that they will perform to the extent that we anticipate or will be commercially viable.

We have claims to a vanadium/titanium deposit in Chibougamau, Quebec which we refer to as the Lac Dore deposit. Except for expenditures to maintain the claims, we do not intend to proceed with further exploration of the deposit. Accordingly, we have decided to seek a buyer or strategic partner for the Lac Dore deposit.

We do not have the capital to further fund or develop our proposed business activities. If we obtain sufficient capital, we intend to complete the development of our wind powered alternative energy systems and planning of their commercial rollout. We have never realized any meaningful revenues. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our auditors have included a statement to that effect in their report dated January 12, 2005.

   Corporate information

We were incorporated in Delaware on August 17, 1998. Our principal office is located at 37899 Twelve Mile Road, Suite 300, Farmington Hills, MI 48331 and our telephone number is (248) 489-1961. The information contained in, or that can be accessed through, our website is not part of this prospectus.

   The offering by the Selling Stockholders

This prospectus relates to an offering of up to (a) 18,240,340 shares of our common stock by Cornell Capital Partners, LP ("Cornell Capital Partners") issued and which may be issued by us to Cornell Capital Partners under a Standby Equity Distribution Agreement, (b) 2,004,444 shares by Spencer Clarke LLC, ("Spencer Clarke") of which up to 2,000,000 shares may be acquired by Spencer Clarke upon exercise of warrants, (c) 246,869 shares of our common stock underlying convertible promissory notes issued by us, (d) 1,620,300 shares which may be acquired upon exercise of warrants we issued in connection with the promissory notes, and (e) 65,000 shares issued to a creditor.

The Standby Equity Distribution Agreement with Cornell Capital Partners provides that, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $15 million. The maximum amount of each sale is $625,000, and we may not notify Cornell Capital Partners of any sale to be made by us to Cornell Capital Partners within seven trading days of a prior such notice. Cornell Capital Partners has agreed to pay us an amount per share of 99% of, which amounts to a 1% discount on, the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We also agreed to issue to Cornell Capital Partners shares of our common stock having a market value, similarly determined, of $540,000 as a commitment fee for the Standby Equity Distribution Agreement which we satisfied by the issuance of 239,968 shares. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners. See "The Standby Equity Distribution Agreement and Related Transactions."

We have paid and will continue to pay Spencer Clarke for its services as a placement agent in introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement. We have agreed to issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. Although the exercise price of the warrants has not yet been determined, it will not be less than the weighted average price computed as described above. As of the date of this prospectus, such weighted average price was $*_______* . After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares and warrants to Cornell Capital Partners and Spencer Clarke, escrow fees of $500 per purchase and fees and interest paid and payable to Stone Street Advisors, LLC, will be 84.15% of the computed lowest volume weighted average price with respect to each purchase.

Based upon the number of shares actually purchased by Cornell Capital Partners, under the assumptions described and explained elsewhere in this prospectus, the effective discount from such computed price could be as high as 19.5%. If the actual number of shares purchased and to be purchased are less than the number utilized in the assumptions, the effective discount could be substantially higher. For example, although unlikely, if we sell only 5,000,000 million shares to Cornell Capital Partners, the effective discount would be approximately 26.16%.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 5 million shares. If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

We are not selling any securities in this offering and therefore will not receive any proceeds from the sale by the selling stockholders. As more fully described in this prospectus however, we expect to receive proceeds from the sale of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement and upon exercise of the warrants referred to above.

The terms of the Standby Equity Distribution Agreement, the effective price we will receive and our arrangements with Spencer Clarke are more fully described below in this prospectus.

Common Stock to be offered by the selling stockholders	22,176,953 shares (1)(2)

Common Stock outstanding before the offering	        29,466,457 shares (2)

Common Stock outstanding after the offering 	        51,643,407 shares (3)

Proceeds	                                        We will not receive any
							proceeds from the sale
							of the shares by the
							selling stockholders.
							Any proceeds we receive
							from the sale of shares
							to Cornell Capital
							Partners under the
							Standby Equity
							Distribution Agreement,
							and Spencer Clarke and
							the holders of our
							convertible promissory
							notes upon exercise of
							warrants, will be used
							as descried under the
							caption "Use of
							Proceeds" in this
							prospectus.

Risk Factors	                                        The securities offered
                                                        by this prospectus
                                                        involve a high degree
                                                        of risk. See "Risk
                                                        Factors."
___________________

(1)	Represents the number of shares that we have registered
with the SEC in our registration statement of which this prospectus is a part less the number of shares which have been sold by the selling stockholders. The number of shares that we may actually sell to Cornell Capital Partners depends upon, among other things, the prevailing market prices at the times of the sales. If the number of shares we have registered with the SEC becomes insufficient, we may register additional shares.

(2)	Does not include 14,764,039 shares which may be issued upon exercise of presently outstanding warrants and options purchased by directors, management and other investors not referred to in Note (3) below.

(3)	Includes (a) 18,240,340 shares of our common stock issued and which may be issued by us to Cornell Capital Partners under a Standby Equity Distribution Agreement, (b) 2,004,444 shares by Spencer Spencer Clarke of which up to 2,000,000 shares may be acquired by Spencer Clarke upon exercise of warrants,
(c) 246,869 shares of our common stock underlying convertible promissory notes issued by us, (d) 1,620,300 shares which may be acquired upon exercise of warrants we issued in connection with the promissory notes, and (e) 65,000 shares issued to a creditor.


Summary Financial Information

The following table summarizes our statements of loss and balance sheet data for and as of the periods indicated. The summary should be read in conjunction with Management's Plan of Operation and our financial statements and notes thereto included in the Incorporated Documents. The amounts for the fiscal years ended September 30, 2003 and 2004 have been derived from our audited financial statements.




                                 Six Month ended                   Fiscal Year ended           From inception
                                     March 31,                       September 30,             to  March 31,
                                2005            2004               2004            2003            2005
                            (unaudited)      (unaudited)                                        (unaudited)
                            -------------  -------------       -------------   ------------   ---------------

Revenues                     $         -     $         -          $         -    $          -    $      12,825

Loss from operations         $ (3,760,434)   $(1,745,481)         $(3,456,228)   $(3,545,420)    $(25,448,435)

Net loss                     $ (3,760,434)   $(1,745,481)         $(3,456,228)   $(3,692,392)    $(25,595,407)
                             -------------   ------------        --------------   ----------    ---------------
Net loss attributable to
    stockholders             $ (3,760,434)   $(1,745,481)         $(3,456,228)   $(3,692,392)    $(25,595,407)
                             =============   ============        ==============  ============   ===============
Basic and diluted net loss
    per share                $     (0.14)         $(0.07)              $(0.13)        $(0.15)
                              ===========     ============         ============   ===========
Weighted average shares
 outstanding used in
 basic and diluted net
 loss per share
 calculations                  26,839,146     25,452,712           25,872,662    24,186,803
                             =============   ============          ===========    ==========



                                        March 31, 2005
Balance Sheet Data                       (unaudited)
                                       --------------
Cash                                     $    64,334
Working capital (deficiency)             $(3,866,477)
Total assets                             $ 1,686,474
Total liabilities                        $ 6,519,799
Total stockholders' capital deficiency   $(4,833,325)


                                  RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information, including risks, contained elsewhere in this prospectus, before you decide whether to buy our common stock. If any of the described events actually occur, our business, financial condition and results of operations would likely suffer and the market price, if any, of our common stock would decline. In such case, you may lose all or part of your investment.

BECAUSE WE HAVE NO OPERATING HISTORY, THERE IS NO BASIS ON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS. Prospective investors customarily consider a company's operating history as a factor in determining whether to make an investment. Prospective investors who decide to purchase our shares may have decided not to purchase the shares if they had an operating history to review.

WE HAVE HAD LOSSES SINCE INCEPTION AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. We incurred net losses of $3,456,228, $3,692,392 and $5,970,574 during the fiscal years ended September 30, 2004, 2003 and 2002, respectively. During the six months ended March 31, 2005, we had a net loss of $3,760,434. Since our inception through March 31, 2005, we have incurred aggregate net losses of $25,595,407. Any future operations may not be sufficient to generate the revenues necessary to reach profitability.

UNLESS WE OBTAIN ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO PAY OUR AUDITORS FOR THEIR SERVICES. If the auditors are not fully paid, they will likely refuse to do any additional work necessary to file certain periodic reports with the SEC. The timely filing of such reports is one of the conditions to the obligation of Cornell Capital Partners to purchase our shares under the Standby Equity Distribution Agreement. In addition, if we fail to timely file the requisite reports, we will have violated the reporting requirements of the Securities Exchange Act of 1934.

BECAUSE OF OUR LIMITED CAPITAL, UNLESS WE OBTAIN SUBSTANTIAL ADDITIONAL CAPITAL WE MAY NOT HAVE SUFFICIENT CAPITAL TO ENGAGE IN OUR PROPOSED BUSINESS ACTIVITIES. On March 31, 2005, we had current assets of $1,619,411 and current liabilities of $5,485,888. We do not have adequate capital to further fund, develop or explore our proposed business activities.

There Can Be No Assurance That Cornell Capital Partners Will Comply Or That We Will Be Able To Comply With The Terms Or Satisfy The Conditions Of The Standby Equity Distribution Agreement Or That The Conditions To Cornell Capital Partner'S Obligations Will Be Satisfied. Furthermore there can be no assurance that Cornell Capital Partners will have the financial resources to comply with the Agreement. Furthermore, Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock. Even if Cornell Capital Partners does purchase the full amount of shares from us under the Standby Equity Distribution Agreement and Spencer Clarke exercises all of the warrants that we may issue to it, we will still require substantial additional capital to implement our business plan.

In order for us to begin to engage in marketing and rollout of WWTs and WindStor energy systems, we will require a minimum additional capital of approximately $5 million.

Neither we nor our subsidiaries will be able to continue development or administrative functions for more than a few months unless substantial additional funding from Cornell Capital Partners or otherwise becomes available. There can be no assurance we will obtain adequate funding, if any, or that the terms of any such funding will not be unfavorable to us. Our ability to engage in the business activities described below is dependant upon our acquisition of significant funds.

BECAUSE OF OUR LIMITED CAPITAL, UNLESS WE OBTAIN SUBSTANTIAL ADDITIONAL CAPITAL WE MAY NOT HAVE SUFFICIENT CAPITAL TO CONTINUE AS A GOING CONCERN. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our auditors have included a statement to that effect in their report dated January 12, 2005.

IF CERTAIN PAYMENTS ARE NOT MADE WHEN DUE, WE COULD LOSE OUR MINING CLAIMS FOR THE LAC DORe VANADIUM/TITANIUM DEPOSIT. Subsequent to December 31, 2004, Lac Dore Mining Inc., which is one of our wholly owned subsidiaries, did not remit scheduled quarterly repayments of approximately $106,000 due under two separate interest free loan agreements with the Government of Canada. These loans are unsecured and are the obligations solely of Lac Dore Mining Inc. Quarterly payments that would have been due in March, 2005 were deferred until September 2005 by agreement of the lender. As a result, there is currently no default under these obligations as restructured, but if subsequent payments are not made when due, a default will occur that would give the lender the right to demand immediate repayment of all amounts due.

ALTHOUGH WE INTEND TO OBTAIN ADDITIONAL CAPITAL PRIMARILY THROUGH THE SALE OF EQUITY SECURITIES TO BE ISSUED BY US, WE CANNOT ASSURE YOU THAT ADDITIONAL FINANCING WILL BE AVAILABLE ON TERMS NOT UNFAVORABLE TO US, IF AT ALL. It is difficult and very often impossible for development stage companies to obtain adequate financing on any terms.

IF WE RAISE ADDITIONAL FUNDS THROUGH THE ISSUANCE OF OUR EQUITY SECURITIES, THE PERCENTAGE OWNERSHIP OF OUR STOCKHOLDERS WILL BE REDUCED, WE MAY UNDERGO A CHANGE IN CONTROL AND STOCKHOLDERS MAY EXPERIENCE DILUTION WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF THEIR COMMON STOCK. One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings and other financial items. Our Board of Directors has authorized a private offering of our equity securities at prices determined by our President in order to seek $20 million of additional capital. There can be no assurance that the offering can be completed on terms not unfavorable to us, if at all. In addition, our Board of Directors may, subject to stockholder approval, authorize an increase in the number of shares we may issue. If a public market is sustained for our shares, a material amount of dilution can be expected to cause the market price of our shares to decline. Furthermore, the public perception of future dilution can have the same effect even if the actual dilution does not occur.

WE MAY HAVE INCURRED SIGNIFICANT CONTINGENT LIABILITIES THROUGH OFFERS AND SALES OF OUR EQUITY SECURITIES. Since September 30, 2003, we sold 1,078,556 shares of our common stock for both cash and non cash consideration at prices ranging from $0.82 to $2.50 per share. The weighted average price per share was $1.32. During the same period, we sold; debt in the form of convertible promissory notes, options and warrants which permit the holders to obtain an aggregate of 3,379,463 shares of our common stock at conversion or exercise prices ranging from $.75 to $3.00 per share. If we did not comply with applicable securities laws in connection with the offer and sale of securities during the period, as well as prior periods, we could incur civil, administrative and criminal liabilities and we could be required to refund the purchase price, plus interest. In response to a letter from a regulatory agency of the state of Michigan, we have provided it with certain information concerning the offer and cash sale of our shares and promissory notes. We believe that since December 31, 2002, we have sold an aggregate of 9,000 shares of our common stock to two Michigan investors for approximately $7,253 in violation of the registration provisions of the Michigan Uniform Securities Act. We made an offer to those investors to refund their purchase price with interest at 6% per year from the date of payment. The investors did not accept our offer.

IF WE VIOLATED CERTAIN SECURITIES LAWS, WE MAY NOT NOW BE ABLE TO PRIVATELY OFFER OUR EQUITY SECURITIES FOR SALE. Any offering of our equity securities in or from the United States must be registered with the SEC or be exempt from registration. If our prior offers and sales were not exempt from registration, it is likely that they would be deemed integrated with future offerings unless we do not offer equity securities for at least six months. In the event of such integration, we would only be permitted to offer and sell equity securities after we file one or more new registration statements with the SEC and the registration statements have become effective. The registration process is both expensive and can be expected to take at least several months and would substantially hinder our efforts to obtain funds.

BECAUSE OUR PROPRIETARY TECHNOLOGIES PROCESSES MAY PROVE INEFFECTIVE OR UNFEASIBLE, WE ARE UNABLE TO DETERMINE IF OUR ENGINEERING AND TEST RESULTS CAN BE DUPLICATED IN COMMERCIAL PRODUCTION. We intend to rely heavily on the success of our proprietary technologies. We have conducted and plan to continue to conduct limited laboratory and practical testing of the technologies. If our proprietary technologies ultimately prove ineffective or unfeasible, we may not be able to engage in commercial production of our products or we may become liable to our customers in amounts that we will be unable to sustain.

WE HAVE NOT BEEN ISSUED ANY PATENTS AND WILL NOT FILE FOR PATENTS ON CERTAIN CAPABILITIES AND PROCESSES THAT WE CONSIDER INTELLECTUAL PROPERTY. IN THE ABSENCE OF PATENT PROTECTION, SIMILAR TECHNOLOGY COULD BE DEVELOPED INDEPENDENTLY BY A THIRD PARTY WHICH COULD MATERIALLY HARM US. Alternatively, if we successfully establish a commercially viable position in any market, third parties may independently develop similar technology which could undercut our market position, particularly if the third party has greater experience and resources than we do. In addition, any measures that we may take to protect our technology may prove inadequate, which could result in the eventual use of our proprietary technology by competitors.

IF OUR PROPRIETARY TECHNOLOGIES ARE SUCCESSFUL, CURRENT AND NEW COMPETITORS COULD ENTER THE MARKET(S) WHICH WOULD MATERIALLY DIMINISH THE VALUE OF OUR TECHNOLOGIES. Any success of our technologies can be expected to generate greater interest, which would likely lead to increased competition. Increased competition would lessen the benefits we may derive from our proprietary processes. If other products enter the marketplace that are technologically superior to our products, the then value, if any, of our products will be diminished.

IF WE FAIL TO OBTAIN NEEDED GOVERNMENTAL APPROVALS OR ENCOUNTER SIGNIFICANT DELAYS IN OBTAINING OR RENEWING GOVERNMENTAL PERMITS OR APPROVALS, WE MAY NOT BE ABLE TO ENGAGE IN OUR PROPOSED BUSINESS ACTIVITIES. Obtaining necessary permits and approvals could be a complex and time-consuming process involving numerous local, state, provincial and federal agencies. The duration and success of each permit and/or approval effort may be contingent on many variables not within our control, such as new permit requirements or a change in governmental policy or government leadership. There can be no assurance that governmental permits and/or approvals will be issued and/or retained or be issued without conditions that could materially harm our business operations.

Compliance with laws and regulations may require significant capital outlays or delays, which may negatively affect operations or may cause material changes or delays in our intended operations. Further, new or different standards (environmental or otherwise) imposed by governmental authorities in the future could materially harm our business operations.

In addition, governmental regulations may negatively impact us indirectly. For instance, wind turbine site locations and products using high-purity vanadium may become subject to new regulations. These regulations may curb the market appeal for our products if the regulations make the purchase or use of such products so expensive or complex that other products gain a competitive advantage because they are not subject to such regulatory constraints and are therefore less expensive or less burdensome to purchase or use. We are not able to predict whether new governmental regulations will arise and, if so, what form these regulations will take.

BECAUSE WE HAVE ONLY ENGAGED IN THE PRELIMINARY EVALUATION PART OF THE EXPLORATION STAGE FOR THE LAC DORe DEPOSIT, THERE CAN BE NO ASSURANCE THAT A COMMERCIALLY VIABLE MINERAL DEPOSIT EXISTS ON ANY OR ALL OF THE PROPERTY. Further exploration, for which we do not have the funds, will be required before a final evaluation as to the economic and legal feasibility of the deposit is determined. Furthermore, if we ever make the determination, there can be no assurance that it will be accurate.

OUR COMMON STOCK MAY BE ADVERSELY AFFECTED BY LIMITED TRADING VOLUME AND THE MARKET PRICE MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY NEGATIVELY AFFECT OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop or be sustained. An absence of an active trading market can be expected to adversely affect our stockholders' ability to sell their shares. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that our share price will decline. We cannot predict whether the market for our shares will be stable or appreciate over time.

BECAUSE OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK," OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES IN A PUBLIC MARKET MAY BE SIGNIFICANTLY IMPAIRED BY THE SEC'S PENNY STOCK RULES. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is or becomes subject to the penny stock rules. In addition the burdens imposed upon broker dealers by the penny stock rules may discourage broker dealers from effecting transactions in our common stock, which could severely limit its liquidity.

BECAUSE OF THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK BY A SMALL NUMBER OF STOCKHOLDERS, IT IS UNLIKELY THAT ANY OTHER HOLDER OF COMMON STOCK WILL BE ABLE TO AFFECT OUR MANAGEMENT OR DIRECTION. On June 30, 2005, our directors, officers and certain of their affiliates were deemed to beneficially own approximately 40% of our outstanding common stock. Accordingly, if these stockholders act together as a group, they would most likely be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation and bylaws and the approval of significant corporate transactions. The existence of ownership concentrated in a few persons may have the effect of delaying or preventing a change in management or voting control. Furthermore, the interests of our controlling stockholders could conflict with those of our other stockholders

BECAUSE NONE OF OUR OFFICERS HAS HAD PRIOR EXPERIENCE IN OUR PROPOSED BUSINESS ACTIVITIES, THEIR JUDGMENT AS IT RELATES TO THOSE ACTIVITIES MAY NOT BE SOUND. OUR PROPOSED BUSINESS ACTIVITIES ARE OF A HIGHLY TECHNICAL NATURE. The success of technical businesses is generally determined in substantial part by the prior experience of its executive personnel.

BECAUSE WE ARE IN ARREARS IN THE PAYMENT OF SALARIES TO OUR EXECUTIVE OFFICERS AND EMPLOYEES OF OUR SUBSIDIARIES, ANY OR ALL OF THEM MAY RESIGN AND WE MAY BE LIABLE FOR ADDITIONAL PAYMENTS IN WHICH CASE WE COULD BE MATERIALLY ADVERSELY AFFECTED. The aggregate arrearage on June 30, 2005 was approximately $353,000. Our employment agreements with our executive officers provide that if we breach any provision of a respective agreement and the breach is not cured by us within 15 days after receipt of written notice of the breach, the officer shall be entitled to receive his base salary for a period of three years and all other rights and benefits the employee may have under our senior executive benefit, bonus and/or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

BECAUSE EACH OF OUR EXECUTIVE OFFICERS MAY VOLUNTARILY TERMINATE HIS EMPLOYMENT WITH US AT ANY TIME ON AT LEAST 30 DAYS PRIOR WRITTEN NOTICE TO US, WE CAN NOT BE SURE IF ANY OF THEM WILL MAINTAIN THEIR POSITION WITH US FOR THE FORESEEABLE FUTURE. In the event any of our executive officers terminate their employment with us, we may not be able to find suitable replacements on similar terms, if at all.

BECAUSE OUR BUSINESS PLAN IS HEAVILY DEPENDENT ON THE SUCCESS OF NEW AND UNTRIED PRODUCTS SUCCESSFULLY ENTERING THE MARKET PLACE, WE CAN NOT BE SURE THAT THEY WILL PERFORM AS WE ANTICIPATE. No determination can be made with reasonable certainty until the products have been produced, installed and utilized in the field in significant quantities.

ALTHOUGH WE PLAN ON ACQUIRING AND MAINTAINING COMMERCIAL INSURANCE TO REDUCE SOME OPERATING HAZARD RISKS, SUCH INSURANCE MAY NOT BE AVAILABLE TO US AT ECONOMICALLY FEASIBLE RATES, IF AT ALL. In the absence of suitable insurance, we may be exposed to claims and litigation which we will not be financially able to defend or we may be subject to judgments which may be for amounts greater than our ability to pay.

BECAUSE WE PLAN TO RELY ON INDEPENDENT THIRD-PARTY MANUFACTURERS TO FABRICATE THE WWT AND WINDSTOR PRODUCTS, SUPPLIER CAPACITY, SHORTAGES IN NECESSARY RAW MATERIALS, WORK STOPPAGES AND TRANSPORTATION PROBLEMS COULD MATERIALLY, ADVERSELY AFFECT OUR BUSINESS. Any delay in initiating production at third-party facilities, any inability to have new products manufactured at these facilities or any failure to meet our customers' demands could damage our relationships with our customers and may decrease our sales.

WE HAVE BROAD DISCRETION IN THE APPLICATION OF PROCEEDS WHICH WE RECEIVE IN CONNECTION WITH THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE EXERCISE OF THE WARRANTS, WHICH MAY INCREASE THE RISK THAT THE PROCEEDS WILL NOT BE APPLIED EFFECTIVELY. Because of the uncertainty of the timing of our receipt and the amount, if any, of the proceeds, we have not definitively determined specific uses for them. Accordingly, investors will be relying on our management's judgment with only limited information about our specific intentions regarding the use of proceeds. Our failure to apply the funds effectively could have a material adverse effect on our business, results of operations and financial condition.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN FUTURE EQUITY OFFERINGS. SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET DURING AND FOLLOWING THIS OFFERING, INCLUDING SALES MADE BY THE SELLING STOCKHOLDERS, CAN BE EXPECTED TO LOWER THE MARKET PRICE OF OUR COMMON STOCK. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 17,521,924 shares held by persons who are not our affiliates on June 30, 2005, approximately 13,813,617 shares were freely tradable without restriction or further registration under the Securities Act of 1933. In addition, approximately 3,550,562 additional shares were then eligible to be sold in accordance with Rule 144 under that Act and approximately 127,245 more shares will be able to be sold within the ensuing twelve month period. All of the shares to be sold by the selling stockholders in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

ANTI TAKEOVER PROVISIONS COULD MAKE A THIRD PARTY ACQUISITION OF US DIFFICULT WHICH MAY ADVERSELY AFFECT THE MARKET PRICE AND THE VOTING AND OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. Certain provisions of the Delaware General Corporation Law may delay, discourage or prevent a change in control. The provisions may discourage bids for our common stock at a premium over the market price. Furthermore, the authorized but unissued shares of our common stock are available for future issuance by us without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to our stockholders. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares above the then market price.

The existence of authorized but unissued and unreserved shares may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.


                           FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements in this prospectus include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) outcome of regulatory matters and (f) our anticipated needs for funds. The statements may be found under "Management's Plan of Operation" and "Proposed Business," as well as elsewhere in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the events expressed or implied by the forward-looking statements will in fact occur.

The forward looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                                USE OF PROCEEDS

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. As more fully described in this prospectus however, we expect to receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement and upon exercise of warrants. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $15 million. Reference is made to the table below for the approximate amount of net proceeds. The maximum amount of each sale is $625,000, and we may not notify Cornell Capital Partners of any sale to be made by us to Cornell Capital Partners within seven trading days of a prior such notice.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below which we may receive subsequent to the date of this prospectus under the Standby Equity Distribution Agreement and upon exercise of warrants in the order of priority. Although the exercise price of all warrants which may be issued to Spencer Clarke has not yet been determined, it will not be less than the weighted average price computed under the Standby Equity Distribution Agreement, which for this example has been set at $1.00 per share. The amounts in table below are based upon the assumption that the exercise price will be the price so computed.

The amounts in the tables are based upon estimated offering expenses of $160,000. These amounts are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds. For purposes of the table, we have assumed that the exercise price of the warrants is the weighted average price computed as described above.



Gross proceeds  $4,771,494	$9,542,989	$18,553,478
-------------------------------------------------------------
Net proceeds 	$4,048,994 	$8,257,989 	$16,143,478

                                USE OF PROCEEDS




USE                      AMOUNT          AMOUNT           AMOUNT
-------------------  -------------    ------------     ------------
Repayment of
convertible
promissory notes,
including interest   $   97,000	      $   97,000	$    97,000

WindStor Commercial
Installations 	     $1,000,000	      $4,000,000	$10,000,000

Repayment of loans
from Cornell Capital
Partners	     $2,200,000       $2,200,000 	$ 2,200,000

Working capital and
other corporate
purposes	     $  751,994	      $1,960,989	$ 3,846,478
                    -------------    -------------     ------------
Total	             $4,048,994	      $8,257,989	$16,143,478
                    =============    =============     ============

As more fully discussed under the caption "The Standby Equity Distribution Agreement and Related Transactions," we have borrowed an aggregate of $3,500,000 from Cornell Capital Partners and issued our promissory notes to Cornell Capital Partners in such aggregate amount. As of the date of this prospectus, approximately $2,200,000, inclusive of $75,000 of accrued interest, remained unpaid. The proceeds of those loans were used as follows:

Funding Fees/Repayment -     Technology Development    Kelsey Lake   Accounts payable,
(Spencer Clarke, Cornell,    (WindStor Wind Turbine    Reclamation   marketing and
Convertible repayments,       and supporting tech)                   supporting costs
loan payments)
---------------------       -----------------------    ------------  -----------------
    $964,070 		          $894,000 		 $376,700 	$1,265,230
====================        =======================    ============  =================


To the extent that the $93,000, plus approximately $4,000 in interest, in promissory notes held by selling stockholders are converted into shares of our common stock or warrants to be issued to Spencer Clarke are exercised, the amount allocated to working capital and other corporate purposes will be increased.

Because we have broad discretion in the application of proceeds, the risk that the proceeds will not be applied effectively is increased. Pending use, we may invest the net proceeds in short term, investment grade debt instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                         MANAGEMENT'S PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly under the caption "Risk Factors."

      WindStor

With adequate funding, we intend to build, install and operate WindStor(sm), a "Green Energy" electricity management system that is intended to provide customers with electricity at fixed, long-term, rates by generating electricity at the customer's location with a WindStor Wind Turbine "WWT", designed by Dermond, Inc., and distributed via our proprietary "System Integrator" ("WindStor"). We believe the planned markets for WindStor exist in adequate size to provide the opportunity for penetration of our products leading to profitable operations. Because WindStor components and systems are in the design stage and only a working prototype has been built, there can be no assurance that the technology will work as expected or that any WindStor will perform to the extent that we anticipate or will be commercially viable.

In special cases, we may elect to sell WindStor rather than retain ownership.

Since October 30, 2004, we have been testing a 100 kilowatt (kW) WindStor Wind Turbine (WWT) prototype at the Universite du Quebec en Abitibi-Temiscamingue, in Rouyn-Noranda, Quebec Canada, our long term research and development site. Rouyn-Noranda is the home of, or near, several of our key engineering and specialty component manufacturing companies. The WindStor system will be donated to the Universitie at the earliest of the end of our testing or May 31, 2015.

We have completed engineering of a 200 kW WWT that is the planned configuration for our commercial device.

We intend to configure WindStor systems as "Projects." WindStor system(s) within a Project will be built according to the electricity power needs of the user. A wide variety of Project configurations are expected. For example, one Project installation may require a 200 kW WWT and 200 kWs of energy storage, a System Integrator and other components and costs to install the system; while another WindStor Project may require multiple WWTs, a larger battery and a System Integrator. Consequently, WindStor Projects will have different installed costs and performance matrices.

We plan to retain ownership of the majority of commercial WindStor systems which may be installed in customers' locations. Our plan is that a McKenzie Bay company will own at least a majority of each Project. We intend to retain control of the technology and benefit from the long term revenue generation anticipated by each WindStor Project. WindStor Project majority ownership will require additional capital beyond any proceeds we may receive under the Standby Equity Distribution Agreement and exercise of warrants. We intend to arrange for debt to be borrowed to fund a portion of each Project. There can be no assurance that we will be successful in obtaining debt financing on terms not unfavorable to us, if at all.

We have formed WindStor Power Co. (WPC) as a wholly owned subsidiary of McKenzie Bay International Ltd., to conduct the marketing, WindStor system assembly and installation coordination, and system operation and administration of each WindStor Project. To the extent that funding becomes available, WPC will be funded by McKenzie Bay International Ltd. initially, with expectations that revenues from WindStor Projects will exceed the costs of Project operations and allow WPC to fund ongoing Project development.

We have entered into non-binding letters of intent with twenty entities for commercial installations of WindStor, dependent upon satisfactory testing of wind power at the respective location to provide sufficient electricity production from a WWT to create an economically feasible WindStor facility. While wind testing is being conducted, zoning, permitting and site location issues will be addressed. If wind power is sufficient, all regulatory issues are resolved, site plans are approved, we are able to obtain adequate financial resources, we successfully obtain working prototypes and pricing terms are agreed upon by prospective customers, we intend to begin to install WindStor systems.

If we are successful in obtaining equity funds to be utilized in connection with WindStor, we intend to allocate them as follows (based on the maximum amount of proceeds received):


Installation of WindStor 	$10,000,000

Repayment of promissory
notes and other
corporate purposes              $ 6,143,478
---------------------------------------------
           TOTAL	        $16,143,478
                                =============

        Lac Dore Mining Inc.

We have decided to seek a buyer or strategic partner to take over the Lac Dore project. We believe our managerial and financial focus will be better directed at commercializing WindStor. We have hired an investment banking firm to assist us with a divestiture of Lac Dore.

If we are unsuccessful in identifying a buyer or strategic partner for Lac Dore, we intend to maintain the claims and will reevaluate our options.

       Cash Requirements for 2005 Fiscal Year Administrative Costs

To date our activities have been funded primarily through the sale of equity securities and financial assistance from Canadian governmental agencies in the form of loans and grants. As noted above, we must obtain substantial additional capital to engage in our proposed business.

Our cash requirements for administrative costs for the balance of fiscal year ending September 30, 2005 (including direct support of subsidiary operations) follows:

                     Use	                Amount
                 ------------               ------------
                 Employee salaries	     $  383,000

		 Professional costs
		 (includes consultants,
    		 outside accountants,
    		 independent auditors
                 and legal counsel)          $  147,000

                General and administrative
                (includes lease obligations,
                travel and other
                administrative costs,
                plus costs in arrears)	     $2,000,000

Neither we nor our subsidiaries will be able to continue commercial or administrative functions for more than a few months unless substantial additional funding from Cornell Capital Partners or otherwise becomes available.

As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern.
Our auditors have included a statement to that effect in their report dated January 12, 2005

We cannot be sure that we will be able to obtain adequate financing from outside sources to fund our proposed operations. If we are unable to obtain the necessary funding, we will not be able to continue to operate.

      Additional Employees

We will need to add a number of employees to Dermond in anticipation of successful WWT and WindStor prototype testing. Additions include, project managers, mechanical, aeronautic and electrical engineers and administrative personnel. We recently hired a president and project manager, to direct the business and oversee vendor relationships and WindStor Power Co. installations, respectively. WPC and McKenzie Bay International, Ltd. intend to add administrative personnel, including a controller. WindStor Power Co. is a wholly owned subsidiary of McKenzie Bay International, Ltd.

      Revenues

For the fiscal year ended September 30, 2004, and six-month period ending March 31, 2005, we did not generate any revenues.

      Expenses

Expenses, for comparative periods, before depreciation, amortization, gain/(loss) on assets sales and interest expenses decreased $224,939 ($3,230,033 vs. $3,454,972) for the year ended September 30, 2004 as compared to the year ended September 30, 2003. This decrease resulted primarily from decreases in exploration expenses (reduced $418,398) and professional fees (reduced $184,023). Offsetting these reductions were increases in management wages and benefits (increased $485,647) although almost $480,000 of the increase was a non-cash award of stock-based compensation.

For the six months ended March 31, 2005, compared to the same six month period ended March 31, 2004, expenses before depreciation, amortization, gain/(loss) on asset sales and interest expense increased $891,927. This increase in operating expenses occurred from increases in research, development and exploration expenses (increased $1,304,786), management wages and benefits (increased $163,284 after adjusting 2004 for $785,796 in stock-based compensation costs), professional fees (increased $173,568) and travel and promotion (increased $53,220).

      Net Loss

For the year ended September 30, 2004, net loss was ($3,456,228), compared to a net loss of ($3,692,392) for the year ended September 30, 2003. For the six months ended March 31, 2005, net loss was ($3,760,434) compared to a net loss of ($1,745,481) for the six months ended March 31, 2004. During the six months ended March 31, 2005, we recognized approximately $1,230,000 in amortization expense related primarily to valuation adjustments of debentures converted to equity and related deferred finance charges.

     Liquidity and Capital Resources

Our ability to satisfy current obligations depends in substantial part upon our ability to raise additional capital and, ultimately, the entry of WindStor into the market and reaching a profitable level of operations. There is no assurance that capital can be obtained to fulfill our capital needs. Without the sale of additional common stock, we will be unlikely to continue operations.

The shortfall of working capital increased from ($2,101,708) as of September 30, 2004, to ($3,866,477) as of March 31 2005. This shortfall increase for the period resulted from operating expenses in excess of capital raised to satisfy these expenditures and the addition of approximately $2,500,000 in promissory notes due to Cornell Capital Partners which we anticipate will be repaid by the sale of our stock to Cornell Capital Partners.

     Off-balance sheet arrangements

We have no off-balance sheet financial arrangements and do not foresee any during the next 12 months.

                               PROPOSED BUSINESS

Background

Prior to July 2003, we intended to primarily engage in the exploration of our Lac Dore vanadium deposit in Chibougamau, Quebec. Based upon a market study, undertaken as part of a preliminary feasibility study by SNC-Lavalin, dated April 2002, we believe that successful introduction of new vanadium-based bulk-energy storage devices (large batteries) could generate increased demand for vanadium, which may make exploitation of the Lac Dore deposit economically feasible. To date, however, the limited sales growth of vanadium batteries has not generated the demand for vanadium which we anticipated. We cannot forecast when, if ever, any meaningful increase in sales for vanadium based batteries may occur. In order to retain full rights to the claims in the deposit, we must perform and/or fund certain exploration and development-related work as specified by applicable regulations or we must pay a total of approximately $38,000 per year.

Because of our belief in the growing interest in alternative energy generation devices, we altered our business plan in July 2003 to concentrate on wind powered alternative energy systems. As more fully described below, we have decided to seek a buyer or strategic partner for the Lac Dore deposit.

We do not have the capital to further fund or develop any of our proposed business activities related to wind powered alternative energy systems. Although we have been and are currently seeking funding, there can be no assurance that we will receive adequate funding, if any, or that the terms of any such funding will not be unfavorable to us. Other than our Standby Equity Distribution Agreement with Cornell Capital Partners which is subject to conditions we may not be able to satisfy, we have not received any commitment for funding. Our ability to engage in the business activities described below is dependant upon our acquisition of significant funds. We are in the development stage with respect to wind powered alternative energy systems.

We have never realized any meaningful revenues. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our auditors have included a statement to that effect in their report dated January 12, 2005.

Wind Powered Alternative Energy Systems

     Acquisition of Dermond Inc.

On February 12, 2002, we acquired all of the outstanding shares of common stock of Dermond Inc., a Canadian corporation formed in 1996 from Jacquelin Dery and Laurent Mondou. Dermond owned the technology referred to as the WindStor Wind Turbine. The technology relates to improvements to the Darrieus style vertical axis wind turbine, a generator assembly to produce electricity and a self-erecting structure for the wind turbine. The purchase price consisted of:

o  The issuance to each of the sellers of 50,000 shares of our common stock;
o  The payment to each of the sellers of CDN $25,000.

In connection with the purchase, we entered into an employment agreement and royalty agreement with each of the sellers. Pursuant to the employment agreements, the sellers are employed as Vice Presidents of Dermond until February 12, 2007, subject to additional periods of one year each unless a party gives requisite notice of termination. Each of the employees is entitled to receive an annual salary of CDN $65,000 (approximately $53,940 U.S. on June 30,
2005) which will increase to CDN $85,000 (approximately $70,540 U.S. on June 30,
2005) upon our first sale of a Dermond Wind Generator. On June 30, 2005, we were approximately $9,200 U.S. in arrears in the payment of salaries to each of Messrs. Dery and Mondou

Pursuant to the royalty agreements as subsequently amended, we will pay each of the sellers a royalty of CDN $6,000 upon the installation of each Dermond Wind Generator utilizing the technology developed by Dermond. The royalty will be payable with respect to each such installation, whether upon sale or lease of the turbine, or upon installation to allow WindStor Power Company to sell the electric power generated by the turbine. The royalties will be payable with respect to all such installations during the 10-year period commencing with the first commercial installation of a Dermond Wind Generator.

     Wind Turbine Technology

Differential heating of the earth's surface by the sun causes large air masses to move continuously about the surface of the earth. The masses move with such velocity that they possess significant amounts of kinetic energy. Wind turbines have been used to convert the kinetic energy of the moving air mass to electricity.

According to the American Wind Energy Association, horizontal axis wind turbines dominate the wind turbine market and are used in more than 95% of wind generating applications around the world. Power production size of horizontal axis wind turbines generally ranges from approximately 1 kilowatt (kW) to approximately four megawatts (MW). The predominant aerodynamic principle employed by wind turbine technologies for operation is lift. As wind attempts to pass by the wind turbine, its blade design causes the wind to accelerate over one surface of the blade, creating a low pressure area on that surface which tends to pull the blade in its direction. Typical wind turbine blade design varies the lift-pulling action over the blade surface causing rotation, the basis for wind power functionality.

Several natural factors affect a wind turbine's production of electricity, including temperature, wind direction consistency and wind speed, the most important turbine performance criteria. Typically, at the same location, wind speeds will be greater as the height from ground level increases. Configured in single to multi-blade propellers, horizontal axis wind turbine design requires the turbines to be elevated into the air to allow propeller rotation. Vertical axis wind turbine designs have historically been primarily ground mounted. Horizontal axis wind turbines' dominance of the market today is based on superior performance from their ability to access higher velocity winds at elevation. A horizontal axis wind turbine, however, must incorporate a "yaw" mechanism, which generally consists of an electric motor that turns the propeller section into the direction of the wind to adjust to shifts in wind direction.

French inventor Georges Jean Marie Darrieus filed the first patent for a modern type of vertical axis wind turbine in France in 1925 and in the United States in 1931. His name is synonymous with the majority of vertical axis wind turbine designs of today which are referred to as "Darrieus" style. Vertical axis wind turbines are very difficult to mount high on a tower to capture the higher level winds. Accordingly, they are usually forced to accept the lower, more turbulent winds and produce less in possibly more damaging winds.

At the onset of the Arab oil embargo in 1973, the U.S. Atomic Energy Commission, a predecessor to the current Department of Energy, asked Sandia National Laboratories, a national United States laboratory devoted to engineering research and development, to investigate and develop alternative energy sources. Sandia's engineers began to look into the feasibility of developing an efficient wind turbine that industry could manufacture. National Research Council Canada shared its development work with Sandia and a North American effort to develop the Darrieus technology began.

In the late 1970's, five companies, including FloWind Corporation, began production, commercialization and installation of modern Darrieus wind turbines, culminating in a fleet of nearly 900 vertical axis wind turbines, primarily located in the Altamont and Tehachapi passes of California, and India. All of the vertical axis wind turbine commercial enterprises have since ceased production. We are not aware of the reasons why production ceased.

     Potential Wind Turbine Markets

Approximately 8,133 MW of new wind power capacity was installed worldwide in 2003, increasing generating capacity by approximately 26% and increasing total wind power installation to over 39,000 MW, enough to power 9 million average American homes. Global wind power capacity rose approximately 301% over the five-year period ended in 2003, growing from 9,800 MW to almost 39,300 MW.

Wind is the world's fastest-growing energy source, with installed generating capacity increasing by an average of 32% annually during that five-year period.

Approximately 90% of the additional wind power capacity installed in 2003 was in Europe and the United States. India added 408MW (5%), the largest single addition outside the European and United States markets. The countries with the most wind power capacity are Germany - by far the largest market, in spite of a slight decline in the rate of new installations - followed by the United States, Spain, India and Austria. A number of countries, including the Netherlands, Italy, Japan, and the UK, now have several hundred megawatts installed and are nearing the 1,000 MW mark

Substantially all of the wind energy described above is sold to utilities providing electricity to their customers. In addition to adding supply to a utility grid, which is the primary market for wind generated electricity, we believe that supplying power to off-grid communities and urban, commercial rate paying buildings may constitute potential market opportunities for wind generated power.

The factual data under this sub caption was compiled by the American Wind Energy Association and European Wind Energy Association.

There can be no assurance that our wind turbines, if built, will achieve a meaningful amount of commercial acceptance, if any, in any of the potential markets.

     Off-Grid (Islands & Remote Access)

The prohibitive cost of connecting small, remote communities to a utility grid or, in the case of islands, the lack of a typical power generation resource such as coal or nuclear energy, causes thousands of locations worldwide to be dependent upon diesel and gasoline powered generators for electricity. The fuel, operating and maintenance expenses for these generators are extremely high, causing electricity generating costs to be significantly greater than in urban "in-grid" locations.

A document titled "Le Developpement de l'Energie Eolienne au Quebec" ("the development of wind energy in Quebec") dated April 30, 1998, was presented by Hydro-Quebec at a Quebec Government public hearing on the future of wind energy in May 1998. Hydro-Quebec estimated at that time that the potential world wind/diesel (wind generated electricity with diesel generator backup) market outside Canada was estimated at 25,000 MW, with 11,400 MW of existing diesel installations and 13,000 MW to come.

Wind turbines have been introduced to off-grid communities in various locations around the world. We believe the following sites constitute viable off-grid markets;

o Thousands of island and remote mining, logging and other off-grid locations;
o   More than 200 Canadian communities;
o   Approximately 250 off-grid communities in Alaska.

     Urban User Market

We believe that vertical axis wind turbines have the potential to provide building owners, real estate developers, property managers and other users in urban locations a means to reduce the overall cost of electricity. Based upon information compiled by the U.S. Department of Energy, commercial retail rate users in the U. S. alone consume more than 1.4 million MW of electricity annually.

We further believe that vertical axis wind turbines may provide a cost-effective and efficient alternative power supply in commercial buildings, schools, multistory residential dwellings, light industrial businesses and off-grid areas. In addition, we believe that vertical axis wind turbines may also be suitable for peak shaving and load leveling applications.

     Proposed Products

               WWT(sm)

Subject to obtaining sufficient funds, we intend to contract with others for the manufacture of prototype vertical axis wind turbines which we refer to as WindStor Wind Turbine or WWT. The WWT has been designed to utilize the following technology which we have included in our patent application which may result in the following:

o Simplification of installation by reducing the number of onsite elevated assembly steps;

o Improvement in quality of workmanship by allowing more "in factory" assembly;

o  Reduction in overall cost of installation; and

o Relative ease of installation where certain assembly equipment may be unavailable.

A prototype 100 kW test unit WWT was installed in October 2004 at the Universite du Quebec en Abitibi-Temiscamingue, in Rouyn-Noranda, Quebec Canada, our planned long term research and development location. The prototype has generated peak power of 104 kW, at a significantly lower wind speed than its 100 kW rated capacity which is more electricity, at lower wind speeds, than we originally projected. Other testing has not been completed and is ongoing.

Until the prototype has been fully tested, there can be no assurance that the technology will work as expected or that any WWT will perform to the extent that we anticipate or will be commercially viable. If the prototype meets our expectations and we obtain the requisite funding, we intend to have WWTs manufactured for commercial introduction. We are in the process of engineering a 200 kW WWT which is the planned commercial configuration.

The "wind cage," or blade rotating space, of a 100 kW WWT will be approximately 40 feet high and 56 feet wide and is expected to weigh approximately 6,000 pounds. The wind cage of a 200 kW WWT will be approximately 66 feet high and 66 feet wide and is expected to weigh approximately 25,000 pounds. We have selected the 100 kW and 200 kW sizes for our commercial product because the configuration best meets our initial market focus on the urban, remote, limited access and extreme climatic environment markets. We now believe that a 200kW configuration of the WWT will be a better match for the largest of our potential markets, urban areas, and be a good electricity energy generation size for off-grid markets as well. If we are successful in marketing 200 kW WWTs, we intend to develop WWTs having increased electrical output.

Our plan to go directly to commercial installations for the 200 kW WWTs has altered our funding requirements. The terms of potential commercial installations (the number of WWTs and selling price of electricity) are in discussion. We will require significant amounts of capital to install each WWT and for general and administrative expenses. If we are successful in obtaining funds to be utilized in connection with WindStor, we intend to allocate them during 2005 as follows:



           USE	                           AMOUNT
-----------------------------         -----------------
Build & Install WindStor Systems 	$10,000,000

Repayment of promissory notes
and other corporate purposes	        $ 6,143,478
-------------------------------------------------------
                       TOTAL	        $16,143,478
                                        ==============

               WindStor(sm)

We are completing development of an energy system which is intended to integrate and manage WWTs and other electricity generating sources with an energy storage device. We refer to the system as "WindStor." The WWT is an integral part of WindStor and results of WWT testing will have a material affect on the potential for WindStor. Because WindStor components and systems are in the design stage and no prototypes have been built, there can be no assurance that the technology will work as expected or that any WindStor will perform to the extent that we anticipate or will be commercially viable.

WindStor is an electricity management system which will use the Dermond Vertical Axis Wind Turbine to generate electricity. This electricity will be used by the customer as generated or stored in a battery. WindStor's proprietary "System Integrator" will be programmed to distribute electricity to the customer's facility from the lowest cost source at each moment to provide to the customer the least costly source of electricity.

WindStor is designed to constantly monitor electricity demand and supply. We anticipate that, because of the monitoring, WindStor will be able to provide for instant shifting from one power source to another, such as the Vertical Axis Wind Turbine, a battery and either the grid or a backup diesel generator, in order to select the lowest cost source of electricity available at any moment in time and to immediately switch to battery power if other means of power are interrupted from the supply source.

We believe that WindStor can provide a higher quality, lower cost and environmentally friendly alternative electricity source than is presently available for off-grid electricity users dependent upon diesel and gasoline generators. For urban users, WindStor is planned to provide a means for providing a system to store relatively low cost electricity and access that electricity to offset "near peak," "peak" and "demand" charges by grid provided power companies.

The cost to complete design of WindStor is part of the WWT financing described above. If we do not obtain all of the requisite funds, we will not be able to produce or sell any WindStors.

We have entered into agreements with 20 potential users of WindStor systems. The agreements allow us to conduct wind testing of installation sites for WWTs to determine whether WindStor could be economically viable. We intend to utilize a third party to assist us in determining whether WindStor can be economically viable at particular sites. Irrespective of the results and price structure, none of the potential users is under any obligation to purchase or lease any products from us.

             Production

If we are able to reach the production stage, we intend to have all WWTs and WindStors manufactured for us by others. We believe that the necessary parts and components are readily available from numerous suppliers. We further believe that there are numerous manufacturing companies that will be able to manufacture the products for us at reasonable prices.

             Marketing

We intend to market the WWTs and WindStors primarily through non-exclusive independent marketing agents. 20 companies in the United States have entered into agreements with us that provide for a payment to them in the event that one or more WindStors are installed through their efforts. The payment will consist of 5% of WindStor's installed cost payable within 60 days of installation of a system, exclusive of taxes and transportation, or, in most cases, a lump sum payment of $20,000. Certain of the agents will also receive a 2% "carried equity interest" in each WindStor system they sell.

Each of the agents has represented to us that it has expertise in the sale and promotion of energy products.

            Competition

We are not aware of any organization marketing wind turbines or electricity management systems such as the WindStor for the urban, commercial-retail rate user market. Existing alternatives to grid supplied electricity include solar, micro-turbine and diesel generators. These devices are typically used only as minor contributors to location demand or as a standby electricity source in the event of a grid power outage.

Atlantic Orient Corporation, Northern Power Systems and Vergnet offer smaller sized (less than 100 kW) wind turbines in hybrid diesel/wind systems. Atlantic Orient has been designing and installing 10 kW and 50 kW wind-diesel systems for more than 10 years. Atlantic Orient recently installed a system in Wales, Alaska and has previously installed systems in Russia and Africa. Five of its turbines are being used in conjunction with two diesel generators to pump oil in a very remote and cold region in Siberia. Atlantic is designing a turbine called, WindLite, to run with any phase power backup and which can either charge DC batteries or be installed with an inverter to change DC to AC power.

Northern Power Systems has been in the wind turbine business for nearly 25 years and has expertise with electrical energy systems employing a wide range of technologies including wind, photovoltaic (solar energy), and diesel-hybrid power. Northern has developed, in conjunction with NASA, a 100 kW turbine synchronous variable speed generator capable of operating under extreme climatic conditions and installed a prototype in Graniteville, Vermont in 2000. Northern Power offers a wide range of products, including the NorthWind series, which was developed for the U.S. Department of Energy.

French firm Vergnet, over a period of 20 years, has been developing new hybrid wind/diesel/lead-acid battery systems to provide self-sufficient electricity production for remote sites. Vergnet is currently operating a wind/diesel power plant consisting of twenty-five, 60 kW wind turbines in Guadeloupe. Vergnet has installed wind turbines of 15 kW in polar environments and 50 kW in many other places.

The off-grid market attracts a variety of alternative electricity generating technologies. Manufacturers of wind turbines, micro-generators, biomass and fuel cells have installed prototypes in off-grid locations. We believe diesel generators will continue to be the preferred primary off-grid electricity generating source for the foreseeable future, with alternative energy devices and systems only being used to improve power and cost performance, not replacing diesel generators.

Substantially all manufacturers and developers of products that will compete with our products have substantially greater resources than do we. Intense competitive pressures could have a material adverse effect on our proposed business.

Companies with substantially greater expertise and resources than those available to us may develop or market new, similar or virtually identical products that directly compete with us. Competitors may also develop technologies or products that render our products less marketable or obsolete. If we are unable to continually enhance and improve our products, we may be unable to compete with others. We may not be able to successfully enhance or improve any product or develop or acquire new products, because of our limited resources.

          Intellectual Property

In January 2003, we filed a patent application in Canada, Japan and with the European Union, which includes, among other countries, France, Germany, Spain and the United Kingdom. In September 2003, we filed a patent application in the United States and we expect to file patent applications in additional countries. The claims in the patent applications are for:

o A wind system of the type having a rotating shaft perpendicular to the ground;

o  A blade attachment structure for a windmill;

o  A blade for a windmill;

o  A generator assembly for a windmill to produce electricity;

o  A self erecting structure for a windmill; and

o  A method for erecting a self-contained windmill.

We believe that that the claims in the applications represent potential improvements to the Darrieus style vertical axis wind turbines. The potential improvements are in the following areas:

    o	Blade Assembly

The improvements relate to a rotating shaft perpendicular to the ground, comprising three blades positioned in a pre-strained triangular rigid configuration. The potential benefit is allowing the blades to adopt a true troposkein (turning rope) shape at targeted speed, believed to improve vertical axis wind turbine performance.

    o	Blade Attachment Structure

The improvements relate to the attachment of the blades to the rotating shaft using a set of securing elements having a tri-dimensional, triangular configuration designed to maintain a constant troposkein shape. The potential benefit is the minimizing of the dynamic stress on the turning blades which may result in cost savings in the fabrication process and could contribute to extended blade life.

    o	Integrated Direct Drive Generator

The improvements relate to reduction of mechanical losses in geared transmission between the turbine and the generator. The potential benefit is the absence of a speed-increasing device and its replacement by an integrated generator providing for a reduction of the friction between mechanical parts which may increase electrical output and reduce wear.

    o	Self-Erecting Design

The improvements relate to a method for fabrication of a self-erecting wind turbine which may make wind turbines easier to erect.

By letter of January 20, 2004 from the Canadian Intellectual Property Office, we were advised that each of the claims in our patent application was "indefinite" and did not comply with certain relevant provisions of the Canadian Patent Act. In May 2004, we amended and resubmitted our patent application responding to the comments from the Canadian Intellectual Property Office

On December 17, 2004, the Canadian Patent Office further objected to a number of the pending claims and also to indefinite terms used in the claims. On January 21, 2005 we filed a response to the office action including amended claims and arguments addressing the objections raised by the patent examiner.

An office action on the U.S. application was mailed to us on April 5, 2005. The office action objected to a number of claims on the basis of ambiguous language, but indicated that certain claims would be allowable if amended to overcome these objections. We intend to respond to the office action.

There can be no assurance that any patent will be issued, or if issued, that it will include any meaningful claims. Furthermore the validity of issued patents are frequently challenged by others. One or more patent applications may have been filed by others previous to our filing which encompass the same or similar claims. If we do not receive a patent which provides adequate protection for us, we may not be able to manufacture our proposed products in our intended manner.

Because of our limited resources, we may be unable to protect a patent or to challenge others who may infringe upon a patent. Because many holders of patents in the alternate energy industry have substantially greater resources than we do and patent litigation is very expensive, we may not have the resources necessary to challenge successfully the validity of patents held by others or withstand claims of infringement or challenges to any patent we may obtain. Even if we prevail, the cost and management distraction of litigation could have a material adverse effect on us.

Because wind turbines and their related manufacturing processes are covered by a large number of patents and patent applications, infringement actions may be instituted against us if we use or are suspected of using technology, processes or other subject matter that is claimed under patents of others. An adverse outcome in any future patent dispute could subject us to significant liabilities to third parties, require disputed rights to be licensed or require us to cease using the infringed technology.

If trade secrets and other means of protection upon which we may rely may not adequately protect us, our intellectual property may become available to others. Although we may rely on trade secrets, copyright law, employee and third party nondisclosure agreements and other protective measures to protect some of our intellectual property, these measures may not provide meaningful protection to us.

The laws of many foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, if at all.

     Research and Development

During the fiscal years ended September 30, 2004 and September 30, 2003 we expended approximately $994,000 and $629,000, respectively, on research and development and for the six month periods ended March 31, 2005 and March 31, 2004 we expended approximately $1,267,000 and $114,000, respectively, on research and development related to WWTs and WindStor. The expendituresconsisted primarily of engineering for the WWT and the system integrator. The foregoing amounts do not include amounts expended for vanadium refining technology.

     Regulation of Power Projects

          Overview - United States

We propose to own and operate wind powered electric generating facilities to be located on the property of our prospective customers. Our principal prospective customers would be end-users (retail consumers) of electricity, such as commercial office buildings, schools, and government buildings, who would purchase electricity from us. While we do not intend to sell power from our facilities to utilities or other re-sellers or into the open market (wholesale sales), we may do so in specific applications.

The electric industry in the United States is governed by both federal and state law and regulation, with the federal government having jurisdiction over the sale and transmission of electric power at wholesale in interstate commerce, and the states having jurisdiction over the construction of electric generating and transmission facilities and the sale of electricity at retail.

The federal government regulates the electric wholesale and transmission business in interstate commerce through the Federal Energy Regulatory Commission ("FERC"), which draws its jurisdiction from the Federal Power Act ("FPA"), and from other legislation such as the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the Energy Policy Act of 1992. The FERC has comprehensive and plenary jurisdiction over the rates and terms for sales of power at wholesale, and over the organization, governance and financing of the companies engaged in such sales. The wholesale power and electric transmission industry is also subject to operating standards established by regional reliability councils, and, increasingly, to governance of the operation of interconnected utility and non-utility operations and wholesale markets through Independent System Operators and Regional Transmission Organizations, all of which are in turn subject to the plenary jurisdiction of the FERC.

The States regulate the sale of electric power at retail in their state in accordance with individual state laws which can vary widely in material respects.

Holding companies owning electric utility companies are, unless exempted by law or regulation, subject to comprehensive and burdensome regulation under the Public Utility Holding Company Act of 1935 ("PUHCA"). Unless they qualify for an exemption or fall under a statutory exception, these companies and their direct and indirect subsidiaries are not permitted to engage in a variety of transactions, including financing transactions, without the authorization of the SEC. For purposes of PUHCA, an "electric utility company" means "any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, other than sale to tenants or employees of the company operating such facilities for their own use and not for resale."

               Federal Regulation - United States

     PURPA and Qualifying Small Power Production Facility Status

Under PURPA and the regulations of FERC implementing PURPA, a wind-powered generating facility with a generating capacity of 80 MW or less (including all such facilities owned or operated by the same person or its affiliates within one mile of the facility) ) is deemed to be a Qualifying Small Power Production Facility ("QF"), so long as no more than 50% of the equity interest in such facility is owned by electric utilities, electric utility holding companies, or subsidiaries of either. QFs are required by FERC to make certain non-burdensome filings to confirm the facts supporting their status with respect to each such facility.

QF status is not available for facilities located outside the United States and certain of its Protectorates. At this time we do not own or operate any facilities in any other countries that are generating any electric power for sale. If we were to do so in the future, we believe that we will be able to take advantage of one or more exemptions or exceptions from PUHCA that will allow us with respect to any such foreign operations: (1) to avoid SEC regulation under PUHCA, and (2) to comply with the ownership restrictions under PURPA and the regulations of the FERC there under with respect to any QFs we may own and operate in the United States. There can be no certainty, however, that such exceptions or exemptions will be applicable to the circumstances of any particular project or business opportunity we may wish to pursue in such other countries.

A QF with a generating capacity not greater than 30 MW is automatically exempt from regulation by FERC with respect to any sales of electricity it may make at wholesale. In addition, its owners and operators are automatically exempt from all provisions of PUHCA with respect to their ownership of the QF. Moreover, a QF is exempt from the laws of the states which otherwise regulate the ownership, rates and terms of sales, corporate governance, and financing of electric utilities. Finally, a QF has certain rights under FERC regulations, including the right to require an electric utility to interconnect it with the utility's electric system, the right to purchase firm power service, back-up power, and supplementary power from an interconnected electric utility at reasonable and non-discriminatory rates, and the right to require an electric utility to purchase electric power generated by the QF at the cost the utility would have incurred in generating or purchasing the same amount of power from others.

State regulatory agencies are required by PURPA to implement FERC's regulations under PURPA, and most have done so. Utilities and other interests have in the past attempted to challenge or dilute the rights of QFs under PURPA, and in some circumstances have succeeded in securing certain rulings of state regulatory agencies that have had the result of making inside-the-fence generating business models such as ours less attractive to customers or economically infeasible. There have for many years been attempts in Congress to repeal PURPA, but in each case, the only repeal that has received serious consideration has been the possible repeal of the PURPA requirement that utilities must offer to purchase QF power. This particular right under PURPA has become increasingly irrelevant in any event since the passage of the Energy Policy Act of 1992, which mandated open access to the nation's utility grid for QFs and other non-utility power producers. We do not intend to sell power to utilities except in rare circumstances, so that such a limited repeal, even if our contracts were not "grandfathered" in repeal legislation, would not be of material consequence to us as a whole. If repeal of PURPA were broader, however, exemption from PUHCA as a QF might no longer be available to us.

WindStor is not intended to consist solely of a wind turbine generator, but also to include a battery for the storage of power, and in some cases may include a generating set fueled with diesel fuel or natural gas. In addition, the system could in some applications be interconnected with a utility grid. A fossil-fuel-fired generator is not eligible for QF status, and the exemptions from regulation attendant thereto, unless the generator is a Qualifying Cogeneration Facility as defined by FERC regulations under PURPA. A Qualifying Cogeneration Facility is one that produces both electricity and useful thermal energy from the same fuel source, and meets certain specified standards for fuel efficiency and balance of electric and thermal output, as well as the ownership requirements for QFs generally.

Moreover, if the battery element of the WindStor system is ever charged with power from (1) a non-QF generator or (2) the electric utility grid, rather than solely from the generation of a wind turbine QF, any sales of power from the battery, and the owners and operators of the battery, would to that extent not qualify for QF exemptions under PURPA. Finally, the electrical distribution system within the customer's application and site, if owned or operated by us, might not qualify as part of a QF to the extent that it is used to transmit non-QF power.

We intend to structure our WindStor ownership and operating template in order to secure QF status for all of the elements that we may own and operate where power is being sold either at wholesale or at retail. We may consider a combination of ownership and power sales, leases, equipment sales, customer ownership and operating contracts which divide QF and non-QF elements of any particular WindStor application. Although there is FERC precedent for the use of such structures in QF-eligible applications, we cannot be certain that any particular structure would qualify. Moreover, in the event that any such facility owned by us were to lose QF status, we could be deemed to be a utility holding company under PUHCA and the QF status of our other projects could be jeopardized.

       State Regulation

With few exceptions, state regulatory agencies generally have the jurisdiction, among other things, to approve the construction of new electric generating facilities, and to permit or disapprove the sale of electric power to end-users (retail sales). Just as importantly, these agencies have plenary jurisdiction over a utility's rates and terms for service to retail customers, including the rates and terms for interconnection of retail customers including the facilities needed for interconnection, rates and terms for firm power service, for supplementary power service (power needed on a firm basis in addition to the power a customer generates for itself), and for back-up power service (extra power a customer may need from time to time in the event of an outage of its own generation). In some states, the agency determines whether a customer may terminate its utility service in order to meet its needs with self-generated power, or power from a non-utility third party such as us, and whether the customer must pay a special charge for the right to "go off the grid" partially or completely. Any or all of the regulations may have important, and possibly materially adverse, implications for our business model and operations in specific circumstances.

In most of our anticipated commercial retail applications, the WindStor system would supply part of a customer's power requirements, but not produce excess power that would go on to the utility distribution or transmission system. We expect to provide and sell a portion of the customer's power requirements to the customer, rather than selling or leasing the WindStor system to the customer. The remainder of the customer's power requirements would be supplied by a local electric utility or other retail supplier, or by other customer-owned generation.

The first issue in any state will be whether a Certificate of Public Convenience and Necessity or similar authorization ("CPCN") is required to be obtained from the state regulatory agency before construction of the WindStor system may begin. In some states, a CPCN is not required for the construction and operation of small-scale generating facilities with generating capacity less than 1 MW, which would be larger than most WindStor systems we anticipate installing. Where a CPCN is required, it may involve a lengthy and expensive application process, possibly including an environmental impact evaluation and opposition by interested parties or utilities. We intend to require the prospective customer to obtain such an authorization where required by law, and there can be no certainty that potential customers will agree to undertake this process, or if they do, that they will be successful.

The next critical issue is whether and under what circumstances a sale of power to an end user at retail will be permitted by the state at all. QF status, as described above, gives a QF no right to sell power at retail. If the state permits such sales, however, a QF is legally exempt by FERC regulations under PURPA from most burdensome utility-type regulation by the state regulatory authority. Accordingly, if the state permits a QF to make retail sales, the state will be pre-empted by PURPA from regulating the QF's rates for sales of retail power, or its corporate governance or financial organization. The extent to which a state honors such federal preemption, however, may be subject to varying practice. Where a CPCN is required, for instance, the conditions of a CPCN may impose certain obligations that have the same effect as some level of utility-type regulation, such as restrictions on the amount of financing that can be obtained, on any future transfer of ownership of the facility, on the ability of the facility's owners to engage in other businesses in the state, as well as certain periodic reporting requirements.

At this time, the State of New York permits the construction of small scale wind turbines without a CPCN, and permits the sale of power from such turbines to end users with no regulatory interference or limitation. There can be no certainty that these favorable conditions will continue in New York, or that other States will have or will maintain laws and regulations that are as favorable to us in this respect when we wish to do business there.

Finally, the state regulatory authority may determine or approve a utility's determination as to the physical interconnection requirements a utility may impose on a customer who wishes to install a WindStor system in parallel with the utility's distribution and transmission, what charges a utility may impose on a retail customer for interconnection with the utility's system when the customer maintains a WindStor system, and what charges, penalties or other restrictions the utility may impose on the customer for, among other things, permanently reducing its purchased power requirement from the utility. Charges imposed by a utility and authorized by a state regulatory authority may make purchasing power from our WindStor system or our wind turbines uneconomical for some customers or for all customers in some utility service territories or states. New York State has published standardized interconnection requirements for small-scale generators, which attempt to reduce the burden and cost of the interconnection process, and we and our customers may benefit from such rules where they apply. QFs and their "host" customers also have the benefit of PURPA's prohibition against unreasonable or discriminatory rates and charges for these services and for supplementary and back-up power service, but exercising those rights in particular cases may be costly and time-consuming.

  Extraction and Refining of Vanadium

      Acquisition of Lac Dore Mining Inc.

On February 1, 1999, we acquired all of the outstanding equity securities of Lac Dore Mining Inc., a Canadian corporation formed on August 23, 1996. Lac Dore Mining Inc. holds 443 contiguous mining claims for the Lac Dore vanadium/titanium deposit. The deposit, which has never been in production, is located in the Rinfret and Lemoine townships, approximately 43 miles from Chibougamau, Quebec, Canada. At the time we acquired Lac Dore Mining Inc., we intended, subject to obtaining sufficient funds, to build a mine and refinery at Lac Dore for the extraction and production of high-purity vanadium compounds.

We have deferred engaging in any material exploratory or other activities in connection with the deposit. Even if we determine to commence operational activities, we will not be able to do so unless we are able to obtain funding to the extent described below.

When we first acquired an interest in the Lac Dore deposit, SOQUEM INC. owned 21 claims covering a portion of the deposit. SOQUEM is a division of SGF Mineral Inc., which is a subsidiary of Societe Generale de Financement du Quebec, a corporation owned by the Quebec government. In accordance with an option and joint venture agreement between SOQUEM and Lac Dore Mining Inc., SOQUEM transferred an undivided interest in the 21 claims to Lac Dore Mining Inc. in exchange for 1,000,000 shares of our common stock and warrants to purchase a like number of shares. SOQUEM did not exercise these warrants and the warrants have expired.

In order to maintain our claims, we are obligated to expend varying amounts of capital (a complicated formula combining the type of exploration work executed and the claims on or near to which the work is conducted) or pay approximately $38,000 per year in claim renewal fees. In the event we fail to fulfill our obligations, we will lose our claims.

We granted SOQUEM an option to purchase a 20% undivided interest in the Lac Dore project if SOQUEM funded 20% of the capital expenditures for the Lac Dore project. The option was to expire 60 days after we delivered to SOQUEM a "bankable" feasibility study for the Lac Dore project, which we did not do. SOQUEM had the right to receive back a 50% interest in its original 21 claims. On April 17, 2003, SOQUEM relinquished any rights it had relating to the deposits in exchange for 250,000 shares of our common stock.

We have undertaken certain preliminary exploratory activities since we acquired the mining claims for which we expended approximately $6,000,000.

      Properties and Uses of Vanadium

Vanadium is a metallic element found in several minerals. Its natural structural strength makes it useful in industrial and consumer applications, primarily as an alloying agent for iron, steel and aluminum. Vanadium can act as a carbide stabilizer, improving the strength and toughness, as well as the rust-resistance, of steel. Vanadium's high melting point and high creep resistance (resistance to shear crystals and deformation, resisted with vanadium as an alloy in steel products) make it useful in a number of applications, including components for nuclear reactors, aerospace material and aluminum and titanium alloys.

Processed vanadium comes in varying types or "grades." Grades having less than 99.6% vanadium content are known as metallurgical-grade vanadium. Processed vanadium with grades above that level are known as chemical or high-purity vanadium.

According to Roskill, a metals industry periodical and recognized information resource, more than 90% of world-wide vanadium production is in the form of vanadium pentoxide and approximately 85% of annual vanadium pentoxide production is in the form of metallurgical-grade vanadium pentoxide used for the production of ferro-vanadium, a steel-vanadium pentoxide alloy. Vanadium pentoxide is a strengthening agent and various amounts are added to steel depending on the hardness and strength required. Vanadium pentoxide also is used in various commercial applications, including ceramics, as a catalyst to produce certain vitamins, for screening ultraviolet rays in glass and other materials, in dyeing and printing of fabrics and in the production of sulphuric acid.

A developing application for high-purity vanadium compounds is energy storage devices such as batteries. Batteries using vanadium may have the potential to provide electricity from several configurations and for applications ranging from powering cellular telephones to providing back-up power to electrical grids. Although production of vanadium batteries has begun, the markets for these batteries are in the early stages of development and there can be no assurance that the markets will develop to the extent that the demand for high-purity vanadium will significantly increase.

      Vanadium Supply

Vanadium is produced through the mining and processing of ores, concentrates, slag and petroleum residues. Five countries currently produce vanadium compounds in commercial quantities: South Africa, the United States, Russia, China and Australia. Vanadium production has historically positively correlated to the worldwide economy, especially in those industries that are significant consumers of steel, such as construction and automobile and appliance manufacturing.

South Africa is the single largest producer of vanadium and has traditionally been the leading exporter of vanadium slag and vanadium pentoxide. United States production of vanadium has focused on implementing recovery processes on industrial waste, such as vanadium-bearing ferro-phosphorus slag, iron slag, fly ash, petroleum residues and spent catalysts. Based on information available to us, there are eight United States firms that either are currently recovering and producing or have at one time recovered and produced vanadium and vanadium compounds as well as vanadium-bearing chemicals.

      Lac Dore Deposit Preliminary Feasibility Study

A feasibility study is a comprehensive study of the economic potential of a mining project. The study includes deposit geology, mining reserves, processing methodology, waste material handling, equipment requirements, infrastructure needs, environmental studies, market analysis, capital needs and projected investment returns. Our preliminary feasibility study which began in March 2001 was conducted by SNC Lavalin Inc., an engineering firm headquartered in Montreal, Quebec. We funded $1.17 million of the cost of the study and the balance of the cost of $1.1 million was funded by federal and provincial agencies in Canada in the form of loans and grants. Reference is made to the Notes to Consolidated Financial Statements included elsewhere in this prospectus for a description of the terms of the Canadian funding.

The preliminary feasibility study was based upon producing a high-purity vanadium material to be used in an electrolyte solution that would serve as the energy storage material for a battery being developed by Sumitomo Electric Industries Ltd. called the vanadium redox battery. We provided a sample of vanadium material extracted from our deposit to Sumitomo for analysis. Sumitomo confirmed that the vanadium material sample was acceptable for use in its vanadium redox battery, although Sumitomo has not purchased or agreed to purchase any vanadium material from us. We believe that the economic viability of the deposit is dependant upon, among other things, substantial production and sales by others of vanadium redox batteries. We do not believe that any vanadium redox batteries are presently being produced or sold.

SNC Lavalin Inc. completed the preliminary feasibility study in April 2002. Although the analysis of the data considered during such a study is subject to a number of interpretations and the study involves a number of subjective decisions, we have been encouraged by the results of the study. The preliminary feasibility study, however, is not a "bankable" study for purposes of the agreement with SOQUEM because we have not secured contracts for the sale of the high-purity vanadium compounds that may be produced at Lac Dore.

The preliminary feasibility study concluded that analysis of the Lac Dore project would be economically feasible if we could sell vanadium electrolyte for a beginning price of approximately $2.35 per liter, declining over time to approximately $1.50 per liter. We are not aware of any market for vanadium electrolyte and there can be no assurance that a market will ever exist or that the price per liter will be within the parameters set out in the feasibility study.

The preliminary feasibility study estimated that the initial capital cost of the Lac Dore project would be approximately $260 million. Since the study was completed, however, we have added other high-purity vanadium products to the expected production mix necessitating a change in the equipment that would be required at Lac Dore. The change in equipment would increase the initial capital cost by approximately $20 million. The study also concluded that the Lac Dore project would incur annual operating costs of $50 million and would incur substantial operating losses during the first two years of production.

      Competition

According to Roskill, the largest producer of vanadium-bearing ore is Anglo American plc, through its Highveld vanadium deposit located in South Africa. Highveld is the largest known vanadium deposit in the world. Anglo American has produced vanadium electrolyte for a vanadium redox battery installation. Because of Anglo American's significantly greater technical and financial resources, Anglo American may have the ability to improve and price its electrolyte at prices with which we could not compete. We believe that the only other significant ore-producing vanadium deposit is Windimurra, owned by Xstrata AG, located in Australia. Another company currently producing high-purity vanadium products in commercial quantities is Strategic Minerals Corporation. Based in the United States, Strategic Minerals Corporation has operations in Hot Springs, Arkansas and South Africa.

We believe than the vanadium market is characterized by significant excess mine capacity and above ground stocks of vanadium. We further believe that the Windimurra and possibly other mines are fully developed and could return to production if prices rise above existing levels for a sustained period. Any owners or exploiters of sources of vanadium which are not part of the Lac Dore deposit will be in competition with us if we are ever able to exploit the Lac Dore deposit.

The most common method of recovering vanadium from industrial waste involves steel slag, which is a by-product of steel production. Steel slag contains vanadium pentoxide, which is removed and converted to different forms of vanadium product. Currently, there are two South African producers and one Australian producer, each owned by Xstrata AG, which recover vanadium exclusively in this manner. Vanadium also is recovered from direct conversion of ore and can be recovered from power plant ashes, residues and spent catalysts. A number of companies recover vanadium using these methods.

If we begin exploration of our Lac Dore deposit, we will compete with other larger, more established mining companies with significantly greater technical and financial resources. In addition, vanadium is an accessible commodity product and other competitors could enter the market and effectively compete with us.

      Exploration and commercialization

If we begin exploration of our Lac Dore deposit, our success will depend, in substantial part, on our ability to respond quickly to changing technology, market demands and the needs of prospective customers. We have committed significant resources to preliminary exploratory activities. Our expenditures have primarily related to completion of the preliminary feasibility study and the development of proprietary processes in connection with our laboratory tests. Our exploration expenses related to Lac Dore were approximately $147,000, $452,000 and $2.1 million for the fiscal years ended September 30, 2004, 2003 and 2002, respectively. We did not make any such expenditures during the six months ended March 31, 2005, nor do we intend to so in the future.

We have decided to seek a buyer or strategic partner for the Lac Dore deposit. On July 8, 2005, we entered into an agreement with Brooks, Houghton & Company, Inc. to assist us in seeking a buyer or strategic partner for the Lac Dore deposit. We have agreed to pay Brooks, Houghton a retainer of $100,000 which will become payable at the time that we raise at least $2 million of equity capital. We have also agreed to pay Brooks, Houghton a maximum of 5% of the value of any transaction. Upon the execution of a binding agreement for the sale of the Lac Dore mining deposit, we will issue warrants to Brooks, Houghton for the purchase of 200,000 shares of our common stock for each $10 million of the transaction value. The warrants will have a five year term and will have an exercise price of 105% of the price per share of our common stock on the date the warrant is issued. We have also agreed to grant Brooks, Houghton "piggyback" registration rights regarding the shares underlying the warrants. The engagement is effective for a period of nine months, during which time Brooks, Houghton will be our exclusive financial advisor for the sale of the Lac Dore mining deposit.

We intend to continue the development of our vanadium refining technologies if funding becomes available. Whether this technology is part of a potential sale of Lac Dore will depend upon the value allocation. We may consider a license of the technology rather than sale if the prospects of increased value is determined. There can be no assurance that we will be successful in finding a strategic partner or enter into a license agreement on terms not unfavorable to us, if at all.

Governmental and Environmental Regulations

      Impact Assessment Process

The Lac Dore project is subject to the environmental and social impact assessment and review procedures under the Quebec Environment Quality Act, the James Bay and Northern Quebec Agreement and the Canadian Environmental Assessment Act. These acts are administered by separate provincial and federal governmental agencies that have the separate authority to approve or require changes to a company's impact assessment. Notwithstanding this separate authority, these federal and provincial governmental agencies generally attempt to coordinate their review and approval procedures.

In May 1999, Groupe-conseil Entraco filed a project notice with the Quebec Environment Ministry on our behalf. In June 2000, the Ministry issued its guidelines (which state the nature, size and scope of the impact assessment) in accordance with the Quebec Environment Quality Act. The Ministry's guidelines are valid for a period of three years.

An additional project notice was issued during Summer 2002 under the Quebec Environment Quality Act for equipment located within the territory of the Domaine du Roy Regional municipality. This additional project notice is covered by the Ministry's guidelines issued in June 2000.

The review processes undertaken by each provincial and federal governmental agency are extensive and approval of our impact assessment by each agency could take up to 18 months. If approved, we will receive a certificate of authorization. Although we believe that we will ultimately receive a certificate of authorization, we cannot accurately predict how long the governmental-approval process will take. In addition, it is common for a certificate of authorization to be conditioned on the application meeting certain additional requirements.

The Lac Dore project also must comply with the Canadian Fisheries Act; the Guide for the Administration of Fish Habitats from Fisheries and Oceans Canada; and the Liquid Effluent from Metal Mining Regulation.

We filed the Lac Dore Environmental Impact Study with the provincial Quebec Environment Ministry and Canadian federal Fisheries and Oceans Canada bodies on June 25, 2003.

         Quebec Mining Act

Any future mining at the Lac Dore deposit must comply with the provisions of the Quebec Mining Act and Guideline No. 19 applicable to the mining industry. Under the Quebec Mining Act, the operator of Lac Dore must file a mining site rehabilitation plan with the Natural Resources Ministry. This rehabilitation plan discusses how the operator intends to rehabilitate the property following its intended use of the property and includes an estimate of the costs involved in the rehabilitation. If the rehabilitation plan for Lac Dore is approved by the Natural Resources Ministry, we will be required to put in trust an amount equal to 70% of the estimated costs to rehabilitate the site.

In addition, we must obtain three types of mining rights from the Natural Resources Ministry:

 	o  Mining rights for all mining facilities, with mandatory land surveys;

 	o  Rights of the surface estate; and

        o Rights for facilities other than those required for mining purposes (for example, lease for storage of explosives, buildings not related to mining).

Finally, the operator of Lac Dore must obtain permits and distribution rights-of-way from the Natural Resources Ministry for the construction of the access roads and power lines.

     Other Requirements

We will be required to comply with other provisions of the Quebec Environment Quality Act, including standards related to protection of the soil and water and air quality. Vanadium is considered an "unconventional" contaminant for purposes of the Act. Accordingly, the acceptable standards for vanadium criteria are not set forth in the Quebec Environment Quality Act, but instead are determined in the discretion of the Quebec Environment Minister.

The preliminary feasibility study estimated that if Lac Dore becomes operational, the annual cost of complying with provincial and federal governmental and environmental regulations will be in the approximate range of $80,000 to $240,000. The amounts are based on Bank of Canada inflation calculator and current exchange rate, rounded up to next even thousand. These amounts represent preliminary cost estimates and the actual costs may be substantially greater.


      Properties

    Location of and Access to the Lac Dore Deposit

The Lac Dore deposit is located approximately 70 kilometers southeast of the city of Chibougamau, in the Rinfret and Lemoine townships of northern Quebec. The deposit is approximately five kilometers south of Chibougamau Lake, which is in a low, flat ground area, 380 meters above sea level. The deposit is accessible by road from national highway 167, which is paved and links Chibougamau to the Lac St-Jean area. At kilometer 200 on national highway 167, approximately 32 kilometers south of Chibougamau, forest road 210, a dirt road, leads approximately 35 kilometers east to the deposit and the main exploration workings. The area has been clear-cut of wood, and, accordingly, provides good access by four wheel drive vehicles to the various outcrops of the deposits.

The Chibougamau/Chapais area has a well-developed infrastructure to support mining projects, including transportation, a well-trained labor force, service and maintenance industries and an airport. Lac Dore is approximately 35 kilometers from Hydro-Quebec's Chibougamau electricity substation.

     History of Exploration and Geology at Lac Dore

Lac Dore is expected to be an open-pit mine. The deposit has never been in commercial production. All activity on the deposit to date has been exploration. A chronology of work on Lac Dore follows:

     Historical Deposit Work at Lac Dore

In 1954, the Lac Dore deposit was discovered by an airborne geophysical magnetic survey. The property was first staked and owned by Dominion GULF Company. Between 1966 and 1975, the Ministere des Richesses Naturelles du Quebec (the "Quebec Ministry") staked the property and conducted a series of tests for vanadium content. In 1977, SOQUEM took over the exploration activities at Lac Dore from the Quebec Ministry. SOQUEM subsequently carried out detailed geological mapping, geophysical surveys and a drilling program. In 1983, SOQUEM reduced the claimed area to 21 claims by allowing its other claims to expire.

     Lac Dore Mining Inc. Activities

Beginning in 1996, Lac Dore Mining Inc. began to acquire claims covering portions of the Lac Dore deposit. In 1997, Lac Dore Mining Inc. purchased 21 claims over a five kilometer strike length of the Lac Dore deposit from SOQUEM. Lac Dore Mining Inc. currently owns 443 claims. The total cost for acquiring the 443 claims was approximately $113,000, 1,350,000 shares of our common stock and warrants to purchase 1,000,000 shares of our common stock at CDN $2.00 per share.

In 1998, Cambior inc., an international mining company, acquired an option from Lac Dore Mining Inc. to receive a 60% interest in Lac Dore in exchange for funding 60% of the costs related to developing the deposit. In 1999, Cambior did extensive verification and audit work at Lac Dore. In 2000, Cambior terminated its work on the Lac Dore deposit and its option expired.

In April 2001, Lac Dore Mining Inc. engaged SNC-Lavalin Inc. to carry out a preliminary feasibility study of the Lac Dore deposit. SNC-Lavalin reviewed the existing data, validated the database and drilled additional test holes, all with respect to the 21 claims acquired from SOQUEM. SNC-Lavalin also organized its own database and resource block model. In April 2002, SNC-Lavalin completed the preliminary feasibility study and issued its report. SNC-Lavalin estimated that the portion of the deposit covered by the 21 claims consists of 102 million tons of in-place mineralized material at 35% magnetite, 17.4% ilmenite and 0.5% vanadium pentoxide.

     Topography and Geology

The topography was carved by glaciers more than 10,000 years ago. The deposit, which is hosted in plutonic rocks, outcrops in a series of west-southwest rolling hills, some 100 to 150 meters higher in elevation.

There is little dirt or cover on the bedrock in the deposit area, making geological mapping easier. Vegetation is bushy, typical of harvested forest, and the rocky surface is rugged.

The Lac Dore property hosts a large deposit containing titanium, a type of deposit also found in South Africa and other parts of the world, with Precambrian shield rocks. The deposit is made up of a stratified series of magnetite beds with ilmenite and amalgamated vanadium, known to outcrop over 17 kilometers on the south shore of Lake Chibougamau and also the north shore, some 25 kilometers away, on either side of the Chibougamau anticline.

     Claims

Lac Dore Mining Inc. acquired its 443 claims in Lac Dore by purchasing claims from third parties and staking claims for itself. We believe that Lac Dore Mining Inc. has satisfactory title to its claims in accordance with industry standards and applicable laws and regulations.

A claim is an area of land and/or water "claimed" by a prospector or mining organization for the purpose of exploring the claim for a certain length of time and subject to certain conditions as set out by a particular province in Canada. The claim is staked out physically or by computerized map designation and recorded in an appropriate provincial claims office. The size of a claim is 40 acres (16.2 hectares).

The claim is the only valid exploration right in Quebec for all kinds of mineral substances in the public domain. Each claim gives the holder an exclusive right to search for mineral substances, except sand, gravel, clay and other loose deposits, on the land subjected to the claim. The claim also guarantees the holder's right to obtain an extraction right upon the discovery of a mineral deposit.

The term of a claim is two years from the day the claim is registered, and a claim can be renewed indefinitely providing the holder meets all the conditions set out in the Quebec Mining Act, including the obligation to invest a minimum amount in exploration work determined by regulation. The act includes provisions to allow any amount disbursed to perform work in excess of the prescribed requirements to be applied to subsequent terms of the claim. The claim holder may renew title for rolling two-year periods. To renew a claim, a holder must submit a renewal application no later than 15 days after a claim expires and pay the required fees. Renewal costs depend on the date that an application is received, the title location and surface area and the value of the work performed on the property during the claim period.

In order to maintain our claims, we are obligated to expend varying amounts of capital (a complicated formula combining the type of exploration work executed and the claims on or near to which the work is conducted) or pay approximately $38,000 per year in claim renewal fees. Eligibility of work-related expenses are defined by regulations and excess value of work can be used to renew claims within a 3.2 kilometers square area where work was not performed and/or for future renewal.

Lac Dore is located south of the 52nd parallel, which has different claim renewal costs than properties located north of that point. Area size also determines claim cost. Cost of claim renewal ranges from approximately $17 up to $250, per claim, if more than 100 hectares and depending upon renewal date payment. Work values must be at least $380 to $2,750, per claim, depending upon hectares claimed and the location of the claims. The cost of claim renewal also can vary widely depending on the amount and location of work done on and near a subject claim.

     Employees

On June 30, 2005, we had 12 employees. Subject to obtaining sufficient capital, we intend to hire a controller, an administrative assistant, project managers, two engineers and clerical staff. We believe that such personnel will be readily available at reasonable rates of compensation.

     Offices

Our principal executive office which consists of approximately four thousand square feet is located at 37899 Twelve Mile Road, Suite 300, Farmington Hills, MI 48331. The office is leased at a monthly rental of $8,722.00 (with accelerator clauses in years two and three) under a lease expiring in 2008 . Dermond has an office at 31 rue du Terminus ouest, Rouyn-Noranda Quebec J9X 2P3 Canada. This office, which consists of approximately 400 square feet, is leased on a month-to-month basis for approximately $480 per month. We also maintain an office consisting of approximately 150 square feed in Ada, MI for which we pay a monthly rental of $225. We do not maintain any other offices outside of home offices, for which no rental is currently paid by us. We believe our employees and proposed future operations are and will be located in areas in which additional office space can be obtained, if needed, at reasonable rates.

                                   MANAGEMENT

Executive Officers, Directors and Significant Employees

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers, directors and significant employees. Each of our directors holds office until the next annual meeting of shareholders and until the director's successor is elected and qualified or until the director's resignation or removal.

NAME	                AGE	POSITIONS
-------------------------------------------------------------------------------
Gary L. Westerholm	60	President, Chief Executive Officer and director
Gregory N. Bakeman	49	Treasurer, Chief Financial Officer and director
Donald C. Harms	        64	Secretary and General Counsel and director,
William H. Damon III	52	Director
Anand Gangadharan	41	Director
Rocco J. Martino	50	Director
Stephen D. McCormick	60	Director
John Popp	        68	Director
John W. Sawarin	        71	Vice President - Marketing and Director
Doris F. Galvin 	50	President of WindStor Power Co.
Jonathan C. Hintz	45	Senior Project Manager of WindStor Power Co.
Jacquelin Dery	        64	President and director of Dermond, Inc.
Michel Garon	        53	General Manager of Lac Dore Mining Inc.
Laurent B. Mondou	65	Vice President and director of Dermond, Inc.

Gary L. Westerholm has been a director and our President and Chief Executive Officer since 1999. Mr. Westerholm is also President and Chief Executive Officer of McKenzie Bay International Ltd and a director of each of our other subsidiaries. Mr. Westerholm's term as an executive officer expires in March 2006.

Gregory N. Bakeman has been a director since 2001 and has served as Chief Financial Officer since February 2001 and Treasurer since December 2001. Mr. Bakeman is also Chief Financial Officer of and a director of each of our subsidiaries. From 1999 to 2000, Mr. Bakeman served as Chief Financial Officer of Micro-C Technologies, Inc., a manufacturer of computer chip production equipment. From 1997 to 1999, Mr. Bakeman was a Vice President in the Investment Banking Department of First of Michigan Corporation (now part of Oppenheimer & Co.). Mr. Bakeman's term as an executive officer expires in March 2006.

Donald C. Harms has been a director since November 12, 2002, Secretary since June 2004 and our full time General Counsel since April 2005. Prior to April 2005 and since 1973, Mr. Harms was a principal of Larson, Harms & Bibeau, P.C., a law firm located in Farmington Hills, Michigan. Mr. Harms has served as our outside general counsel from April 1999 until April 2005.

William H. Damon III, P.E., has been a director since May 2005. Mr. Damon has been the CEO of Cummins + Bernard, Inc. (electrical, mechanical and structural engineering consultants) since 2002, and COO/President since 1995, responsible for strategic development and consulting to corporate clients. Prior to joining Cummins + Barnard in 1990, his experience included positions with an independent energy development company, a large international consulting engineering firm, as well as a major Midwestern investor-owned utility. Mr. Damon has served in a senior consulting position on major power plant renovations and unit additions, and has participated in cogeneration projects ranging from 2400 kW landfill gas facilities utilizing reciprocating engine designs to 650+ MW merchant plant designs incorporating both frame and aero-derivative gas turbine technologies. Mr. Damon holds a degree in Mechanical Engineering from Michigan State University.

Anand Gangadharan, has been a director since May 2005. Mr. Gangadharan has been the President of NOVI Energy, a company focused on serving industrial and large commercial customers with energy management and energy infrastructure development and implementation services, since 2002. Mr. Gangadharan has broad management experience in the US regulated and competitive energy industry, with particular emphasis on the utilization of advanced energy technologies for end-user benefit. Prior to his employment by NOVI Energy, Mr. Gangadharan has held executive and senior management positions with CMS Energy and PacifiCorp. Mr. Gangadharan has graduate degrees in Nuclear Engineering and Physics from Texas A&M University and the University of Madras, India, respectively. He has authored and presented several papers at international forums.

Rocco J. Martino has been a director since 1999. Since 1989, Mr. Martino, a certified public accountant, has been a partner with LaSalle Capital Group, L.P. or its predecessor, a private equity group.

Stephen D. McCormick has been a director since July 26, 2002. Since 1997, Mr. McCormick has served as President of McCormick Incorporated, a holding company that owns businesses involved in the construction industry. Since 1987, Mr. McCormick has served as Executive Vice President of Northern Improvement Company, a company focused on road building and movement of earth materials, and Vice President of McCormick Construction Equipment Company, both subsidiaries of McCormick Incorporated.

John A. Popp has been a director since May 2004. In 1977, Mr. Popp established MAP Mechanical Contractors, Inc. and was its president and chairman of the board until 1999. He remains its board chairman.

John W. Sawarin has been a director since 1999 and has served as Secretary from 1999 until 2004, Treasurer from 1999 to March 2002 and Vice President-Marketing since January 2003.

Doris F. Galvin has been President of WindStor Power Co. since April 2005 and was a director of McKenzie Bay International, Ltd. from February 2004 to May
2005.   From July 2004 until April 2005, Ms. Galvin was Senior Vice President-
Corporate Development of Semco Energy, Inc., a gas distribution company. For approximately 2 1/2 years prior to that time, Ms. Galvin was self employed as a consultant. From 1979 to 2002, Ms. Galvin was employed by CMS Energy, holding numerous positions with that company, including Vice President & Treasurer, and leaving the company as Senior Vice President-Global Development. CMS Energy is a utility holding company. On June 30, 2005, WindStor Power Co. was approximately $28,600 in arrears in the payment of Ms. Galvin's salary.

Jonathan C. Hintz has been the Vice President of Operations for WindStor Power Co. since January 2005. Prior thereto and since August 2004, Mr. Hintz was a Senior Project Manager of WindStor Power Co. Mr. Hintz brings more than 15 years of general and project management, engineering and quality control expertise from highly technical environments to WindStor Power Co. From 2003, until joining WindStor Power Co., Mr. Hintz was Senior Systems Engineer with The Benman Companies. From 1999 until 2003, Mr. Hintz was a Vice President of Technical Operations with Capricorn Diversified Systems and from 1993 until 1999 he was an Engineering Manager and Area Office Manager with Clover Technologies (a wholly owned company of Ameritech). On June 30, 2005, WindStor Power Co. was approximately $7,100 in arrears in the payment of Mr. Hintz's salary.

Jacquelin Dery has been an executive officer and director of Dermond since 1996. He is a Professional Engineer, educated at ecole Polytechnique, University of Montreal, with a degree in Electrical Engineering. In 1996 he co-formed Dermond to improve existing Vertical Axis Wind Turbine technology to fulfill the specific needs of isolated diesel driven electrical grids. From 1974-1996 he worked for Hydro-Quebec, where he was responsible for overall management of a $140,000,000 project to build a new 70 MW diesel driven power plant; provided technical direction over conceptual engineering, detail engineering, installation and testing of a $28 million project for a new type of 4 MW, vertical axis wind power generator; and provided direction of a technical study aimed at replacing a 10 MW emergency diesel power plant in the Gentilly nuclear facility. Prior to joining Hydro-Quebec, from 1971-1974 he worked for Sonatrach, Skikda, Algeria where he implemented a maintenance management system in a newly built Natural Gas Liquefaction plant. From 1968-1971, he worked for the Atomic Energy of Canada Ltd, Whiteshell Nuclear Research Establishment, Pinawa, Manitoba, Canada, where he performed conceptual studies and direction of detail engineering for installing experimental research loops at the Nuclear Research Establishment, including in-core nuclear reactor experimental loops. Mr. Dery is a Member of "Ordre des Ingenieurs du Quebec." On June 30, 2005, Dermond was approximately $9,200 in arrears in the payment of Mr. Dery's salary.

Michel Garon has been Project Manager of Dermond, Inc. since November 2004. Mr. Garon is also President of Lac Dore Mining Inc. (January 2005) and has been General Manager of Lac Dore Mining Inc. since November 2002. Because Lac Dore Mining Inc. has not begun development, Mr. Garon's time was available to assist Dermond Inc. Approximately 57% of Mr. Garon's salary is paid by Dermond Inc., the remainder is paid by Lac Dore Mining Inc. Mr. Garon's career has been in mining, performing a variety of management functions for more than 20 years. From 1995 until joining Lac Dore Inc. as General Manager in November 2002, Mr. Garon was General Manager for Noranda's Matagami Mine, in charge of two underground mining operations (annual operating budget - $35,000,000), including a concentrator and all the ancillary services. He was also responsible for the construction and development of a new underground operation (investment - $85,000,000). He was Vice President of smelting operations for the Brunswick Mining and Smelting Corporation Ltd in New Brunswick; Manager of the Opemiska Division of Minnova Inc. including three underground mines, a concentrator and all the ancillary services; and was superintendent of several operations from 1981 - 1987. Mr. Garon has a Master in Applied Sciences, ecole Polytechnique of Montreal, 1976 and Bachelor in Applied Sciences, Mining Engineering, ecole Polytechnique of Montreal, 1975. On June 30, 2005, Dermond Inc. and Lac Dore Mining Inc. were approximately $36,300 in arrears in the payment of Mr. Garon's salary.

Laurent B. Mondou has been an executive officer and director of Dermond since 1996. He is a Professional Engineer, educated at ecole Polytechnique, University of Montreal with a degree in Civil Engineering, and ecole des Hautes Etudes Commerciales, University of Montreal, Montreal, Quebec, Canada where he has a degree in Business Administration. In 1996 he co-formed Dermond. From 1995-1996 and 1990-1991, he worked for Kamyr Enterprises Inc. where he prepared market studies, a 3-year strategic plan, project proposals and was the contact for senior executives in pulp and paper industries and government authorities. From 1993 to 1994, he worked for gestion Lehoux et Tremblay inc. where he provided engineering for revamping power and pulp and paper plants, prepared studies on cogeneration plants and construction expertise. From 1991 to 1992 he worked for Arno Electric Ltd. where he developed a mechanical and piping division for industrial sectors, including aluminum, pulp and paper, hydraulic power, electrical substations and cogeneration. From 1989 to 1990, he worked for Dominion Bridge where he developed a mechanical and piping division for industrial sectors including aluminum, pulp and paper, hydraulic power, electrical substations, cogeneration, refinery and metallurgy. From 1974 to 1989, he worked for BG Checo International Ltd. where he led business development for industrial projects such as petro-chemistry, pulp and paper, metallurgy and oil rigs. From 1963-1973 he provided construction management on industrial projects for SNC Inc. Mr. Mondou is a Member of "Ordre des Ingenieurs du Quebec." On June 30, 2005, Dermond was approximately $9,200 in arrears in the payment of Mr. Mondou's salary.

Mr. Martino is an audit committee financial expert serving on the audit committee of our Board of Directors. Mr. Martino is "independent" as that term is used in Schedule 14A under the Securities Exchange Act of 1934.

There are no family relationships among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

None of the following events occurred during the past five years that is material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person:

o Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

o Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

o Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated. Executive Compensation

     Summary Compensation Table

The following table discloses all plan and non-plan compensation awarded to, earned by, or paid to the following for all services rendered in all capacities to us and our subsidiaries: (a) all individuals serving as our chief executive officer (CEO) or acting in a similar capacity during the fiscal year ended September 30, 2004, regardless of compensation level and (b) our four most highly compensated executive officers other than the CEO who were serving as executive officers at September 30, 2004 and whose total annual salary and bonus, as so determined, was in excess of $100,000; (c) up to two additional individuals for whom disclosure would have been provided pursuant to (b) of this paragraph but for the fact that the individual was not serving as an executive officer of us at September 30, 2004 and whose total annual salary and bonus, as so determined, was in excess of $100,000 (the "Named Executive Officers"):

                                                            Long Term
                                                           Compensation
                                                           ------------
                                               Annual         Awards
                                            Compensation
Name and Principal Position     Fiscal Year    Salary       Securities
                                                       Underlying Options/SARs
                                                      (shares of (common stock)
-------------------------------------------------------------------------------
Gary L. Westerholm,
President and CEO	          2004      $121,000      100,000  shares
                                  2003      $115,500      200,000  shares
                                  2002      $102,262      200,000  shares

Gregory N. Bakeman,
Treasurer and CFO	          2004      $115,500      100,000  shares
                                  2003      $110,250      200,000  shares
                                  2002      $ 89,282       50,000  shares

The aggregate amount of any perquisites and other personal benefits, securities or property paid or given by us to any of the Named Executive Officers in any of the fiscal years was less than 10% of the total of annual salary of the respective Named Executive Officer.

During the fiscal year ended September 30, 2004, we did not adjust or amend the exercise price of stock options previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.

    Option Grants Table

The following table provides certain information concerning individual grants of stock options made during the fiscal year ended September 30, 2004 to each of the Named Executive Officers:

 Option Grants in Fiscal Year Ended September 30, 2004
----------------------------------------------------------------------------
                             Individual Grants
----------------------------------------------------------------------------
Name                   Number of       % of Total
                       Securities       Options
                       Underlying      Granted to
                        Options       Employees in  Exercise or
                   Granted (shares of    Fiscal      Base Price     Expiration
                     common stock)        Year          ($/Sh)          Date
------------------  --------------  ---------------  ----------    ------------
Gary L. Westerholm	100,000   	30.77%   	$1.88	    9/30/2013
Gregory N. Bakeman	100,000 	30.77%	        $1.88       9/30/2013


In December 2004 we granted an option for the purchase of 150,000 shares to each of Messrs. Bakeman and Westerholm under our 2001 Employee Incentive Stock Option Plan exercisable at $1.22 and $1.35 per share, respectively. One-third of the option amount of shares became immediately exercisable when the options were granted. An additional one-third may be acquired on or after December 6, 2005 and the remaining shares may be acquired on and after December 6, 2006. Mr. Bakeman's option expires on December 5, 2014 and Mr. Westerholm's option expires on December 5, 2009.

In April 2005, we issued options to Donald C. Harms and Doris F. Galvin for the purchase of 150,000 shares, each, similar to the options issued to Messers. Bakeman and Westerholm in December 2004 except that the exercise price was $1.00 per share for Mr. Harms and $0.97 per share for Ms. Galvin which represented the respective market prices per share on the dates of grant. Mr. Harms is employed by us as our General Counsel and Ms. Galvin as President of WindStor Power Co.

We have never granted any stock appreciation rights to the Named Executive Officers.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

The following table provides certain information concerning each exercise of stock options during the fiscal year ended September 30, 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
--------------------------------------------------------------------------------------
Name              Shares   Value      Number of Shares of
                 Acquired Realized       Common Stock
                    on      ($)        Underlying Unexercised  Value of Unexercised
                 Exercise             Options at FY-End         In-the Money
                                       (shares of common stock)   Options
                                                                 at FY-End
                                  Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------------------------------------------------------------------
Gary L. Westerholm  -0-	   -0-	       1,030,000 / 0 	       $204,000 / 0
Gregory N. Bakeman  -0-	   -0-	        555,000 /  0 	       $106,500 / 0


An option is considered "in the money" for purposes of the table if its exercise price was lower than $1.30, the market value of a share of our common stock on September 30, 2004.

      Long-Term Incentive Plans - Awards in Last Fiscal Year

We made no awards to a Named Executive Officer in the fiscal year ended September 30, 2004 under any Long-Term Incentive Plans other than as set forth in the Option Grants Table above.

     Compensation of Directors

At the beginning of each of our fiscal years, each of our directors receives a 10-year option for the purchase of 50,000 shares of our common stock, exercisable at the fair market value of the shares on the first trading day of October in each year. A director who has or will serve on the Board of Directors for less than an entire fiscal year will be granted an option to purchase a pro-rata number of shares. The options are fully vested upon grant.

We have no other arrangements pursuant to which any of our directors were compensated during the fiscal year ended September 30, 2004 or are expected to be compensated in the future for any service provided as a director.

In February 2004, we extended the termination date from March 14, 2004 to September 15, 2008 of options to purchase an aggregate of 450,000 shares of our common stock previously granted to Gary L. Westerholm, Gregory N. Bakeman, John
W. Sawarin, Rocco J. Martino, Robert Bryce, Gilles Allard and Alfred Hamel. The options are exercisable at $1.00 per share.

In November 2004, we granted options to our directors for the purchase of shares of our common stock as follows:

     NAME	      NUMBER OF SHARES
                      UNDERLYING OPTIONS
------------------------------------------
Gregory N. Bakeman	   100,000
John DiMora	            25,000
Doris F. Galvin 	    39,167
Donald C. Harms             50,000
Rocco J. Martino	    60,000
Stephen D. McCormick	    50,000
John Popp	            25,000
John W. Sawarin	            75,000
Gary L. Westerholm	   100,000

The options are exercisable at $1.35 a share and expire on September 30, 2014.

Beginning in December 2004, each of the independent members of our Board of Directors receives compensation at the annual rate of $10,000 to accrue and to be paid when the Board of Directors determines that there are sufficient funds.

             Employment Contracts and Termination of Employment and
                        Change in Control Arrangements.

On March 21, 2003, we entered into an employment agreement with each of Messrs. Westerholm, Bakeman and Sawarin pursuant to which they will serve as executive officers and receive annual base compensation of $121,000, $115,500 and $93,500, respectively. We have agreed to review the compensation annually during the last month of each fiscal year and to grant increases in compensation which will be effective on the first day of the immediately following calendar year, based upon the respective employee's performance, scope of responsibility assumed, compensation paid to similar employees in similar companies and such other factors as may guide us in setting reasonable compensation. In September 2003, we did not review the compensation because of our financial condition. In December 2004, we increased the annual base compensation of Messrs. Westerholm and Bakeman to $225,000 and $200,000, respectively. Unless sooner terminated as provided for in the agreements, the terms of employment continue until April 1, 2006, provided, however, that such terms shall automatically be extended for additional periods of twelve months each unless we give notice, not less than three months prior to the expiration of the term, including any extensions, of the termination of the employment effective as of the next succeeding anniversary date of the expiration of the term or any extension. Each employee has the right to participate in all senior executive benefit, bonus and/or stock option plans we maintain and are available to our senior executive officers generally. In the event of the termination of an employee's employment as a result of disability, we will pay him an amount equal to his base annual salary less any credit for sick pay or other benefits received by him deriving from any private medical insurance or other similar arrangements entered into by us. Each of the employees may voluntarily terminate his employment with us at any time on at least 30 days prior written notice to us and shall then be entitled to receive his base salary until the date his employment terminates and certain other benefits. If there should be (a) a sale of substantially all our assets;
(b) a merger, amalgamation or consolidation of us to form a new entity; or (c) a change in control of us and as a result an employee's employment is terminated but the acquirer or the new entity, as the case may be, offers the employee employment on terms and conditions that are essentially the same or better than those provided under his respective employment agreement, and if the employee refuses that offer, the employee will not be entitled to any compensation under his employment agreement. If, however, upon any of such three events the employee is not offered employment by the acquirer or new entity, then the employee shall be entitled to receive his annual salary for a period of three years from the termination and any accrued but unpaid vacation pay. All other benefits the employee may have under the senior executive benefit bonus and/or stock option plans and programs of the employer shall be determined in accordance with the terms and conditions of such plans and programs. If we breach any provision of an employee's employment agreement and such breach is not cured by us within 15 days after receipt of written notice of the breach, the employee shall be entitled to receive his base salary for a period of three years and all other rights and benefits the employee may have under our senior executive benefit, bonus and/or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs. We are in breach of each of the employment agreements because we have not paid the required salaries. On June 30, 2005, we were in arrears in salary payments under the employment agreements to Messrs. Westerholm, Bakeman and Sawarin in the amounts of approximately $81,600, $62,800 and $54,800, respectively. We have not received written notice of the breaches from any of our executive officers.

In April 2005 Donald C. Harms and Doris F. Galvin became our General counsel and President of WindStor Power Co., respectively. Pursuant to three-year contracts under which Mr. Harms will receive an annual base salary of $175,000 and Ms. Galvin an annual base salary of $225,000, the other terms of the contract will be substantially the same as those of the contracts with our other executive officers. On June 30, 2005, we were in arrears in salary payments under the employment agreements with Mr. Harms in the amount of approximately $29,200, and Ms. Galvin in the amount of approximately $28,600.

   Equity Securities Authorized for Issuance With Respect to Compensation Plans

The following table provides certain information as of September 30, 2004 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:



Plan Category           Number of shares     Weighted average   Number of shares
                        of common stock      exercise price     of common stock
                        to be issued upon    of outstanding     remaining available
                        exercise of          options, warrants  for future issuance
                        outstanding options, and rights         other than securities
                        warrants and rights                     to be issued upon
                                                                exercise of the
                                                                outstanding options,
                                                                warrants and rights
                                                                disclosed elsewhere
                                                                in this table. (1)
---------------------  --------------------   ---------------  --------------------

Equity compensation
plans approved by
security holders         3,590,417 	       $1.24 	             3,909,583

Equity compensation
plans not approved
by security holders(2)	  400,000	       $1.00 	                -0-


(1) We have three stockholder-approved equity compensation plans, each of which provides for a maximum of 2,500,000 shares of common stock which may be issued upon exercise of options that have and may be granted as described in the plans.

(2) Prior the adoption of the shareholder approved equity compensation plans, we granted options to various individuals who provided services to us
    (including services as employees and/or directors) as partial payment for those services.


Other than as set forth above, we do not have any compensation plan under which equity securities are authorized for issuance that was adopted without the approval of our security holders.



       THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND RELATED TRANSACTIONS

    Summary

In April 2004 we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners under which, subject to the conditions described below, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $15 million. For each share stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 99% of, or a 1% discount from, the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares under the Standby Equity Distribution Agreement. Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We also agreed to issue to Cornell Capital Partners shares of our common stock as a commitment fee under the Standby Equity Distribution Agreement having a market value similarly determined of $540,000 which we satisfied by the issuance of 239,968 shares. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners.

We were introduced to Cornell Capital Partners by Spencer Clarke LLC. We entered into a Placement Agent Agreement with Spencer Clarke under which Spencer Clarke agreed to review the terms of the Standby Equity Distribution Agreement and advise us with respect to the terms. Spencer Clarke's fee for these services was $10,000 which we satisfied by the issuance to Spencer Clarke of 4,444 shares of our common stock. We have also paid and will continue to also pay Spencer Clarke for its services as a placement agent in introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement. We have paid Spencer Clarke $355,000, which includes 10% of the amounts we have borrowed from Cornell Capital Partners, in fees as of the date of this Prospectus. Any additional fees to Spencer Clarke will be paid at the time or times that Cornell Capital Partners purchases additional shares from us. We have agreed to issue warrants to Spencer Clarke to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. We will also issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of any additional shares sold to Cornell Capital Partners. Although the exercise price of the warrants have not yet been determined, it will not be less than the weighted average price computed as described above. As of the date of this prospectus, such weighted average price for warrants issued was $*_______* .
The warrants will be exercisable for a period of seven years.

After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares and warrants to Cornell Capital Partners and Spencer Clarke, escrow fees of $500 per purchase and fees and interest paid and payable to Stone Street Advisors, LLC, will be 84.15% of the computed lowest volume weighted average price with respect to each purchase. As set forth below, based upon the number of shares actually purchased by Cornell Capital Partners, under the described assumptions the effective discount from such computed price could be as high as 15.85%. If fewer shares are purchased, the effective discount could be substantially higher. For example, although unlikely, if we sell only 5,000,000 million shares to Cornell Capital Partners, the effective discount would be approximately 22.76%.

Cornell Capital Partners is not obligated to purchase any of our shares unless our shares shall have been authorized for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the shares.

Pursuant to our agreement with both Cornell Capital Partners and Spencer Clarke, we have registered with the SEC all of the shares that they have and may acquire under the Standby Equity Distribution Agreement and warrants, respectively, and to maintain the registration statement's effectiveness until Cornell has sold all of its shares included in the registration statement. We have also agreed to register the shares in various states to the extent that exemptions from registration are available. We further agreed to bear the entire cost of and incident to such registration which we have estimated to be approximately $$160,000. The expenses we will pay do not include commissions, fees and discounts of underwriters, brokers, dealers and agents. We have further agreed to indemnify Cornell Capital Partners and Spencer Clarke and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

Unless we give Cornell Capital Partners 15 day's notice, we may not issue any common or preferred stock for less than the bid price on the date of issuance or issue or sell any security or instrument granting the holder the right to acquire our common stock at a price per share less than the bid price on the date of issuance.

Each of our executive officers, directors and SOQUEM Inc., an owner of approximately 5.1% of our outstanding shares at the time the Standby Equity Distribution Agreement was executed, have agreed with Cornell Capital Partners that until the termination of the Standby Equity Distribution Agreement, he or she will not, without the prior written consent of Cornell Capital Partners, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any of our securities except pursuant to Rule 144 under the Securities Act of 1933.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners has advised us that it does not intend to make a market in our shares or to otherwise engage in stabilizing or other transactions intended to help support our share price. Prospective investors should take these factors into consideration before purchasing our common stock. Cornell Capital Partner's business operations are conducted through its general partner, Yorkville Advisors, LLC.

    Certain Terms of the Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of our common stock to Cornell Capital Partners. The periodic sale of shares is referred to as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners is required to pay the advance amount. In addition to written notice and associated correspondence, each advance is subject to the certain conditions which must be satisfied after the date of this prospectus. Although we expect that each of the conditions will be satisfied, we cannot assure you of that. The conditions are set forth in the Standby Equity Distribution Agreement which is an exhibit to our registration statement filed with the SEC of which this prospectus is a part.

We are limited in our ability to request advances under the Standby Equity Distribution Agreement by both the number of shares we have registered in our registration statement and the number of shares we have authorized. For example, at an assumed offering price of $1.00 per share, the gross proceeds would amount to $15,000,000 through the sale of 15,000,000 shares of the 20,500,000 shares we have registered for sale. However, if the actual weighted average price at which we sell shares under the Standby Equity Distribution Agreement is less than $0.73, we would have to register additional shares to receive all the funds which would be available to us under the Standby Equity Distribution Agreement. On the date of this prospectus, we had 75 million shares authorized for issuance under our Certificate of Incorporation, of which approximately 45,400,000 were either outstanding or reserved for issuance upon exercise or conversion of outstanding derivative securities or compensation plans.

We may not request any advance from Cornell Capital Partners after the earliest to occur of the following:

o  Cornell Capital Partners has paid us gross proceeds of $15 million;

o The expiration of 24 months from the effective date of our registration statement;

o A stop order is issued or there is a suspension in the effectiveness of our registration statement for an aggregate of fifty trading days, other than due to the acts of Cornell Capital Partners; or

o We fail materially to comply with certain provisions of the Standby Equity Distribution Agreement and our failure is not cured within thirty days after receipt of written notice from Cornell Capital Partners, provided, however, that this termination provision does not apply to any period commencing upon our filing of a post-effective amendment to our registration statement and ending upon the date on which the post effective amendment is declared effective by the SEC.

In addition, Cornell Capital Partners is not obligated to purchase our shares unless the following additional conditions are satisfied:

o We must have deposited the shares of common stock being sold with Cornell's counsel under an Escrow Agreement;

o We must file a registration statement with the SEC in order to register the shares under the Securities Act of 1933 and the registration statement must have been declared effective by the SEC;

o We must obtain any permits required for the offer and sale of the shares from any state where securities will be sold or have available an exemption therefrom and the sale and issuance of the shares shall be legally permitted by all laws and regulations to which we are subject;

o We must have filed in a timely manner all reports, notices and other documents we are required to file under the Securities Exchange Act of 1934; and

o Our transfer agent must meet certain eligibility requirements.

Although there is no time limit in which we must satisfy the conditions, there can be no assurance that we will be able to satisfy each of them.

The amount of any advance may not exceed $625,000 and we may not request an advance within seven trading days of a prior advance. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our then outstanding common stock. Other than described above, the amount available under the Standby Equity Distribution Agreement is not dependent upon the price or volume of our common stock.

We do not have any agreements with Cornell Capital Partners regarding the distribution of the shares it purchases from us. Cornell Capital Partners has advised us that it intends to promptly sell any shares it purchases from us under the Standby Equity Distribution Agreement.

We cannot predict the actual number of shares that we will require Cornell Capital Partners to purchase under the Standby Equity Distribution Agreement primarily because the purchase price of the shares will fluctuate based on prevailing market conditions. Nonetheless, we can estimate the number of shares using certain assumptions. Assuming we issued the number of shares registered in our registration statement at a recent price of $.75 per share, we would issue approximately 18,283,000 shares of common stock to Cornell Capital Partners for the remaining available gross proceeds to total $15,000,000. If these shares had been issued on the date of this prospectus, they would represent approximately 38.4% of our outstanding common stock. In addition, we cannot predict the number of shares, if any, that Spencer Clarke may purchase from us upon exercise of warrants.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 5 million shares in addition to the shares required to repay our indebtedness to Cornell Capital Partners. If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. If the market price of our stock declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement and warrants for a given advance. This inverse relationship is demonstrated by the following table, which shows the maximum number of shares to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at various assumed prices per share.

Assumed Purchase Price:	  $2.00	         $1.50	          $1.00	          $0.50
-------------------------------------------------------------------------------------
Number of Shares (2)	7,575,758	10,101,010	15,151,515	30,303,0301
Total Outstanding (3)	35,282,555      37,807,807 	42,858,312       58,009,827
Percent Outstanding (4)       21.5%           26.7%	      35.4%	       52.2%
Net cash proceeds (5)	$12,590,000	$12,590,000	$12,590,000	$12,590,000

____________________


(1) In order for us to sell more than an aggregate of 22,176,953 shares pursuant to the Standby Equity Distribution Agreement and exercise of the warrants which may be issued to Spencer Clarke, we will be required to register the additional shares with the SEC.

(2) Represents the number of shares of common stock issued and which may be issued to Cornell Capital Partners at the assumed prices set forth in the table, assuming sufficient authorized shares are then available.

(3) Represents the total number of shares outstanding after the issuance of the maximum number of shares to Cornell Capital Partners under the Standby Equity Distribution Agreement and repayment of debt owed to Cornell Capital Partners if the shares had been issued on the date of this prospectus. Does not include any shares which may be acquired by Spencer Clarke or others upon exercise of the warrants or conversion of promissory notes.

(4) Represents the shares of common stock to be issued to Cornell Capital Partners as a percentage of the total number of shares outstanding based upon the assumptions described in Note (2) above. Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock.

(5) Represents net cash proceeds from shares sold to Cornell Capital Partners. This amount assumes that all of our indebtedness to Cornell Capital Partners will be paid prior to any other uses.

The following table sets forth the effective price per share we will receive from purchases made by Cornell Capital Partners under the Standby Equity Distribution Agreement at various assumed prices per share. To the extent necessary, any net cash which we would otherwise receive from Cornell Capital Partners will be used to repay our present and any future indebtedness to Cornell Capital Partners.

Market Price (1) 	   $2.00	  $1.50	      $1.00	    $0.50

Number of Shares (2)	  7,575,758    10,101,010    15,151,515   30,303,030

Net cash to be received
from Cornell Capital
Partners (3)	        $14,250,000    $14,250,000  $14,250,000  $14,250,000

Placement Agent fee (4)	$ 1,500,000    $ 1,500,000  $ 1,500,000	 $ 1,500,000

Net cash to be received
from Cornell Capital
Partners 	        $12,590,000    $12,590,000  $12,590,000  $12,590,000


Net cash to be received
from Cornell Capital
Partners after
deduction of Placement
Agent Fee as a
percentage of Market
Price	                 80.5%	          81.13%      81.77%	  82.43%

Effective discount
from Market Price $      $0.39	          $0.28	       $0.18	  $0.09

Effective discount
from Market Price %	 19.5%            18.87%       18.23%     17.57%


(1) The term "Market Price" as used in the table refers to the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the date we give notice of our intention to sell shares.

(2) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the assumed prices set forth in the table, assuming sufficient authorized shares are then available. Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock.

(3) Represents 94% of the Market Price.

(4) Represents 10% of gross proceeds.

The percentage amounts in this prospectus relating to the effective discount in connection with purchases of our shares by Cornell Capital Partners do not reflect escrow fees of $500 per purchase, consulting fees payable to Stone Street Advisors, LLC or interest under the promissory notes.

The table does not give effect to the warrants that have been and may be issued to Spencer Clarke, or those received by other selling shareholders.

Reference is made to the "Use of Proceeds" section of this prospectus.

    Loans from Cornell Capital Partners

On January 10, 2005, we borrowed $1,000,000 from Cornell Capital Partners and issued our 12% promissory note to Cornell Capital Partners in that amount. At the same time, we placed 1,000,000 shares of common stock in escrow with an escrow agent designated by Cornell Capital Partners and we deposited with the escrow agent 19 requests for advances under the Standby Equity Distribution Agreement, each in the amount of $50,000 and one such advance in the amount of $75,479.45. The escrow agent agreed to release the requests to Cornell Capital Partners every seven days beginning January 17, 2005. The promissory note issued to Cornell Capital Partners was payable on or before June 4, 2005. Upon the release of each request, the appropriate number of our shares held in escrow was issued to Cornell Capital Partners. Proceeds from the sale of the shares issued to Cornell Capital Partners were utilized in payment of outstanding amounts under the promissory note. The promissory note provided that in the event that during the life of the promissory note, the proceeds from the sales of the escrowed shares were insufficient to repay all amounts due, we would immediately place in escrow such number of additional shares of our common stock of which the proceeds of the sale of such shares shall be sufficient to repay all amounts due under the promissory note. There was no limit on the number of shares we may have been required to issue to Cornell Capital Partners to satisfy our obligation under the promissory note. Any decline in the market price of our shares would increase the number of shares we would otherwise have been required to issue to Cornell.

On each of February 14, 2005 and March 14, 2005 we borrowed an additional $1,000,000 from Cornell Capital Partners under the same terms and conditions, except that the weekly advances will began on June 6, 2005 and the promissory notes are payable on or before October 17, 2005 and October 21, 2005, respectively. The share escrow with respect to the loans consists of 2,000,000 shares and 1,000,000 shares, respectively. On May 12, 2005 we borrowed an additional $500,000 from Cornell Capital Partners under the same terms and conditions.

Weekly advances will began June 6, 2005 and the promissory note is payable on or before October 21, 2005. The share escrow with respect to that loan consists of 1,000,000 shares.

The promissory note of January 10, 2005 has been fully repaid, including $74,098.63 in interest, from the proceeds of sales of 1,228,956 of our shares made by Cornell Capital Partners. As of June 30, 2005, $375,000 of the promissory note of February 14, 2005 had been repaid from additional sales of 488,223 of our shares made by Cornell Capital Partners. As of that date, the outstanding principal and interest on the unpaid promissory notes was approximately $2,125,000 and 3,290,326 of our shares were held in escrow to secure the payments.

    Agreement with Stone Street Advisors, LLC.

On January 10, 2005, we entered into a consulting agreement with Stone Street Advisors, LLC. under which Stone Street has and will provide advisory services to us with regard to various types of financial arrangements, including, equity line of credit financing, debt financing, other forms of direct investment in us and general corporate matters. The agreement with Stone Street provides that we will pay an amount as agreed upon in the future. We have paid Stone Street an aggregate of $87,500 from the proceeds we have received from Cornell Capital Partners in connection with the four promissory notes. If we engage in any more funding transactions with Cornell Capital Partners outside of the scope of the Standby Equity Distribution Agreement, we anticipate that we will compensate Stone Street at a similar rate. The initial term of the agreement is for a period of one year. Thereafter, unless previously terminated, and neither party has given notice of termination, the agreement will be automatically renewed for successive one year periods. Either party may terminate the agreement without cause by giving written notice of termination to the other party. Stone Street is an affiliate of and is under common control with Cornell Capital Partners.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 30, 2005 with respect to any person (including any "group") who is known to us to be the beneficial owner of more than 5% of any class of our common stock and as to each class of our equity securities beneficially owned by our directors and directors and officers as a group:

Name and                        Shares of Common Stock        Approximate
Address of Beneficial Owner    Beneficially Owned (1)(2)    Percent of Class
---------------------------   -------------------------     ----------------
Gary L. Westerholm
3362 Moraine Drive
Brighton, Michigan 48114	5,329,700 shares (3)	         17.4 %

John W. Sawarin
143 Windsor Ave.
London, Ontario, Canada
N6C 2A1	                        2,465,600 shares (4)	          8.1 %

Stephen D. and Karen A.
McCormick
PO Box 1254
Bismarck, ND  58502	        9,770,048 shares (5)	         27.3 %

Gregory N. Bakeman
975 Spaulding Avenue SE
Grand Rapids, Michigan 49546	  720,700 shares (6)	          2.4 %

Rocco J. Martino
1468 Gary Wood Drive
Bass Ridge, Illinois 60527	  894,698 shares (7)	          3.0 %

Donald C. Harms
37899 Twelve Mile Road
Farmington Hills, Michigan 48331  248,918 shares (8)	           (9)

John A. Popp
PO Box 2917
Midland, MI  48640	        1,285,930 shares (10)             4.4 %

William H. Damon III
2529 Thornapple Drive
Ann Arbor, MI  48103	               0 shares	                  (9)

Anand Gangadharam
23390 Winnsborough Drive
Novi, MI 48337	                       0 shares	                  (9)

Officers and directors
as a group (9 persons)	     21,136,761  shares (11)	         53.5 %

(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(3) Includes (a) 200,000 shares owned by Mr. Westerholm's spouse, (b) 87,500 shares owned by Mr. Westerholm's son who resides in his household, (c) 3,957,700 shares held by the Westerholm Family Living Trust as to which Mr. Westerholm and his spouse are co-trustees and (d) 1,180,000 shares that can be acquired by Mr. Westerholm upon exercise of options and warrants. Does not include 100,000 shares that can be acquired by Mr. Westerholm upon exercise of options that are not exercisable within 60 days of the date hereof.

(4) Includes (a) 750,600 shares owned by Mr. Sawarin's spouse, (b) 855,000 shares that can be acquired by Mr. Sawarin upon exercise of options, and (c) 60,000 shares that can be acquired by Mr. Sawarin's spouse upon exercise of options.

(5) Includes (a) 2,535,018 shares owned jointly by Mr. McCormick and his spouse,
    (b) 938,063 shares owned by a company of which Mr. McCormick is an affiliate and (c) 6,266,667 shares that can be acquired by Mr. McCormick upon exercise of options.

(6) Includes (a) 500 shares owned by Mr. Bakeman's spouse, (b) 700 shares owned by Mr. Bakeman's minor children, and (c) 705,000 shares that can be acquired by Mr. Bakeman upon exercise of options. Does not include 100,000 shares that can be acquired by Mr. Bakeman upon exercise of options and warrants that are not exercisable within 60 days of the date hereof.

(7) Represents (a) 560,055 shares owned by Martino Investment Partners, the general partners of which are Mr. Martino and his spouse, (b) 290,000 shares that can be acquired by Mr. Martino upon exercise of options and (c) 44,643 shares that can be acquired upon exercise of warrants.

(8) Represents (a) 55,168 shares owned by Harms Family Living Trust, the sole beneficiaries and co-trustees of which are Mr. Harms and his spouse and (b) 193,750 shares that can be acquired by Mr. Harms upon exercise of options. Does not include 100,000 shares that can be acquired by Mr. Harms upon exercise of options and warrants that are not exercisable within 60 days of the date hereof.

(9)  Less than 1%.

(10) Represents (a) an aggregate of 383,440 shares held by Mr. Popp and his Individual Retirement Accounts. (b) 19,990 shares owned by Mr. Popp's spouse, (c) 328,900 shares owned by MAP Mechanical Contractors, Inc. of which Mr. Popp is an affiliate, (d) 289,900 shares owned by MAP Mechanical Contractors, Inc. Profit Sharing Plan, (e) 206,700 shares owned by MAP Mechanical Contractors, Inc. Pension Plan and (f) 57,000 shares that can be acquired by Mr. Popp upon exercise of options.

(11) See notes above.

        MARKET FOR COMMON EQUITY AND CERTAIN RELATED STOCKHOLDER MATTERS

Our common stock is principally traded in the over-the-counter market. The trading market is limited and sporadic and should not be considered to constitute an established trading market. The following table sets forth the range of high and low bid prices for the common stock for the fiscal quarters indicated. Our shares have been authorized for quotation on the OTC Bulletin Board. The following quotations were obtained from Barchart.

All quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                   2004                2003
Quarter Ended    Low     High      Low       High
--------------  ----     ----      ----      ----
March 31        $2.00   $3.40     $0.93	    $ 1.70
June 30		$1.15	$2.45	  $0.71	    $ 1.10
September 30	$0.70	$1.60	  $0.75	    $ 2.25
December 31	$0.98	$1.56	  $0.57	    $ 1.65

Quarter Ended 	 Low	High
March 31, 2005	$0.75 	$1.45
June 30, 2005	$0.63	$1.01

On June 30, 2005 our common stock was held of record by approximately 318 holders.

We have never paid dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings for the operation and expansion of our business. Other than financial ability, we have no legal, contractual or corporate constraints against the payment of dividends. Commitments we may make in the future may, however, contractually limit or prohibit the payment of dividends.

                          DESCRIPTION OF COMMON STOCK

Our authorized capital consists of 75,000,000 shares of common stock, par value $.001 per share. All of the authorized common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of the shares are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders. Holders of the shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available for that purpose. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or, other than as set forth above, purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our Board of Directors may from time to time declare and authorize payment of dividends, as it deems advisable. The outstanding shares are fully-paid and non-assessable.

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We may become subject to provisions of the Delaware General Corporation Law which, in general, prohibits certain Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. The provisions could have the effect of delaying, deferring or preventing a change in control of us.

                              CERTAIN TRANSACTIONS

Other than as set forth under this caption and under the caption "Management," during the last two years there have been no transactions, or are there any proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions does not exceed $60,000

o	Any of our directors or executive officers;

o	Any nominee for election as a director;

o	Any security holder named in this prospectus as beneficially owning more than 5% of our outstanding common stock; and

o	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the above persons.

Prior to April 2005, we had retained the law firm of Larson, Harms & Bibeau, P.C. to perform certain legal services for us. From June 1, 2003 until March 31, 2005, we incurred legal fees and expenses with such firm of approximately $246,000. Donald C. Harms was a principal of Larson, Harms & Bibeau, P.C. until April 1, 2005.

On April 29, 2004, companies which are affiliates of John Popp exercised previously issued options for the purchase of 158,100 shares of our common stock at $2.00 per share.

In April 2005, Doris Galvin became the President of WindStor Power Co., pursuant to a three-year contract under which she will receive an annual base salary of $225,000. The other terms of the contract are substantially the same as those of the contracts with our executive officers. Ms. Galvin also received an option for the purchase of 150,000 shares similar to the option granted to Messrs. Bakeman and Harms as described above. The per share exercise price of Ms. Galvan's option is $0.97 per share, the market value of our shares on the day that Ms. Galvin's employment began and she was issued the option. At the time that Ms. Galvin became the President of WindStor Power Co., she was a member of our Board of Directors.

                        SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a significant public market for our common stock will develop or be sustained after this offering. Future sales of significant amounts of our common stock, including shares of our outstanding common stock and shares of our common stock issued upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect the prevailing market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

All of the shares sold in this offering by the selling stockholders will be freely tradable without restriction under the Securities Act of 1933, unless acquired by an affiliate of us, as that term is defined in Rule 144 under that Act.

On June 30, 2005, we had outstanding 29,466,457 shares of common stock, which includes 1,999,628 shares issued to Cornell Capital Partners for fees and funding activities but does not include those shares held in escrow to secure our indebtedness to Cornell Capital Partners. Of the 17,521,924 shares held by persons who are not our affiliates on that date, approximately 13,813,617 shares were freely tradable without restriction or further registration under the Securities Act of 1933. In addition, approximately 3,550,562 additional shares were then eligible to be sold in accordance with Rule 144 under that Act and approximately at least 127,245 more shares will be eligible to be sold within the ensuing twelve month period.

In general, Rule 144 allows a stockholder (or stockholders where shares are aggregated) who has owned shares which have been acquired from us or an affiliate of us at least one year prior to resale and who files a requisite notice with the SEC to sell within any three month period a number of those shares that does not exceed the greater of:

o  1% of the number of shares of common stock then outstanding; or

o the average weekly trading volume of the common stock on a national securities exchange and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice with respect to such sale.

Sales under Rule 144, however, generally are subject to specific manner of sale provisions, notice requirements, and the availability of current public information about our company. If, however, a stockholder (or stockholders where shares are aggregated) has owned shares which have been acquired from us or an affiliate of us at least two years prior to resale and who is not then and has not been an affiliate of us at any time during the immediately preceding three months, the stockholder(s) may sell the shares without complying with the manner of sale provisions, notice requirements, public information requirements, or volume limitations of Rule 144.

We intend to file a registration statement with the SEC for shares of our common stock issued or reserved for issuance under our present or future compensatory plans. Any shares registered under that registration statement will be available for sale in the open market.

                            THE SELLING STOCKHOLDERS

The following table sets forth information as of June 30, 2005 with respect to our common stock held by each selling stockholder:

Name of Selling Stockholder    Number     Number of     Number    Percentage of
                             of Shares     Shares      of Shares   Outstanding
                               Owned    Being Offered   to be     Shares to be
                              Before                    Owned      Owned After
                                The                    After the  the Offering
                              Offering                 Offering   (assuming the
                                                                   sale of all
                                                                  shares being
                                                                   offered by
                                                                   the selling
                                                                   stockholders)
--------------------------  ---------- ----------   ------------  --------------

Cornell Capital Partners, LP	-0-   18,240,340 (1)	-0-	     -0-

Spencer Clarke LLC	      4,444	2,004,444 (2)	-0-	     -0-

Joseph Trauth Jr.	     37,500	37,500 (3)	-0-	     -0-

Ropaco Realty
General Partnership          75,000	75,000 (3)	-0-	     -0-

John & Karen DiMora 	    549,468	37,500 (3,4) 511,968	    1.0%

Jim DiMora	            103,833	70,834 (3)    33,000	    <1%

Henry & Nancy Arnebold
Family Trust	            37,500	37,500 (3)	-0-	    -0-

Milton H Dresner
Revocable Living Trust	   150,000	150,000 (3)	-0-	    -0-

Thomas L. Griffin	    75,000	75,000 (3)	-0-	    -0-

Jan Fredriksson     	    37,500	37,500 (3)	-0-	    -0-

J.W. Mason &
Millicent Mason	            37,500	37,500 (3)	-0-	    -0-

Philip Palmedo	           141,667     141,667 (3)	-0-	    -0-

Joseph Fung	            75,000	75,000 (3)	-0-	    -0-

Edward Wex	            37,500	37,500 (3)	-0-	    -0-

Roland Heitmann &
Julie Nucci	            37,500	37,500 (3)	-0-	    -0-

Societe d'aide au
developpement des
collectivites	           120,300     200,500 (3)	-0-	    -0-

Larry Swift	            37,500	37,500 (3)	-0-	    -0-

Robert Neff	           141,667     141,667 (3)	-0-	    -0-

James Barrons	            75,000	75,000 (3)	-0-	    -0-

Andre Dawson	            75,000	75,000 (3)	-0-	    -0-

Timothy Kaehr	            75,000	75,000 (3)	-0-	    -0-

Feather & Gay Family Trust 225,000     225,000 (3)	-0-	    -0-

John & Kyoko Robinson	    37,500	37,500 (3)	-0-	    -0-

Barton Katz	            75,000	75,000 (3)	-0-	    -0-

William Klingenstein	    75,000	75,000 (3)	-0-	    -0-

The Stephen Lindsay Group   65,000	65,000	        -0-	    -0-
___________________
(1) Represents the maximum number of shares which we have registered under the Securities Act of 1933 which may be acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement less the number of shares so acquired and publicly resold .

(2) Includes the maximum number of shares which may be acquired by Spencer Clarke upon exercise of the warrants which may be issued in connection with the Standby Equity Distribution Agreement.

(3) Represents the maximum number of registered shares owned which may be sold, number of shares which may be sold upon conversion of promissory notes and shares which may be acquired upon exercise of warrants less the number of shares so acquired and publicly resold.

(4) Represents (a) 85,900 shares held by John DiMora, (b) 108,333 shares held jointly by Mr. DiMora and Karen DiMora, his spouse, (c) 292,735 shares held by DiMora and Associates Inc. of which company Mr. DiMora is an affiliate, (d) 37,500 shares which may be acquired upon exercise of warrants and (f) 25,000 shares that can be acquired upon exercise of options

We have been advised that the respective persons identified below have voting and investment control of the following entities:

    ENTITY	                          NAME OF PERSON
----------------------------------------------------------
Cornell Capital Partners, LP	          Mark Angelo

Spencer Clarke LLC	                  Reid H. Drescher

Ropaco Realty General Partnership	  Nathan Robfogel

Henry & Nancy Arnebold Family Trust	  Henry Arnebold

Milton H Dresner Revocable Living Trust	  Milton Dresner

Societe d'aide au developpement
 des collectivites	                  Marcel Perreault, president
                                          and Denis Jodouin, general manager

Feather & Gay Family Trust	          Art Feather

The Stephen Lindsay Group	          Stephen B. Lindsay

On August 13, 2004 we borrowed $500,000 from 13 of the selling stockholders and issued our 12% promissory notes in that aggregate amount. The promissory notes were convertible into shares of our common stock at $.75 per share and were payable on November 14, 2004 if not sooner converted. We also issued warrants to those selling stockholders for the purchase of an aggregate of 750,000 shares of our common stock on or before August 13, 2006 at $1.07 per share. The selling stockholders' rights of conversion of the promissory notes commenced on November 15, 2004 and expired ninety days thereafter. On September 7, 2004, we borrowed $593,750 from 13 of the selling stockholders. The terms of the loans and the issuance of warrants in connection with the latter loans are substantially the same as those of the loans of August 13, 2004 except that (a) the conversion price of the promissory notes was approximately $.795 per share and (b) the selling stockholders received warrants for the purchase of aggregate of 873,300 shares of our common stock on or before September 7, 2006 at $1.42 per share. Promissory notes in the aggregate face amount of $175,000 and $93,750 were repaid and extended until September 30, 2005, respectively. The remaining promissory notes issued to the selling stockholders in the aggregate amount of $825,000 were converted into 1,100,009 shares in accordance with their terms. Other than Cornell Capital Partners, Spencer Clarke and The Stephen Lindsay Group, all of the selling stockholders participated in the loans to us.

Spencer Clarke acted as our placement agent in connection with loans for we paid a commission to Spencer Clarke of $109,375.

We issued 65,000 shares of our common stock to The Stephen Lindsay Group in satisfaction of indebtedness in the amount of approximately $83,200.

John DiMora was a member of our Board of Directors from May 10, 2004 to May 20, 2005.

Except for the relationships and transactions described under the captions "The Selling Stockholders" and "Standby Equity Distribution Agreement," none of the selling stockholders has had any position, office or other material relationship with us or any of our affiliates or any of our predecessors within the past three years.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock which may be effected by them or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions, will take place either (a) on the over-the-counter market or in any other market on which the price of our shares is quoted or (b) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares is quoted. Such transactions may be effected at or about prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders are underwriters and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. We have advised the selling stockholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We have advised the selling stockholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1933 will apply to purchases and sales of shares of our common stock by them and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholders are distributing shares which are the subject of this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We have also advised the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the registration statement of which this prospectus is a part must be filed by us with the SEC.

We have agreed to indemnify Spencer Clarke and each of its officers, directors, shareholders, employees or representatives and each person controlling, controlled by or under common control with it from and against certain liabilities to which Spencer Clarke or such other indemnified persons may become subject under any federal or state securities law or regulation or otherwise arising out the offer and sale of our common stock. We have similarly agreed to indemnify Cornell Capital Partners.

                                INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law. That law generally permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (which we may pay in advance of a final disposition), including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful approval if the officer or director is adjudged to be liable to us. The indemnification provisions of the Delaware General Corporation Law are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                               LEGALITY OF SHARES

The legality of the shares of common stock offered by this prospectus has been passed upon for us by Larson, Harms & Bibeau, P.C. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement of which this prospectus is a part.

                               LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding that primarily involves a claim for damages and the amount involved in such proceeding, exclusive of interest and costs, exceeds 10% of our current assets nor is any of our property the subject of such a pending legal proceeding. We are not aware of any such proceeding that a governmental authority is contemplating.

                                    EXPERTS

The financial statements included in the Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB 2 and amendments thereto with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits for complete information. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1 800 SEC 0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file periodic reports, proxy soliciting material and other information with the SEC.

We intend to furnish our stockholders with annual reports containing audited financial statements.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS
                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A Development Stage Company)

                                                                  PAGE NO.

CONDENSED CONSOLIDATED BALANCE SHEETS AS
OF MARCH 31, 2005 (UNAUDITED) AND SEPTEMBER 30,2004..................F-1

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE
LOSS THREE AND SIX MONTHS ENDED MARCH 31, 2005 AND 2004..............F-2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED MARCH 31, 2005 AND 2004.............................F-3-4

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.................F-5-16

===========================================================================

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..............F-17

CONSOLIDATED BALANCE SHEETS-SEPTEMBER 30, 2004 and 2003..............F-18

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FROM INCEPTION TO SEPTEMBER 30, 2004............... .................F-19-21

CONSOLIDATED STATEMENT OF LOSS YEARS ENDED
SEPTEMBER 30, 2004 and 2003..........................................F-21

CONSOLIDATED STATEMENT OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004 AND 2003..............................F-22-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................F-24-37

============================================================================
============================================================================


               MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries
                         (A development-stage company)
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Amounts stated in US dollars)

                                     ASSETS
         		                                March 31, September 30,
                                                           2005	       2004
						       (Unaudited)
						        ---------    --------
Current:
 Cash and cash equivalents	                       $  64,334    $ 562,250
 Refundable taxes and other receivables                   78,066       86,696
 Prepaid expenses and deposits		                 144,135      200,896
 Reclamation cash bond    		                 338,685      338,685
 Deferred issue and finance costs (note 4 & 8)           994,191      359,724
                                                        --------     --------
Total current assets		                       1,619,411    1,548,251
Property and equipment  		                  29,919       31,580
Other assets                                              37,144       35,590
                                                        --------    ---------
    Total assets	                              $1,686,474   $1,615,421
	                                               =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current:
 Bank indebtedness (note 10)	                      $   98,044    $ 102,264
 Accounts payable and accrued liabilities              2,251,673    2,380,916
 Convertible promissory notes, net of discount (note 4)	 102,750      643,944
 Promissory note (note 5)                              2,500,000            -
 Current portion of long-term debt       		 289,920      219,740
 Reclamation and closure liabilities     		 181,426      350,000
 Redeemable common stock (note 3)		          62,075       86,775
                                                        ----------  ----------
 Total current liabilities		               5,485,888    3,783,639
Long-term liabilities:
  Long-term debt          		               1,033,911    1,084,763
                                                       ----------  ----------
                                                       6,519,799    4,868,402
                                                       ----------  ----------
Commitments and Contingencies

Stockholders' equity (deficit):
 Common stock - $0.001 par value (note 3):
  75,000,000 shares authorized,
  28,307,798 and 26,407,393 shares
  issued and outstanding		                  26,718       24,818
 Additional paid in capital		              22,464,920   20,133,739
 Deficit accumulated during the development stage    (26,781,419) (23,020,986)
 Accumulated other comprehensive income (loss)		(543,544)    (390,552)
                                                     ------------ ------------
Total stockholders' deficit		              (4,833,325)  (3,252,981)
			                             ------------  ------------
Total liabilities and stockholders' deficit	    $ 1,686,474   $ 1,615,421
                                                     ============ ============
 (See accompanying notes to condensed consolidated financial statements)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)
             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
                                  (unaudited)
                         (Amounts stated in US dollars)

                                                                                                             Cumulative
                                                                                                           from inception
                                                       Three months ended           Six months ended        on August 23
                                                           March 31,                    March 31,              1996,to
                                                     2005           2004           2005          2004      March 31, 2005
                                                  ----------    -----------    ----------    ----------   ---------------
Revenue                                           $        -    $        -    $         -    $        -    $       12,825
                                                  ----------    -----------    ----------    ----------   ---------------
Expenses:
 Mineral resources                                   156,401         2,423        177,545        25,031         7,454,916
 Research, development, net                          373,854        91,180      1,266,630       114,358         2,572,481
 General administration                              104,809       111,521        186,541       195,869         1,676,403
 Wages and benefits                                   16,051        16,897         28,121        35,928         1,208,933
 Management wages and benefits                       213,424       872,457        372,969       995,481         3,871,845
 Professional fees                                   228,723       215,076        446,568       273,000         2,729,852
 Promotion and travel                                 58,750        30,717        119,374        66.154         1,120,629
 Depreciation                                          1,830         4,044          3,664         8,090           407,926
 Interest and finance charges (note 8)               653,227        18,156      1,335,680        34,673         1,769,625
 Write-down of assets                                      -             -              -             -         1,626,821
 Write-off of incorporation and
  reorganization costs                                     -             -              -             -           152,051
 Loss on marketable securities                             -             -              -             -         1,242,242
 Gain on sale of property and equipment                    -             -              -             -           (26,806)
 Gain on settlement of debt                         (176,570)            -       (176,570)            -          (176,570)
 Interest income                                         (88)       (3,059)           (88)       (3,103)          (28,088)
                                                    ---------      ----------     --------     ----------    -------------

Loss before income and
 mining taxes and cumulative
 effect of change in accounting principle         (1,630,411)    (1,359,412)   (3,760,434)   (1,745,481)      (25,589,435)
Income and mining tax recovery                             -              -             -             -           141,000
                                                    ---------     ----------    ---------     ---------       ------------
Loss before cumulative effect of change
  in accounting principle for SFAS 142            (1,630,411)    (1,359,412)   (3,760,434)   (1,745,481)      (25,448,435)

Cumulative effect of change in accounting
  principle for SFAS 142                                   -             -              -             -          (146,972)
                                                   ---------      ----------    ---------     ----------     -------------
Net loss                                          (1,630,411)    (1,359,412)   (3,760,434)   (1,745,481)      (25,595,407)
                                                   ---------      ----------    ---------     ----------     -------------
Foreign currency translation adjustment                1,307         30,053      (152,992)      (79,294)         (543,544)
                                                   ---------      ----------    ----------    ----------     -------------
Comprehensive loss                               $(1,629,104)   $(1,329,359)  $(3,913,426)  $(1,824,775)    $ (26,138,951)
                                                  ===========     ==========   ===========   ============    =============
Basic and diluted loss per share (note 7):
Net loss                                         $     (0.06)   $   (0.05)    $     (0.14)   $    (0.07)
                                                   ==========      ========     ==========    ==========


   (See accompanying notes to condensed consolidated financial statements)


                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)
                         (Amounts stated in US dollars)

										       Cumulative
                                                                                     from inception
                                                          Six months ended            on August 23
                                                               March 31,                 1996,to
                                                          2005            2004       March 31, 2005
                                                       ----------      ----------    ---------------
Cash flows used in operating activities:
Net loss                                             $(3,760,434)   $   (1,745,481)  $   (25,595,407)
Adjustmemnts to reconcile net loss to net cash
 used in operating activities:
   Cumulative effect of change in accounting principle         -                 -           146,972
   Depreciation                                            3,664             8,090           407,926
   Amortization of debt discount and deferred
    finance costs                                      1,222,285                 -         1,317,844
   Expenses settled through issuance of common stock           -                 -         1,930,842
   Write-down of assets                                        -                 -         1,626,821
   Loss on sale of marketable securities                       -                 -         1,242,242
   (Gain) on sale of property & equipment                      -                 -           (26,806)
   (Gain) on settlement of debt                         (176,570)                -          (176,570)
   Stock-based payment                                     4,050           785,796         2,509,140
   Other                                                       -                 -           (30,061)
 Net change working capital items:
   Refundable taxes and other receivables	          13,241           102,532           (63,207)
   Deferred finance charges and issue costs             (634,467)                -          (658,731)
   Prepaid expenses and deposits                          56,761            55,022           (69,387)
   Accounts payable and accrued liabilities	           1,024           283,554         2,248,703
   Reclamation and closure cost                         (168,574)                -           181,426
                                                       ----------        ----------     -------------
Net cash used in operating activities                 (3,439,020)         (510,487)      (15,008,253)
                                                       ----------        ----------     --------------
Investing activities:
   Purchase of marketable securities		     $         -       $         -    $	  (1,767,835)
   Proceeds on sale of property and equipment		       -	         -	     100,000
   Proceeds on sale of marketable securities		       -		 -	     525,593
   Purchase of reclamation cash bond      		       -	         -	    (338,685)
   Purchase of property and equipment		          (2,375)           (6,499)       (2,085,550)
   Acquisition of business, net of cash acquired	       -		 -	     (31,286)
                                                       ------------    ------------      ------------
Net cash provided by (used by) investing activities       (2,375)	    (6,499)	  (3,597,763)
                                                        ------------   ------------      ------------

Financing activities:
  Issuance of notes payable	                      $        -	$         -	$    350,000
  Increase in bank indebtedness                           (8,155)	     36,189	      83,671
  Proceeds from issuance of convertible
    debt and warrants                                          -	          -        1,121,505
  Increase in convertible note payment                  3,000,000                 -        3,000,000
  Payment of financing fees and issue costs              (542,500)	          -	    (642,500)
  Issuance of long-term debt		                        -		  -	     137,435
  Repayment of long-term debt                                   -           (19,445)        (137,435)
  Repayment of government assistance             	 (129,465)	          -         (129,465)
  Receipt of repayable government assistance               86,229             4,945        1,171,859
  Proceeds from sale of common stock		          545,000	    613,571	  13,860.558
  Proceeds from sale of options	    	                        -	          -	      33,160
  Redemption of redeemable capital stock 		        -		  -	     (37,500)
  Purchase of common stock for treasury		                -	          -	    (149,622)
                                                        ------------    ------------     ------------
Net cash provided by financing activities               2,951,109           635,260	  18,661,666
                                                        ------------    ------------     ------------
Effect of foreign currency exchange rate
    changes on cash and equivalents		           (7,630)	    (2,690)            8,684
                                                         ------------    ------------     ------------
Net increase (decrease) in cash and cash equivalents	 (497,916)	   115,584            64,334

Cash and cash equivalents, beginning of period	          562,250	    49,208		   -
                                                         ------------    ------------     ------------
Cash and cash equivalents, end of period	     $     64,334	$  164,792	 $    64,334
		                                         ============    ============     ============
Supplemental information:
Cash paid for interest	                             $	   11,167	$    7,975	 $   210,555
issuance of common stock in lieu of settlement
     of debt                                               74,750                -            74,750
Issuance of common stock in lieu of payment of issue
    costs		                                        -	         -           550,000
Issuance of common stock in lieu of repurchasing
    redeemable common stock	                           16,250	    30,000           186,250
Issuance of options in lieu of repurchasing
    redeemable common stock		                        -		 -	     605,210
Issuance of commons stock in lieu of repayment of
    convertable promissory note                           825,000                -           850,626
Issuance of common stock in lieu of payment
    of notes payable		                                -	         -	     356,424
Repurchase of common stock in settlement of
    accounts receivable		                                -                -            11,300


                      (See accompanying notes to condensed consolidated financial statements)

               MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries
                         (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                               MARCH 31, 2005
          (Amounts stated in U.S. dollars unless indicated otherwise)

1.  Nature of operations

McKenzie Bay International, Ltd. and subsidiaries (Company) is a development stage company with no operations. The Company's primary business activity is the development of wind powered alternative energy systems. In addition, the Company holds mining claims to a vanadium/titanium deposit in Northern Quebec.

2.  Accounting policies

(a) Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring entries) considered necessary for a fair presentation have been included. The accompanying financial statements should be read with Notes to Consolidated Financial Statements included in the Company's Annual Report of Form 10-KSB for the year ended September 30, 2004. The balance sheet at September 30, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three-months and six-months periods ended March 31, 2005 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2005.

The financial statements of the Company have been prepared on the basis of the Company continuing as a going concern, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company suffered recurring losses and has a deficiency in net assets that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise additional capital and generate profits. However, management believes that it will be successful at raising additional capital in the short-term and will have profitable operations in the long-term.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

(b) Consolidation

These financial statements include the activities of the Company and its wholly-owned subsidiaries, Lac Dore Mining Inc., Great Western Diamond Company, DERMOND INC., WindStor Power Company and a 62.5% interest in Ptarmigan Energie Inc. All intercompany balances and transactions have been eliminated in consolidation.

(c) New accounting pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment. The new statement replaces existing requirements under SFAS No. 123, Accounting for Stock-Based Compensation, and eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees. As a result, compensation cost relating to share-based payment transactions will be measured based on the fair value of the equity or liability instruments issued. This statement does not change the accounting for similar transactions involving parties other than employees. Publicly traded companies must apply this statement as of the beginning of the first annual period that begins after June 15, 2005, while those that file as small business issuers must comply as of the beginning of the first annual reporting period that begins after December 15, 2005. This statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this statement, if any, is recognized as of the required effective date. The Company has not completed its evaluation of the impact of adopting the new statement on its consolidated financial statements, but anticipates that additional compensation costs will be recorded if the use of options for employee and director compensation continues.

(d) Share Based Payment

The Company has stock-based compensation plans which are described in note 3. The Company uses the fair value method of accounting for all stock options and common shares issued to non-employees for services in accordance with the provisions of SFAS No. 123 and the intrinsic value method for stock options granted to employees, officers and directors in conformity with APB Opinion No. 25 and its related interpretations, as allowed by SFAS No. 123. Under the fair value method, compensation cost is measured at the date of the grant and recognized over the vesting period, as is the case under the intrinsic value method when the exercise price is lower than the current market price at the date of the grant.

Had the compensation cost for stock options issued to employees, officers and directors been determined based on the fair value method consistent with SFAS No. 123, the Company's net loss and loss per share would have been as follows for the periods ended March 31, 2005 and 2004:


				          Three Months                   Six Months
                                         Ended March 31,               Ended March 31,
			               2005          2004             2005          2004
        		            -----------   ------------    -----------   ------------
 Net loss, as reported	          $ (1,630,411)	 $ (1,359,412)	$ (3,760,434)  $ (1,745,481)
 		                    -----------   ------------    -----------   ------------
 Add:  Stock-based employee
 compensation expense included
 in reported net income, net
 of related tax effects                  2,025        726,442          4,050        732,884

 Deduct:  Total stock-based
 employee compensation expense
 determined under the fair value
 method for all awards, net of
 related tax effects                   (63,855)    (1,010,334)      (872,162)    (1,931,095)
                                   -------------  -------------   -------------  ------------
 Pro forma net loss	          $ (1,692,241)  $ (1,643,304)   $(4,628,546)   $(2,943,692)
 				   =============  ==============  =============  ============
 Basic and diluted loss per share:
 As reported			  $      (0.06)  $     (0.05)    $     (0.14)   $      (0.07)
 Pro forma	                  $      (0.06)  $     (0.06)    $     (0.17)   $      (0.12)

The fair value of options was estimated as of the date of grant using the Black-
Scholes option-pricing method with the following weighted average assumptions for the periods ended March 31, 2005 and 2004:
  Three months ended
                                      Three months ended     Six months ended
			                  March, 31              March 31,
			                 2005   2004	      2005     2004
			                -----  ------        -------  -------
 Risk-free interest rate                    -    4.32%        4.06%    3.30%
 Expected average life (years)              -   10.00         9.19     7.57
 Dividend yield		                    -       -            -        -
 Volatility		                    -	  105%        128%     168%
 Fair values of option grants per share	$   -   $1.72       $1.15     $1.09

(e) Reclassifications

Certain amounts from the prior year have been reclassified to conform to the current year presentation.


3.  Common stock

The following table summarizes the activity related to common stock for the three months ended March 31, 2005:

                            			             Additional
                               Shares      Common stock     paid in capital    Total
                            ----------------------------------------------------------
Balance, September 30, 2004  26,407,393	     $	24,818	     $20,133,739   $20,158,557

Common shares issued
for cash ($1.18 Wt.
Avg./share)                      42,481	            42	          40,066        40,108

Common shares issued
for services ($2.25 Wt.
Avg./share)                     119,984	           120	         269,880       270,000

Stock options issued
for compensation                     - 	             -	           2,025         2,025

Value of beneficial
conversion feature of
convertible promissory note          -	             -		 568,661       568,661
(Note 4)

Fair value of warrants
issued to private placement
agent for  convertible
promissory note                      -	             -	         115,822       115,822
--------------------------------------------------------------------------------------
Balance, December 31, 2004  26,569,858	     $  24,980	     $21,130,193   $21,155,173
--------------------------------------------------------------------------------------

Common shares issued for
settlement of debt ($1.15 Wt.
Avg./share)                     65,000              65             74,685       74,750

Common shares issued for cash
 and other ($0.68 Wt, Avg/
 share)                        569,931             570            387,005      387,574

Common shares issued on
 conversion of promissory
 notes ($0.75 wt. Avg/share) 1,100,009           1,100            823,900      825,000

Common shares issued for
 exercise of options ($1.00
 Wt. Avg./share                  3,000               3              2,997        3,000

Stock option compensation            -               -              2,025        2,025

Fair value of warrant issued
 to private placement agent          -               -             35,665       35,665

Expiry of redeemable captial
 stock rights                        -               -              8,450        8,450
---------------------------------------------------------------------------------------
Balance, March 31, 2005     28,307,798        $ 26,718        $22,464,920  $22,491,638
=======================================================================================


(a) 	Share-based incentive plans

The Company has three share-based incentive plans, each being limited so that options to acquire no more than 2,500,000 common shares per plan may be outstanding at any one time.

(i)	Under the 2001 Employee Incentive Stock Option Plan, options may be granted at an exercise price equal to the market price on the date of the grant. All options expire no later than ten years from the grant date. In the event an option is granted to an employee who owns 10% or more of the voting power of common stock of the Company, the purchase price of each share shall be 110% of the market price on the date of grant and the expiration date of the option shall be no more than five years from the date of grant of such option. As of March 31, 2005, options to purchase an aggregate of 725,000 common shares have been issued under this plan.

(ii)	Under the 2001 Employee Non-Qualified Stock Option Plan, options may be granted to employees or certain non-employees at an exercise price as determined by the administrator of the plan on the date of the grant. The options expire ten years from the date of grant. As of March 31, 2005, options to purchase an aggregate of 2,080,000 common shares have been issued under this plan.

(iii)	Under the 2001 Directors Non-Qualified Stock Option Plan, options may be granted to directors of the Company or certain non-employees for terms of up to ten years at an exercise price as determined by the administrator on the date of the grant. The options vest over three years. As of March 31, 2005, options to purchase an aggregate of 1,709,584 common shares have been issued under this plan.

The following tables contain information with respect to all options granted by the Company, in addition to those granted under the preceding incentive plans:

                                                          Weighted
                                                          average
                                                          exercise
                                                           price
                                                            per
                                         Shares            share
                                     --------------    -------------
Options outstanding,
  September 30, 2004                    13,632,817         $ 1.08
        Granted                            924,167         $ 1.33
                                     --------------    -------------
Options outstanding,
 December 31, 2004                      14,556,984         $ 1.10
        Exercised                           (3,000)        $ 1.00
        Expired                            (55,500)        $ 2.00
                                     --------------    -------------
Options outstanding,
 March 31, 2005                         14,498,484         $ 1.10
                                     ==============    =============

                     Outstanding options         Exercisable options
	             ---------------------     ------------------------
	              Weighted  Weighted                         Weighted
	              Average   average                           average
	               life     price                             price
  Price      Shares   (years)  US$/share           Shares       US$/share
  ------   --------  -------  ----------          ---------    ----------
  0.74	     300,000	2.70	$0.74		     -		$      -
  1.00	  10,921,917	4.27     1.00		10,401,917          1.00
1.22-1.25    617,400	2.88	 1.24		   467,400	    1.25
1.30-1.50  2,059,167	6.84	 1.37		 1,434,167          1.39
  1.88	     525,000	8.75	 1.88		   525,000          1.88
2.00-3.00     75,000	3.98     2.70	            75,000          2.70
          ----------                            -----------
	  14,498,484				12,903,484
          ==========                            ==========
(b)  Stock warrants

As of March 31, 2005, the following warrants for the purchase of common stock are outstanding:
                                   Number
                                 of warrants
                               --------------
Outstanding, September 30, 2004	2,153,980
Issued                           150,000
Expired	                        (190,625)
---------------------------------------------
Outstanding, December 31, 2004	2,113,355
Issued                             59,513
Expired	                           (7,937)
---------------------------------------------
Outstanding, March 31, 2005     2,164,931
=============================================

The warrants outstanding at March 31, 2005, can be exercised at prices ranging from $0.78 to $3.00. The expiration dates of the warrants range from August 19, 2005 to March 29, 2007.

(c) Redeemable common stock

The Company has granted to the holders of an aggregate of 24,100 outstanding common shares the right to require the Company to repurchase the shares at a price of $3.25 per share. If the holders exercise their rights, the Company will be obligated to pay, as of March 31, 2005 or gradually over the this fiscal year, a maximum amount of $62,075.

4. Convertible promissory notes

On August 13, 2004, the Company borrowed $500,000 from 13 lenders and issued its 12% convertible promissory notes in that aggregate amount. The notes and interest were due and payable on the 14th day of November 2004. If, however, a registration statement filed by the Company under the Securities Act of 1933 to register the shares which may be obtained by the lenders upon conversion of the notes has been declared effective by the Securities and Exchange Commission
(SEC) by that date, the maturity date of the notes would be extended for a period of 90 days from the date the registration statement was declared effective and the lenders can convert the notes into a total of 666,667 shares of common stock during the 90 day period. The Company also issued warrants to the lenders for the purchase of an aggregate of 750,000 shares of the Company's
common stock on or before August 13, 2006 at $1.07 per share.   Interest is due
upon the conversion of the promissory notes to shares of common stock or when the promissory notes are due.

On September 7, 2004, the Company borrowed $598,450 from ten lenders and issued its 12% convertible promissory notes in that aggregate amount. The terms of the notes and the issuance of warrants in connection with the notes are substantially the same as those of the loans of August 13, 2004, except that the notes are convertible into 746,867 shares of common stock and lenders received warrants for the purchase of an aggregate amount of 873,300 shares of common stock on or before September 7, 2006, at $1.42 per share.

On November 15, 2004, the registration statement which included the shares obtainable by the lenders upon conversion of the promissory notes, was declared effective by the SEC.

The 12% promissory notes and warrants were recorded at their relative fair values. The fair value assigned to the warrants of $529,789 was estimated using the Black Scholes option-pricing model. The intrinsic value of the conversion feature at the date the promissory notes were issued was $568,661, after taking into account the fair value of the warrants. These amounts have been recorded as debt discount, with an offsetting increase to additional paid-in capital. As of March 31, 2005, all of the debt discount has been amortized as additional non-cash interest expense over the life of the debt using the effective interest method.

The Company also incurred $100,000 of costs in connection with the issuance of the convertible promissory notes. These costs have been amortized on a basis that approximates the interest method over the expected term of the related debt.

During the quarter ended March 31, 2005, $825,000 of the promissory notes were converted into 1,100,009 common shares. A further $175,000 of promissory notes was repaid to lenders who chose not to convert into common shares. The maturity date for the remaining promissory note of $102,750 has been extended until September 30, 2005 with all other terms of the promissory note remaining the same.

5. Promissory notes

On January 10, 2005, the Company borrowed $1,000,000 from Cornell Capital Partners and issued a promissory note to Cornell Capital Partners in that amount. At the same time, the Company placed 1,000,000 shares of common stock in escrow with an escrow agent designated by Cornell Capital Partners and also deposited with the same escrow agent 19 requests for advances under the Standby Equity Distribution Agreement, each in the amount of $50,000 and one such advance in the amount of $75,479.45. The escrow agent agreed to release the requests to Cornell Capital Partners every seven days beginning January 17, 2005. Upon the release of each request, the appropriate number of our shares held in escrow will be issued to Cornell Capital Partners.

The promissory note issued to Cornell Capital Partners bears interest at the annual rate of 12% and is payable on or before June 4, 2005. Proceeds from the sale of the shares issued to Cornell Capital Partners will be utilized in payment of outstanding amounts under the promissory note. In the event that during the life of the promissory note, the proceeds from the sales of the escrowed shares are insufficient to repay all amounts due, the Company will immediately place in escrow such number of additional shares of its common stock of which the proceeds of the sale of such shares shall be sufficient to repay all amounts due under the promissory note. There is no limit on the number of shares the Company may be required to issue to Cornell Capital Partners to satisfy its obligation under the promissory note. Any decline in the market price of the Company's shares will increase the number of shares the Company would otherwise be required to issue to Cornell.

On each of February 14, 2005 and March 14, 2005 the Company borrowed an additional $1,000,000 from Cornell Capital Partners under the same terms and conditions, except that the weekly advances will begin June 6, 2005 and the promissory notes are payable on or before October 17, 2005 and October 21, 2005, respectively. The share escrow with respect to the loans consists of 2,000,000 shares and 1,000,000 shares, respectively.

The Company's proceeds from the promissory notes were reduced by the prepayment of fees due to Cornell Capital, the placement agent, investment advisors and the escrow agent for the advances of shares under the terms of the Standby Equity Distribution Agreement. These prepaid fees have been recorded as deferred issue costs and will be amortized as shares are issued to Cornell Capital as repayment of the promissory notes.

6. Standby equity distribution agreement

On April 6, 2004, the Company entered into a Standby Equity Distribution Agreement (SEDA) with Cornell Capital Partners, L.P (Cornell Capital Partners). Under the Agreement and subject to its terms and conditions, the Company may require Cornell Capital Partners to purchase newly issued common shares from the Company, for a maximum total purchase price of $15 million over a 24-month period, less certain fees and expenses. The amount of any advance (periodic sale of stock) may not exceed $625,000 and the Company may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of the Company's then outstanding common stock. The Company incurred $550,000 in issue costs related to the signing of the Agreement. These costs were settled through the issuance of 224,412 of common shares at $2.25 per share, which represented the volume weighted average trading price of the Company's shares on the signing date of the agreement. These costs have been deferred and will be treated as a reduction to the proceeds from the shares issued under the Agreement.

Under the terms of the SEDA, the Company will pay 5% of the proceeds to Cornell Capital Partners as a fee and $500 each sale to the escrow agent for services.

Additionally, the Company will pay 10% of the proceeds to the placement agent as a fee and issue warrants to the agent to purchase the Company's common stock equal to 10% of the number of the Company's common stock issued in each advance. Effective January 10, 2005 the company will pay an advisory fee of 2-2.5% to a company related to Cornell Capital Partners LLP.

7.  Basic and diluted loss per common share

                            Three Months ended March 31,    Six Months ended March 31,
                             2005               2004           2005           2004
                          ------------       --------------  ------------   -----------
Net Loss                 $ (1,630,411)     $   (1,359,412)  $ (3,760,434)  $(1,745,481)
                          ------------       --------------  ------------   -----------
Total Weighted Average
Number of Common Shares
and Equivalents            28,093,859          25,583,250     26,839,146    25,452,712
                          ------------       --------------  ------------  ------------
Net Loss per
Common Share            $       (0.06)       $      (0.05)   $     (0.14)  $     (0.07)
                          ============       ==============  ============   ===========


The following outstanding common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders as they had an anti-dilutive effect:



						      Shares at end of
						          March 31,
						       2005	   2004
						------------------------------
Shares issuable upon exercise of stock options      14,498,484	13,522,817
Shares issuable upon exercise of warrants	     2,164,931	   806,035
Shares issuable upon conversion of promissory note      80,200     	 -




8. Interest and finance charges

Interest and finance charges consist of the following:


                                     Three Months ended March 31,    Six Months ended March 31,
                                        2005               2004           2005           2004
                                    ------------       --------------  ------------   -----------
Amortization of the fair value of     $  60,197          $      -      $   119,395      $     -
 warrants issued for placement fees
Amortization of debt discount
 related to the intrinsic value of
 the beneficial conversion feature
 of the convertible promissory notes    330,404                  -          568,661            -
Amortization of deferred finance
 charges and issue costs paid
 in connection with the convertible
 promissory note                         25,793	                 -           79,724            -
Amortization of debt discount related
 to warrants issued in connection with
 the convertible promissory notes       179,088                  -          454,506            -
Interest paid on convertible promissory
  notes                                   8,494                  -           39,161            -
Interest on promissory note              38,762                  -           38,762            -
Other interest	                   	 10,490              18,156          35,472       34,673
                                     -------------------------------------------------------------
                                     $  653,227           $  18,156     $ 1,335,680     $ 34,673
                                     =============================================================

9.  Related party transactions

The Company has retained a law firm to perform legal services for which Company has incurred total expenditure of $68,795 for services for the three months and $110,264 for the six months ended March 31, 2005 ($36,662 for three months and $58,161 for six months ended March 31, 2004). A director of the Company is a partner in that law firm. The transactions were valued at the exchange amount, which is the amount of consideration agreed to by the related parties. As of March 31, 2005 an amount of $133,032 ($118,456 as of March 31, 2004) resulting from these transactions is included in accounts payable and accrued liabilities.

10.  Commitments and Contingencies

The company has provided to a creditor a 50% lien on the reclamation bond on deposit with the state of Colorado with payment being made in the event that the Great Western Diamond Company is sold and the deposit returned.

As a result of exploration work performed at the Lac Dore Vanadium/Titanium Project, the Company has a potential environmental liability in the range of $15,000 to $30,000. This liability will not be incurred if the project goes into production. As management believes that the project will go into production, the amount has not been accrued in the financial statements.

        Royalty Agreements

The Company has entered into a royalty agreement that will pay 2.5% of Dermond wind turbine sales to the former owners.

        Bank Indebtedness and other loans

The bank indebtedness of DERMOND INC. in the amount of $94,037 as of March 31, 2005 ($90,101 as of September 30, 2004), carries interest at 7.5% per annum and is secured by an assignment of DERMOND INC.'s refundable research and development tax credit.

The bank indebtedness of Great Western Diamond Company in the amount of $4,007 as of March 31, 2005 ($12,163 as of September 30, 2004), carries interest at 8% per annum and is secured by the assets of Great Western Diamond Company.

        Legal

In the normal course of business, the Company and its subsidiaries are parties to various legal claims, actions and complaints and various other risks. It is not possible to predict with certainty whether or not the Company and its subsidiaries will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company's management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company's results of operations, financial position or cash flows.

	Rental of Premises

On March 2, 2005, the Company entered into a three-year operating lease for office facilities with an unrelated third party. In addition to the minimum rents due under the lease terms, the Company is responsible for its proportionate share of common area costs. Future minimum lease payments under the terms of the operating lease are $98,784 for 2006, $102,488 for 2007 and $108,192 for 2008.

11.	Subsequent events

On May 13, 2005, the Company borrowed $500,000 from Cornell Capital Partners and issued a promissory note to Cornell Capital Partners in that amount. At the same time, the Company placed 1,000,000 shares of common stock in escrow with an escrow agent designated by Cornell Capital Partners and the Company deposited with the escrow agent 5 requests for advances under the Standby Equity Distribution Agreement, each in the amount of $100,000 and one such advance in the amount of $40,534.25. The escrow agent has agreed to release the requests to Cornell Capital Partners every seven days beginning June 6, 2005. Upon the release of each request, the appropriate number of the Company's shares held in escrow will be issued to Cornell Capital Partners.

The promissory note issued to Cornell Capital Partners bears interest at the annual rate of 14% and is payable on or before October 21, 2005. Proceeds from the sale of the shares issued to Cornell Capital Partners will be utilized in payment of outstanding amounts under the promissory note. In the event that during the life of the promissory note, the proceeds from the sales of the escrowed shares are insufficient to repay all amounts due, the Company will immediately place in escrow such number of additional shares of its common stock of which the proceeds of the sale of such shares shall be sufficient to repay all amounts due under the promissory note. There is no limit on the number of shares the Company may be required to issue to Cornell Capital Partners to satisfy its obligation under the promissory note. Any decline in the market price of the Company's shares will increase the number of shares the Company would otherwise be required to issue to Cornell.

----------------------------------------------------------------------------


                        MCKENZIE BAY INTERNATIONAL, LTD.
                         (A development-stage company)

                       CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004


Report of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
McKenzie Bay International, Ltd.
Grand Rapids, Michigan

We have audited the accompanying consolidated balance sheets of McKenzie Bay International, Ltd. and subsidiaries (a development stage company) as of September 30, 2004 and 2003, and the related consolidated statements of changes in stockholders' equity (deficit), loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of McKenzie Bay International, Ltd. for the period from inception on August 23, 1996 through September 30, 2002, were audited by other auditors who expressed an unqualified opinion on those financial statements. The financial statements for the period from inception on August 23, 1996 through September 30, 2002 reflect total revenues, net loss and comprehensive loss of $12,825, $14,686,353 and $14,663,454 respectively, of the related totals.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of McKenzie Bay International, Ltd. and subsidiaries as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development of wind powered alternative energy systems. As discussed in Note 2 to the financial statements, the Company has incurred significant losses since inception, and has a working capital and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
January 12, 2005

-----------------------------------------------------------------------


             MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries
                         (A development-stage company)

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2004 and 2003
                        (Amounts stated in U.S. dollars)

                                    ASSETS

                                                           2004	        2003
						        ---------     --------
Current:
 Cash and cash equivalents	                       $ 562,250    $   49,208
 Refundable taxes and other receivables                  122,286       262,979
 Deferred charges		                          24,264             -
 Prepaid expenses and deposits		                 176,632       145,441
 Deferred issue and finance costs (notes 5 & 8)          359,724             -
                                                        --------      --------
Total current assets		                       1,245,156       457,628
Reclamation cash bond (note 3)		                 338,685       338,685
Property and equipment (note 4)		                  31,580        76,263
                                                        --------       -------
    Total assets	                               $1,615,421   $  872,576
	                                                =========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current:
 Bank indebtedness (note 15)	                       $  102,264       83,463
 Accounts payable and accrued liabilities (note 14)	2,380,916    2,162,934
 Convertible promissory notes, net of discount (note 5)	  643,944            -
 Current portion of long-term debt (note 6)		  219,740       32,945
                                                        ----------   ----------
 Total current liabilities		                3,346,864    2,279,342

Long-term liabilities:
 Long-term debt (note 6)		                1,084,763    1,074,651
 Reclamation and closure liabilities (note 3)		  350,000      250,000
 Redeemable common stock (note 7)		           86,775      252,175
                                                        ----------   ----------
 Total long-term liabilities		                1,521,538    1,576,826
                                                        ----------   ----------
Total liabilities		                        4,868,402    3,856,168
                                                        ----------   ----------
Commitments and Contingencies (note 15)

Stockholders' equity (deficit):
 Common stock - $0.001 par value (note 7):
  75,000,000 shares authorized,
  26,407,393 and 25,137,958 shares
  issued and outstanding		                   24,818       23,649
 Additional paid in capital		               20,133,739   16,781,788
 Deficit accumulated during the development stage     (23,020,986) (19,564,758)
 Accumulated other comprehensive income (loss)		 (390,552)    (224,271)
                                                      ------------ ------------
Total stockholders' deficit		               (3,252,981)  (2,983,592)
			                              ------------ ------------
Total liabilities and stockholders' deficit	     $	1,615,421  $	872,576
                                                      ============ ============

                            (See accompanying notes)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Deficit)
            FROM INCEPTION ON AUGUST 23, 1996 TO SEPTEMBER 30, 2004
                         (Amounts stated in US dollars)

                                                                                       Accumulated
                                                                                          other           Total
                                        Common     Common   Additional                comprehensive   stockholders'
                                        stock      stock     paid in     Accumulated      income        equity
                                        shares     amount    capital       deficit        (loss)       (deficit)
                                      --------- ----------  ---------   -----------  -------------- -------------

 Common shares issued for cash
 ($0.04 Wt. Avg./share)                200,000   $     200   $   7,097  $        -       $      -    $    7,297
 Common shares issued in exchange of
    exploration claims and services
    ($0.04 Wt. Avg./share)              50,000          50       1,774           -              -         1,824
 Net loss for the year                       -           -           -      (7,116)             -        (7,116)
 Change in foreign currency
   translation adjustment                    -           -           -           -             12            12
-------------------------------------  -----------  ----------  ---------  -----------  ------------- ------------
 Balance, September 30, 1996           250,000         250       8,871      (7,116)            12         2,017

 Common shares issued for cash
  ($0.15 Wt.Avg./share)              5,149,560       5,150     748,534           -              -       753,684
 Common shares issued in exchange of
    exploration claims and services
     ($0.04 Wt. Avg./share)          2,804,540       2,804     114,159           -              -       116,963
 Net loss for the year                       -           -           -    (816,944)             -      (816,944)
 Change in foreign currency
    translation adjustment                   -           -           -           -           (473)         (473)
------------------------------------ -----------  ---------  -----------  -----------   ------------  ------------
 Balance, September 30, 1997         8,204,100       8,204     871,564    (824,060)          (461)       55,247

 Common shares issued for cash
  ($0.85 Wt.Avg/share)                 517,000         517     440,277           -              -       440,794
 Common shares issued in exchange of
    exploration claims and services
     ($0.04 Wt. Avg./share)          1,105,000       1,105      43,719           -              -        44,824
 Net loss for the year                       -           -           -    (519,123)             -      (519,123)
 Change in foreign currency
   translation adjustment                    -           -           -           -         (3,557)       (3,557)
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
 Balance, September 30, 1998         9,826,100       9,826   1,355,560  (1,343,183)        (4,018)       18,185

 Common shares issued for cash
  ($0.22 Wt.Avg./share)              1,755,744       1,756     381,685           -              -       383,441
 Common shares issued in exchange of
    exploration claims and services
    ($1.08 Wt. Avg./share)           1,245,000       1,245   1,337,925           -              -     1,339,170
 Net loss for the year                       -           -           -  (1,608,740)             -    (1,608,740)
 Change in foreign currency
    translation adjustment                   -           -           -           -            257           257
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------

 Balance, September 30, 1999        12,826,844      12,827   3,075,170  (2,951,923)        (3,761)      132,313

 Issuance of redeemable common stock         -           -           -    (640,075)             -     (640,075)
 Common shares issued for cash
  ($0.61 Wt. Avg./share)             1,734,202       1,734   1,054,409           -              -     1,056,143
 Common shares issued for services
  ($0.50 Wt. Avg./share)                42,000          42      20,958           -              -        21,000
 Net loss for the year                       -           -           -    (830,612)             -      (830,612)
 Change in foreign currency
   translation adjustment                    -           -           -           -           (938)         (938)
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
 Balance, September 30, 2000        14,603,046      14,603   4,150,537  (4,422,610)        (4,699)     (262,169)

Issuance of redeemable common stock          -           -           -    (545,938)             -      (545,938)
Common shares issued for cash
   ($0.84 Wt. Avg/share)             5,734,801       4,241   4,809,951           -              -     4,814,192
Common shares issed for services
   ($0.88 Wt. Avg./share)              148,928         149     130,207           -              -       130,356
Purchase of common stock for treasury (79,000)         (79)   (145,174)          -              -      (145,253)
Net loss for the year                        -           -           -  (4,933,244)             -    (4,933,244)
Change in foreign currency
 translation adjustment                      -           -           -           -        (12,833)      (12,833)
Unrealized holding loss on marketable
 securities                                  -           -           -           -       (371,735)     (371,735)
Expiration of redemption rights              -           -      12,000           -              -        12,000
Stock options issued for services            -           -      73,085           -              -        73,085
Stock options issued for compensation        -           -     829,500           -              -       829,500
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
Balance as at September 30, 2001    20,407,775      18,914   9,860,106  (9,901,792)      (389,267)     (412,039)

Common shares issued for cash
  ($0.00 Wt. Avg./share)                     -           5      56,920           -              -        56,925
Common shares issued for services
  ($0.92 Wt. Avg./share)             1,572,053       1,572   1,441,098           -              -     1,442,670
Common shares issued for business
  acquisition-DERMOND INC.
   ($1.25 Wt. Avg./share)              100,000         100     124,900           -              -       125,000
Common shares issued for conversion
  of note payable ($1.07 Wt.Avg/share)  23,877          24      25,602           -              -        25,626
Common shares issued for exercise of
  warrants ($0.64 Wt. Avg./share)       25,000          25      16,092           -              -        16,177
Common shares issued for exercise of
  warrants ($1.23 Wt. Avg./share)      969,935         970   1,191,390           -              -     1,192,360
Purchase of common stock for treasury   (3,000)         (3)     (4,366)          -              -        (4,369)
Net loss for the year                        -           -           -  (5,970,574)             -    (5,970,574)
Change in foreign currency
   translation adjustment                    -           -           -           -         40,431        40,431
Reclassification to the consolidated
   statement of loss of the holding
    loss on marketable securities            -           -           -           -        371,735       371,735
Expiration of redemption rights              -           -     439,659           -              -       439,659
Stock options issued for services            -           -     341,696           -              -       341,696
Stock options issued for compensation        -           -     125,270           -              -       125,270
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
Balance as at September 30, 2002    23,095,640       21,607 13,618,367 (15,872,366)        22,899    (2,209,493)

Common shares issued for cash
 ($0.65 Wt. Avg./share)                453,337          453    295,414           -              -       295,867
Common shares issued for exercise of
 warrants ($0.83 Wt. Avg./share)       661,038          661    551,125           -              -       551,786
Common shares issued for services
 ($0.83 Wt. Avg./share)                937,943          938    822,053           -              -       822,991
Purchase of common stock for treasury  (10,000)         (10)   (11,290)          -              -       (11,300)
Net loss for the year                        -            -           -  (3,692,392)            -    (3,692,392)
Change in foreign currency
   translation adjustment                    -            -           -           -       (247,170)    (247,170)
Expiration of redemption rights              -            -     514,471           -              -      514,471
Stock options issued for services            -            -      63,187           -              -       63,187
Stock options issued for compensation        -            -     290,091           -              -      290,091
Stock options issued for cash                -            -      33,160           -              -       33,160
Stock options issued in lieu of
  redemption rights                          -            -     605,210           -              -      605,120
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
Balance as at September 30, 2003     25,137,958      23,649  16,781,788 (19,564,758)      (224,271)  (2,983,592)

Common shares issued for cash
 ($1.35 Wt. Avg./share)                 561,457         561     757,940           -              -      758,501
Common shares issued for exercise of
 stock options ($1.04 Wt. Avg./share)    58,800          59      60,941           -              -       61,000
Common shares issued for exercise of
 warrant ($1.08 Wt. Avg./share)         343,700         344     618,056           -              -      618,400
Common shares issued for services
 ($1.97 Wt. Avg./share)                 205,478         205     404,975           -              -      405,180
Unpaid captial stock                    100,000           -           -           -              -            -
Net loss for the year                         -           -           -  (3,456,228)             -   (3,456,228)
Change in foreign currency
  translation adjustment                      -           -           -           -       (166,281)    (166,281)
Expiration of redemption rights               -           -     147,301           -              -      147,301
Stock options issued for services             -           -      87,180           -              -       87,180
Stock options issued for compensation         -           -     745,769           -              -      745,769
Value of warrants issued in connection
  with convertible debenture                  -           -     529,789           -              -      529,789
------------------------------------ -----------  ----------  --------- ------------  ------------  -------------
Balance, September 30, 2004          26,407,393    $ 24,818 $20,133,739 $(23,020,986)   $ (390,552) $(3,252,981)
==================================== ===========  ========== =========== ===========  ============= =============
                            (See accompanying notes)




               MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries
                         (A development-stage company)

                        CONSOLIDATED STATEMENTS OF LOSS
                    YEARS ENDED SEPTEMBER 30, 2004 and 2003
                        (Amounts stated in U.S. dollars)

                                                                      Cumulative
                                                                         from
                                                                       inception
                                                                      on August 23,
	                                        	                  1996
							              to September
	                                        2004         2003       30, 2004
Revenue					      --------  -  --------  --------------
                                             $       -   $        -   $     12,825

Expenses:
    Exploration (note 9)		       147,586	    565,984	 7,277,371
    Research and development, net 	       649,017	    656,834	 1,305,851
    General administration		       336,927	    295,642      1,489,862
    Reorganization costs		             -	          -        102,914
    Wages and benefits		                79,363      160,589      1,180,812
    Management wages and benefits            1,214,608      728,961      3,498,876
    Professional fees                          678,593      862,616      2,283,284
    Promotion and travel                       177,654      155,512      1,001,255
    Depreciation                                15,420	     18,360        404,262
    Interest and finance charges               183,969	     72,088        433.945
    Write-down of assets                             -            -     (1,626,821)
    Write-off of incorporation and
      reorganization costs                           -	          -        (49,137)
    Write-down of marketable securities	             -	    (32,731)    (1,104,214)
    Gain (loss) on sale of marketable securities     -	        140       (138,028)
    Gain on sale property and equipment		26,806            -         26,806
    Interest income                                103        3,757         28,000
                                            -----------  -----------   ------------
Loss before income and mining taxes and
    cumulative effect of change in
    accounting principle for SFAS 142	    (3,456,228)  (3,545,420)   (21,829,001)
Income and mining taxes recovery (note 10)           -            -        141,000
                                           ------------  -----------   -------------
Net loss before cumulative effect of
    change in accounting principle
    for SFAS 142	                   $(3,456,228)	$(3,545,420)  $(21,688,001)
                                           ------------ ------------  --------------
Cumulative effect of change in accounting
    principle for SFAS 142 (note 2)                  -	   (146,972)      (146,972)
                                           ------------ ------------  --------------
Net loss	                           $(3,456,228)	$(3,692,392)  $(21,834,973)
                                           ------------ ------------  --------------
Comprehensive loss (note 12)	           $(3,622,509) $(3,939,562)  $(22,225,525)
			                   ============ ============  ==============

Basic and diluted loss per share (note 13):
Net loss before cumulative effect of change
   in accounting principle for SFAS 142	   $     (0.13) $     (0.14)

Cumulative effect of change in
   accounting principle		                     -	      (0.01)
                                           ------------- ------------
Net loss	                           $     (0.13) $     (0.15)
                                           ============= ============

                            (See accompanying notes)



               MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries
                         (A development-stage company)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 2004 and 2003
                        (Amounts stated in U.S. dollars)
                                   Cumulative
                                                                                         from
                                                                                       inception
                                                                                     on August 23,
                                                                                         1996
                                                                                     to September
                                                                2004         2003       30, 2004
	                                                     -----------  ---------  ---------------
Operating activities:
  Net loss 	                                           $ (3,456,228)  $(3,692,392) $(21,834,973)
  Items not affecting cash:
   Cumulative effect of change in accounting principle		      -	      146,972       146,972
   Depreciation		                                         15,420	       18,360       404,262
   Amortization of financing and warrants		         95,559	            -        95,559
   Expenses settled through issuance of common stock		125,180	      362,992	  1,930,842
   Capitalized interest on convertible notes payable		      -	            -	      2,571
   Reclamation and closure costs (note 3)		        100,000	            -	    350,000
   Write-down of assets		                                      -	    	    -	  1,626,821
   Write-down of marketable securities		                      -	       32,731	  1,104,214
   Write-off of incorporation and reorganization costs	              -		    -        49,137
   (Gain) Loss on sale of marketable securities		              -		 (140)	    138,028
   Gain on sale of property and equipment		        (26,806)   	    -	    (26,806)
   Stock-based payment		                                832,949	      353,278	  2,505,090
  Net change in non-cash working capital related to
     operations:
   Refundable taxes and other receivables		        129,168	      (51,452)	    (76,448)
   Deferred charges		                                (24,264)       19,562	    (24,264)
   Prepaid expenses and deposits		                (31,191)       26,616       (126,148)
   Accounts payable and accrued liabilities		        111,478	     1,446,532	   2,247,680
                                                             ------------   ------------ ------------
Net cash used in operating activities		             (2,128,736)    (1,336,941)	 (11,487,464)
	                                                     ------------   ------------ ------------
Investing activities:
  Purchase of marketable securities		                      -		     -	  (1,767,835)
  Proceeds on sale of property and equipment		        100,000		     -	     100,000
  Proceeds on sale of marketable securities		              -		 50,910	     525,593
  Purchase of reclamation cash bond (note 3)		              -		      -	    (338,685)
  Purchase of property and equipment		                (25,169)         (9,273)  (2,083,175)
  Incorporation and reorganization costs		              -		      -	     (81,769)
  Acquisition of business, net of cash acquired		              -		      -	     (31,286)
                                                             ------------   ------------ ------------
Net cash provided by (used by) investing activities		 74,831		 41,637	  (3,677,157)
                                                             ------------   ------------ ------------

Financing activities:
 Issuance of notes payable	                           $	      -	   $    350,000	 $   350,000
 Increase of bank indebtedness 		                         14,630		 29,755	      91,826
 Proceeds from issuance of convertible promissory
    notes payable		                              1,098,450	              -    1,121,505
  Payment of financing fees		                       (100,000)	      -	    (100,000)
  Issuance of long-term debt		                              -		      -	     137,435
  Repayment of capital lease obligation		                (32,945)        (36,156)    (137,435)
  Receipt of repayable government assistance (note 6)		158,999		 71,272    1,085,630
  Proceeds from sale of common stock		              1,437,901	        847,653	  13,315,558
  Proceeds from sale of stock options		                      -		 33,160	      33,160
  Redemption of redeemable common stock 		              -		      -	     (37,500)
  Purchase of common stock for treasury		                      -		      -	    (149,622)
                                                             ------------   ------------ ------------
Net cash provided by (used by) financing activities	      2,577,035	      1,295,684	 (15,710,557)
                                                             ------------   ------------ ------------
Effect of foreign currency exchange rate
    changes on cash and equivalents		                (10,088)	  3,503       16,314
                                                             ------------   ------------ ------------
Net increase in cash and cash equivalents		        513,042		  3,883	     562,250
Cash and cash equivalents, beginning of period		         49,208		 45,325		   -
                                                             ------------   ------------ ------------
Cash and cash equivalents, end of period	           $    562,250	   $     49,208	 $   562,250
		                                             ============   ===========  =============
Supplemental information:
Cash paid for interest	                                   $	147,438	   $     32,972	 $   192,268
Issuance of common stock in lieu of payment of issue
    costs		                                        280,000	              -      280,000
Issuance of common stock in lieu of repurchasing
    redeemable common stock	                                 60,000	        110,000      170,000
Issuance of stock options in lieu of repurchasing
    redeemable common stock		                              -		605,210	     605,210
Issuance of common stock in lieu of payment
    of notes payable		                                      -	        356,424	     356,424
Conversion of notes payable into common stock		              -	              -	      25,626
Repurchase of common stock in settlement of
    accounts receivable		                                      -          11,300       11,300
	                                                     ------------   ------------ ------------
	                                                   $    487,438	   $  1,115,906	 $ 1,640,828
                                                             ============   ===========  =============
                            (See accompanying notes)


               MCKENZIE BAY INTERNATIONAL, LTD. and subsidiaries

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
          (Amounts stated in U.S. dollars unless indicated otherwise)

 1.	Nature of operations

 	McKenzie Bay International, Ltd. and subsidiaries (Company) is a development stage company with no operations. The Company's primary business activity is the development of wind powered alternative energy systems.

 2.	Accounting policies

 	The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") and reflect the following significant accounting policies:

 	[a]	Basis of presentation

 		The financial statements of the Company have been prepared on the basis of the Company continuing as a going concern, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

 		The Company has suffered recurring losses and has a deficiency in assets that raise substantial doubt about our ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise additional capital and generate profits. However, management believes that it will be successful at raising additional capital in the short-term and will have profitable operations in the long-term (see note 8).

 		The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

 	[b]	Consolidation

 		These financial statements include the activities of the Company and its wholly-owned subsidiaries, Lac Dore Mining Inc. (formerly McKenzie Bay Resources Ltd.), Great Western Diamond Company, DERMOND INC. (formerly Experts Conseils Dermond Inc.), WindStor Power Company and a 62.5% interest in Ptarmigan Energie Inc. All intercompany balances and transactions have been eliminated in consolidation.

        [c]	Foreign currency translation

 		For statutory and other reporting purposes, the Company's wholly and partially owned subsidiaries, Lac Dore Mining Inc., DERMOND INC. and Ptarmigan Energie Inc. prepare financial statements in Canadian dollars. The translation to U.S. dollars for consolidation purposes is performed using the current rate method whereby balance sheet accounts are converted at exchange rates in effect at the balance sheet date and revenue and expense accounts are translated at the weighted-average exchange rate during the period. The gains and losses resulting from such translation are included as a foreign currency translation adjustment in stockholders' equity (accumulated other comprehensive income).

 	[d]	Cash and cash equivalents

 		Cash and cash equivalents includes those short-term investments which, at the date of acquisition, have an original term to maturity of three months or less.

 	[e]	Marketable securities

 		The Company has invested in marketable securities with maturities greater than three months. The securities are classified as available-for-sale securities and reported at fair market value with unrealized gains and losses excluded from earnings and recorded to stockholders' equity (accumulated other comprehensive income). There were no marketable securities investments at September 30, 2004 and 2003.

 	[f]	Use of estimates

 		The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the fiscal period. Financial statement items that require significant estimates from management include the useful life of long-lived assets for depreciation purposes, carrying value of goodwill and sufficiency of reclamation and closure liabilities. Actual results could differ from such estimates.

 	[g]	Exploration expenditures

 		Costs related to the exploration of resource properties are expensed as incurred. Such amounts are reduced by grants and other related revenues.

 	[h]	Research and development

 		During fiscal 2004 and 2003, the Company expended $994,432 and $742,936 ($649,017 and $656,834 net of non-refundable grants),
		respectively, on research and development related to Lac Dore Mining Inc. and DERMOND INC.

 	[i]	Property and equipment

 		Property and equipment are recorded at cost and depreciated over their estimated useful lives using the declining-balance method at the following annual rates:

 			Equipment under capital lease	20%
 			Furniture and fixtures	        20%
 			Computer equipment	        30%
 			Office equipment	        20%

 	[j]	Impairment of long-lived assets

 		The Company evaluates the carrying value of long-lived assets and other intangible assets, excluding goodwill, based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

 	[k]	Income and mining taxes

 		The Company accounts for income and mining taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is set up when it is more likely than not that a deferred tax asset will not be realized.

 	[l]	Loss per common share

 		Basic earnings (loss) per common share is computed by dividing net loss (the numerator) by the weighted-average number of outstanding common shares (the denominator) for the period. The computation of diluted earnings (loss) per share includes the same numerator, but the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued (such as the common share equivalents for stock options).

 	[m]	Share based payment

 		i)	The Company has stock-based compensation plans which are
		described in note 7. The Company uses the fair value method of accounting for all stock options and common shares issued to non-employees for services in accordance with the provisions of SFAS 123, and the intrinsic value method for stock options granted to employees, officers and directors in conformity with Accounting Principles Board Opinion No. 25 and its related interpretations, as allowed by SFAS 123. Under the fair value method, compensation cost is measured at the date of the grant and recognized over the vesting period, as is the case under the intrinsic value method when the exercise price is lower than the current market price at the date of the grant.

 		ii)	Fair value disclosure

 Had the compensation cost for stock options issued to employees, officers and directors been determined based on the fair value method consistent with SFAS 123, the Company's net loss and loss per share would have been as follows for fiscal 2004 and 2003:

                                       2004                  2003
 			        ----------------      -----------------
 Net loss, as reported	          $(3,456,228)          $(3,692,392)
 		                ----------------      -----------------
 Add:  Stock-based employee
 compensation expense included
 in reported net loss             $   745,769           $   290,091

 Deduct:  Total stock-based
 employee compensation expense
 determined under the fair value
 method for all awards, net of
 related tax effects               (1,974,173)           (1,201,673)
 				---------------      ------------------
 Pro forma net loss	          $(4,684,632)	        $(4,603,974)
 				===============      ==================
 Basic and diluted loss per share:
 As reported			 $      (0.13)          $     (0.15)
 Pro forma	                        (0.18)                (0.19)

 The fair value of options was estimated as of the date of grant using the Black-Scholes option-pricing method with the following weighted average assumptions for fiscal 2004 and 2003:

 				        2004   2003
 			               -----  ------
 Risk-free interest rate                4.21%   3.41%
 Expected average life	                9.28    7.98
 Dividend yield		                   -       -
 Volatility		                 105%	118%
 Fair values of option grants per share	$1.63  $1.07

 	[n]	Goodwill and other intangible assets

 SFAS 142 requires that goodwill is no longer amortized, but instead is tested for impairment at least annually. Upon adoption of SFAS 142 in fiscal 2003, the Company completed its transitional impairment review and determined that the goodwill ("excess cost of investment over net assets acquired") of $146,972 associated with the fiscal 2002 acquisition of DERMOND INC. should be reduced to $0. The fair value of the reporting unit (DERMOND INC.) was determined using the present value of expected future cash flows and other valuation measures. The $146,972 non-cash charge is reflected as a cumulative effect of an accounting change in the accompanying Consolidated Statements of Loss.



 2.	Accounting policies (continued)

 	[o]	New accounting pronouncements

 		On December 16, 2004, the Financial Accounting Standards Board released FASB Statement No. 123 (revised 2004), Share-Based Payment. These changes in accounting replace existing requirements under FASB Statement No. 123, Accounting for Stock-Based Compensation, and eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees. The compensation cost relating to share-based payment transactions will be measured based on the fair value of the equity or liability instruments issued. This Statement does not change the accounting for similar transactions involving parties other than employees. Publicly traded companies must apply this Standard as of the beginning of the first interim or annual period that begins after June 15, 2005, while those that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date. The Company has not completed its evaluation of the impact of adopting FASB 123 (revised 2004) on its consolidated financial statements, but anticipates that more compensation costs will be recorded in the future if the use of options for employee and director compensation continues as in the past.

 	[p]	Reclassification

 		Certain amounts from the prior year have been reclassified to conform to the current year presentation.

 3.	Reclamation cash bond

 	The Company has posted a cash bond with the State of Colorado, Department of Natural Resources in the amount of $338,685 to cover future site reclamation and closure liabilities associated Great West Diamond Company's Kelsey Lake mine. A liability for the estimated restoration costs of $350,000 ($250,000 in 2003) has been accrued in the accompanying financial statements. During the fiscal year ended September 30, 2004, the Company began reclamation activities at the Kelsey Lake mine.

 4.	Property and equipment

 	Property and equipment consists of the following:

                                                               2004         2003
                                            Accumulated      Net Book     Net Book
                                   Cost     Depreciation       Value        Value
                                ---------- -------------    ----------  -------------
Equipment undercapital lease   $      -       $	      -     $	   -       $ 64,000
Furniture and fixtures             8,380          5,397        2,983	      3,499
Computer equipment                11,955          5,673        6,282	      8,522
Office equipment                  25,245          2,930       22,315	        242
                               ----------     -------------    ----------  -------------
                               $  45,580      $  14,000     $ 31,580    $    76,263
                                =========     ============   ==========   ============

 5.	Convertible promissory notes

 	On August 13, 2004, the Company borrowed $500,000 from 13 lenders and issued its 12% promissory notes in that aggregate amount. The notes and interest are due and payable on the 14th day of November 2004. If, however, a registration statement filed by the Company under the Securities Act of 1933 to register the shares which may be obtained by the lenders upon conversion of the notes has been declared effective by the Securities and Exchange Commission (SEC) by that date, the maturity date of the notes would be extended for a period of 90 days from the date the registration statement was declared effective and the lenders can convert the notes into a total of 666,667 shares of common stock during the 90 day period. The Company also issued warrants to the lenders for the purchase of an aggregate of 750,000 shares of the Company's common stock on or before August 13, 2006 at $1.07 per share. Interest shall be paid upon the conversion of the promissory notes to shares or when the promissory notes are due.

 	On September 7, 2004, the Company borrowed $598,450 from ten lenders which were convertible into 746,867 shares of common stock. The terms of the loans and the issuance of warrants in connection with the loans are substantially the same as those of the loans of August 13, 2004, except that lenders received warrants for the purchase of an aggregate amount of 873,300 shares of common stock on or before September 7, 2006, at $1.42 per share.

   	The 12% promissory notes and warrants were recorded at their relative fair values. The fair value of the debt was determined to be $568,661. The fair value assigned to the warrants was determined using the Black Scholes option pricing model and $529,789 was recorded as a discount of the debt and as an increase in shareholders' equity. The debt discount attributable to the warrants is being amortized as additional non-cash interest expense over the life of the debt using the effective interest method. Total amortization recorded as interest expense for the period ended September 30, 2004 is $75,283 and the unamortized discount of the debt is $454,506.

 	As of September 30, 2004, the Company had not filed a registration statement under the Securities Act of 1933. In accordance with EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, and EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the Company has not recorded any amount to reflect the intrinsic value (market price of the stock less the effective conversion price) of the conversion feature. The Company has calculated the intrinsic value of the conversion feature at the date the promissory notes were issued to be $568,661, after taking into account the fair value of the warrants. When the event takes place that would allow the 12% promissory notes to be converted into common stock, the Company will record additional interest expense and an increase to additional paid in capital, equal to the intrinsic value calculated at the date the promissory notes were issued.

 	The Company has incurred $100,000 of costs in connection with the issuance of the convertible promissory notes. The Company has deferred these costs and is amortizing these costs on a basis that approximates the interest method over the expected term of the related debt. Accumulated amortization related to the deferred finance costs at September 30, 2004, was approximately $79,724.

 	The Company has pledged 100,000 shares of its common stock to secure one of the promissory notes in the face amount of $98,450.

 6.	Long-term debt

The Company received financial assistance from the government of Canada and the province of Quebec in connection with the completion of a feasibility study of the Vanadium deposits at Lac Dore, Quebec and a test pilot project for the refining of Vanadium. These financial assistance packages have been recorded as liabilities in the financial statements.

                                                         2004        2003
                                                      ---------   -----------
Province of Quebec unsecured financial
assistance, non-interest bearing,
repayable in scheduled payments over 4
years after the second year of production
of the mine.  This assistance is
forgivable if, after 24 months following the
release of the feasibility study, a
decision is made not to begin production              $  708,840   $ 665,190

Government of Canada unsecured financial
assistance, non-interest bearing,
repayable in quarterly payments of
CDN$62,500 commencing October 1, 2004                    395,778     369,550

Government of Canada unsecured financial
assistance, non-interest bearing, repayable
in two equal annual payments,
commencing January 1, 2005                                45,681      39,911

Government of Canada unsecured financial
assistance, non-interest bearing,
repayable in five annual payments of
1.5% of gross revenues of DERMOND INC., to
a maximum of CDN$150,000, over five
years beginning on November 1, 2005.  If
after five years the original amount is
not repaid, payments will continue for a
maximum of five additional years or until
the assistance is repaid if sooner.
No further payments will be required
after the second five years regardless of
the amount owing                                         110,478           -

Government of Canada unsecured financial
assistance, non-interest bearing, repayable
in four annual installments beginning on
April 1, 2007		                                  43,726	   -

Obligation under capital lease		                      -	      32,945
 			                            ------------- -----------
 			                               1,304,503   1,107,596
 Less: current portion	                                 219,740      32,945
 		                                    -------------  ----------
 		                                      $1,084,763  $1,074,651
                                                    ============= ===========


 6.	Long-term debt (continued)

Principal repayments on long term debt are as follows:

 	2005	             $  219,740
 	2006	                276,958
 	2007	                 66,171
 	2008	                 10,932
 	2009                    730,703
 		             -----------
 	2010 and thereafter  $1,304,503
 		             ===========

 7.
 Common stock

 Share-based incentive plans

At September 30, 2004, the Company had three share-based incentive plans each being limited so that options to acquire no more than 2,500,000 common shares per plan may be outstanding at any one time.

 (i)	Under the 2001 Employee Incentive Stock Option Plan, options may be granted at an exercise price equal to the market price on the date of the grant. All options expire no later than ten years from the grant date. In the event an option is granted to an employee who owns 10% or more of the voting power of common stock of the Company, the purchase price of each share shall be 110% of the market price on the date of grant and the expiration date of the option shall be no more than five years from the date of grant of such option. As of September 30, 2004, options to purchase an aggregate of 425,000 common shares have been issued under this plan.

 (ii)	Under the 2001 Employee Non-Qualified Stock Option Plan, options may be granted to employees or certain non-employees at an exercise price as determined by the administrator of the plan on the date of the grant. The options expire ten years from the date of grant. As of September 30, 2004, options to purchase an aggregate of 1,835,000 common shares have been issued under this plan.

 (iii)	Under the 2001 Directors Non-Qualified Stock Option Plan, options may be granted to directors of the Company or certain non-employees for terms of up to ten years at an exercise price as determined by the administrator on the date of the grant. The options vest over three years. As of September 30, 2004, options to purchase an aggregate of 1,330,417 common shares have been issued under this plan.


 The following table contains information with respect to all options, in addition to those granted under the preceding incentive plans issued by the
 Company:
 	                                                        Weighted average
	                                                        exercise price
	                                        Shares             US$/share
	                                     ------------       ----------------

	Options outstanding,
	September 30, 2002                      3,335,000             $1.09
	   Granted                              9,896,617              1.03
	   Expired                               (100,000)	       1.50
	Options outstanding,
	September 30, 2003                     13,131,617              1.04
	   Granted                                660,000	       1.82
	   Exercised                              (58,800)             1.04
	   Expired                               (100,000)             1.00
	                                     ------------       ----------------
	Options outstanding,
	September 30, 2004                    13,632,817	       1.08
	                                     ===========        ================

The following table contains information with respect to all options granted by the Company at September 31, 2004:

                     Outstanding options             Exercisable options
                  ---------------------          ------------------------
                        Weighted  Weighted                         Weighted
                        Average   average                           average
                          life     price                             price
      Price     Shares   (years)  US$/share           Shares       US$/share
      ------   --------  -------  ----------          ---------    ----------

     $0.74	300,000	   2.95	  $ 0.74		      -	 $        -
      1.00   10,971,917     4.51    1.00	     10,391,917	       1.00
      1.25	467,400	    0.87    1.25		467,400	       1.25
  1.30-$1.50  1,285,000	    5.90    1.39		810,000	       1.42
     1.88	525,000	    9.01    1.88		525,000	       1.88
  2.00-3.00	 83,500	    3.84    2.63		 83,500	       2.63
 ----------- ------------ -------- ------           -------------   --------
 	     13,632,817                              12,277,817
 	     ===========                             ==========


At September 30, 2004, the following are outstanding:

 	[a]	Warrants for the purchase of common stock


 	                                                 Number
 	                                               of warrants


 		Outstanding, September 30, 2002	       2,719,095
 		Issued	                                 446,762
 		Exercised	                        (661,038)
 		Expired	                              (1,552,200)
 		--------------------------------------------------
 		Outstanding, September 30, 2003	         952,619
 		Issued	                               1,900,918
 		Exercised	                        (343,700)
 		Expired	                                (355,857)
 		-------------------------------------------------
 		Outstanding, September 30, 2004	        2,153,980
 		=================================================

 		The warrants outstanding at September 30, 2004, can be exercised at prices ranging from $1.07 to $3.00. The expiration dates on the warrants range from October 20, 2004 to September 8, 2006.

 	[b]	Treasury stock

 		During fiscal 2004, the Company canceled 92,000 of its treasury stock acquired at different times at an accumulated cost of $160,922.

 	[c]	Redeemable common stock

 		The Company has granted to the holders of an aggregate of 26,700 outstanding common shares the right to require the Company to repurchase the shares at a price of $3.25 per share. If the holders exercise their rights, the Company will be obligated to pay, as of September 30, 2004 or gradually over the next fiscal year, a maximum amount of $86,775.

  8.	Standby Equity Distribution Agreement

 		On April 6, 2004, the Company entered into a Standby Equity Distribution Agreement (Agreement) with Cornell Capital Partners, L.P. Under the Agreement and subject to its terms and conditions, the Company may require Cornell Capital Partners, L.P. to purchase newly issued common shares from the Company, for a maximum total purchase price of $15 million over a 24-month period, less certain fees and expenses. The amount of any advance (periodic sale of stock) may not exceed $625,000 and the Company may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of the Company's then outstanding common stock. The Company incurred $280,000 in issue costs related to the signing of the Agreement. These costs were settled through the issuance of 124,428 of common shares at $2.25 per share, which represented the volume weighted average trading price of the Company's shares on the signing date of the agreement. These costs have been deferred and will be treated as a reduction to the proceeds from the shares issued under the Agreement.

 		In addition to the above issue costs, under the terms of the Agreement a further payment of $270,000 will be due on the fulfillment of the terms and conditions of the Agreement.

 9.	Mineral properties and exploration expenditures

 	The Company's expenditures for mineral properties and exploration activities, net of grant revenues received on Lac Dore Mining Inc.'s vanadium and Great West Diamond Company's diamond exploration, were $147,586 and $565,984 for fiscal years 2004 and 2003, respectively ($7,277,371 from inception on August 23, 1996 to September 30, 2004).

 10.    Income and mining taxes

 	U.S. and Canada components of loss before income and mining taxes and cumulative effect of change in accounting principle for SFAS 142 for fiscal 2004 and 2003 were:

 		                                2004           2003
 				               ------         ------
 	United States	                    $(2,130,512)  $ (1,929,742)
 	Canada		                     (1,325,716)    (1,615,678)
 	                                    ------------- -------------
 	Loss before income and mining taxes $(3,456,228)  $ (3,545,420)
                                            ============= =============

 	As the Company operates in several tax jurisdictions, its income is subject to various rates of taxation. Major items causing the Company's income tax rate to differ from the U.S. federal income tax rate of 34% were as follows:


 		                                        2004           2003
		                                     ----------    -----------
Loss before taxes and cumulative
effect of change in accounting
principle for SFAS 142                              $(3,465,228)  $ (3,545,420)
                                                     ----------     -----------
Computed "expected" tax recovery                     (1,175,118)    (1,205,443)
Increase (reduction) in income taxes
resulting from:
  Resource allowance deduction                            8.088         39,246
  Earnings in foreign jurisdiction
   taxed at different rates                             (25,802)       (50,318)
  Tax benefits of losses not recognized                 994,066      1,214,804
  Non-deductible expenses (stock options and interest)  248,766          1,774
                                                       ---------     ----------
Total income and mining tax                           $      -     $         -
                                                      ==========     ==========



The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

 		                                    2004           2003
 						-----------     ----------

 	Net operating loss carry forwards	$6,189,547      $5,429,216
 	Capital loss carry forward		   423,379	   423,379
 	Depreciation and amortization		   223,396	   263,130
 	Reclamation costs		           119,000	    85,000
 	Compensation - stock options		   294,480	    45,709
 	Accrued liabilities		             8,500	     8,500
 	                                         ----------   ------------
 	Total gross deferred tax assets		 7,258,302	 6,254,934
 	Less valuation allowance		(7,258,302)     (6,254,934)
 	                                        -----------   -------------
 	Net deferred tax assets	               $	-		-
                                               ============   =============

The Company and certain subsidiaries have accumulated the following losses and credits for income tax purposes, which may be carried forward to reduce taxable income and taxes payable in future years.

                                                		    Expiring
                                                 Amounts             dates
 	                                       	-------------------------------
 Canadian net operating loss carry forwards    $2,595,465	  2005 to 2011
 U.S. net operating loss carry forwards		8,627,062	  2019 to 2024
 U.S. capital loss carry forwards		1,245,231	      2008
 Canadian exploration expenditures		6,887,211	   Unlimited

 11.	Financial instruments

Financial instruments include cash and cash equivalents, refundable taxes and other receivables, accounts payable, accrued liabilities and convertible promissory notes, all of which are carried at cost which approximates fair value because of the near-term maturity of those instruments. As of September 30, 2004, the fair value of repayable government assistance could not be determined because no equivalent market exists for such loans.

 12.	Comprehensive loss

                                                                        Cumulative
                                                                      From inception
                                                                       on August 23,
                                                                         1996 to
                                  2004                 2003          September 30,2004
                               ---------------     ---------------     -----------------
 Net loss	               $(3,456,228)	   $(3,692,392)	       $(21,834,973)
 Foreign currency translation
   adjustment		          (166,281)	      (247,170)		   (390,552)
                              ----------------    ----------------    -----------------
 Comprehensive loss	       $(3,622,509)	   $(3,939,562)	       $(22,225,525)
 	                      ================    ===============     =================

 13.	Basic and diluted loss per common share
 						    2004		2003
 						------------       ------------
Net loss				      $ (3,456,228)	 $ (3,692,392)
                                               -------------      -------------
Total weighted average number of
common shares outstanding                       25,872,662         24,186,803
                                              ---------------     --------------
Net loss per common share		      $	     (0.13)	 $	(0.15)


The following outstanding common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders as they had an anti-dilutive effect:

 						              2004	   2003
 							  -----------    --------
 	Shares issuable upon exercise of stock options	    13,632,817   13,131,617
 	Shares issuable upon exercise of warrants	     2,153,980      952,619
 	Shares issuable upon conversion of promissory notes  1,413,533	          -

 14.	Related party transactions

The Company has retained a law firm to perform legal services for which the Company has incurred total expenditures of $112,474 in fiscal 2004 ($125,086 in fiscal 2003). A director of the Company is a partner in that law firm. At September 30, 2004 and 2003, $122,768 and $60,294 resulting from these legal services are included in accounts payable and accrued liabilities, respectively.

The Company has issued 30,000 shares of its common stock (valued at $42,000) to a director as compensation for services rendered to the Company as a consultant in addition to the services rendered as a member of the Board of Directors.


 15.	Commitments and Contingencies

The Company has provided to a creditor a 50% lien on the reclamation bond on deposit with the state of Colorado with payment being made in the event that Great Western Diamond Company is sold and the deposit returned (see note 3).

As a result of exploration work performed at the Lac Dore Vanadium/Titanium Project, the Company has a potential environmental liability in the range of $15,000 to $30,000. This liability will not be incurred if the project goes into production. As management believes that the project will go into production, the amount has not been accrued in the accompanying financial statements.

	Royalty Agreements

The Company has entered into a royalty agreement that will pay 2.5% of Dermond wind turbine sales to the former owners (and current employees) of DERMOND INC.

Bank indebtedness and other loans

The bank indebtedness of a subsidiary company, Great Western Diamond Company in the amount of $12,163 as of September 30, 2004 ($40,890 as of September 30, 2003), carries interest at 8% per annum and is secured by the assets of Great Western Diamond Company.

The bank indebtedness of a subsidiary company, DERMOND INC. in the amount of $90,101, as of September 30, 2004 ($42,572 as of September 30, 2003), carries interest at 7.5% per annum and is secured by an assignment of the subsidiary's refundable research and development tax credit.

In addition to the above, the assets of Great Western Diamond Company have been pledged to secure certain accounts payable in the amount of $240,342 as of September 30, 2004, of Great Western Diamond Company.

In the normal course of business, the Company and its subsidiaries are parties to various legal claims, actions and complaints and various other risks. It is not possible to predict with certainty whether or not the Company and its subsidiaries will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company's management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company's results of operations, financial position or cash flows.

===========================================================================




                                   *______*
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant has agreed to indemnify its executive officers and directors to the fullest extent permitted by Delaware law. That law permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The registrant may indemnify officers and directors in an action by the registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.


ITEM 25. 	 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the registrant in connection with the offering were estimated to be approximately as follows.

SEC registration fee					$   3,853
Printing and engraving					$  12,000
Legal fees and expenses				        $  82,000
Accounting and auditing fees and expenses		$  40,000
Blue sky fees and expenses				$   5,000
Transfer agent fees					$  12,000
Escrow fee						$   2,500
Miscellaneous						$   2,647
                                                       -------------
Total............................................. 	$ 160,000
                                                       =============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the three year period ended July 25, 2005, the registrant sold the following equity securities that were not registered under the Securities Act of 1933.

From July 25, 2002 to July 25, 2005, the registrant sold 2,898,908 shares of its common stock to 89 private investors for an aggregate of $3,036,296. In connection with the sales, the registrant issued options and warrants expiring from July 27, 2004 to May 19, 2006 for the purchase of an aggregate of 576,780 shares of its common stock for no additional consideration. The sales of shares include 439,450 shares which the registrant issued upon exercise of certain warrants and options.

On August 15, 2003, the registrant sold options expiring from August 15, 2005 to August 15, 2008 for the purchase of an aggregate of 8,252,700 shares of its common stock for cash and other consideration aggregating $551,100 to 34 private investors. The options were exercisable at prices ranging from $1.00 to $1.25.

From January 7, 2003 to July 12, 2004, the registrant sold options expiring from November 7, 2009 to October 12, 2013 for the purchase of an aggregate of 68,500 shares of its common stock for services rendered or to be rendered by three persons. The options were exercisable at prices ranging from $1.40 to $2.10. The registrant valued the services attributable to the purchase price of the options at $87,179 by the Black Scholes method.

From December 9, 2002 to February 7, 2005, the registrant sold options expiring from September 30, 2007 to May 12, 2014 for the purchase of an aggregate of 1,585,000 shares of its common stock for services rendered or to be rendered by eight employees. The options were exercisable at prices ranging from $0.97 to $1.50.

From July 31, 2002 to July 12, 2004, the registrant sold 256,050 shares of its common stock to two persons for services rendered or to be rendered which the registrant valued at $195,230.

From December 9, 2002 to October 1, 2004, the registrant sold options expiring from September 30, 2007 to September 30, 2114 for the purchase of an aggregate of 1,589,584 shares of its common stock for services rendered or to be rendered by thirteen directors. The options were exercisable at prices ranging from $1.00 to $1.88.

From September 30, 2002 to May 14, 2003, the registrant sold 191,963 shares of its common stock to four persons in consideration of the release of indebtedness in the aggregate amount of approximately $225,000.

From February 18, 2003 to May 27, 2005, the registrant sold 126,016 shares of its common stock to four persons in consideration of their release of the registrant's obligation to repurchase an aggregate of 70,000 of their shares at prices ranging from $2.75 to $3.25.

From on April 17, 2003, the registrant sold 250,000 shares of its common stock to an entity in consideration for acquisitions of assets with an aggregate value of $262,250.

On April 6, 2004, the registrant sold 124,428 shares of its common stock to Cornell Capital Partners, LP and Spencer Clarke LLC in satisfaction of $280,000 of fees the registrant had agreed to pay to them in connection with a financing arrangement.

On August 13, 2004 the registrant borrowed $500,000 from 13 lenders and issued its 12% promissory notes in that aggregate amount. The promissory notes are convertible into shares of the Company's common stock at $.75 per share and are payable on November 14, 2004 if not sooner converted. The registrant also issued warrants to the lenders for the purchase of an aggregate of 750,000 shares of the registrant's common stock on or before August 13, 2006 at $1.07 per share. The lenders' rights of conversion of the promissory notes commences on the effective date of this registration statement and expires ninety days thereafter.

On September 7, 2004, the registrant borrowed $593,750 from ten lenders. The terms of the loans and the issuance of warrants in connection with the loans are substantially the same as those of the loans of August 13, 2004 except that (a) the conversion price of the promissory notes is approximately $.795 per share and (b) the lenders received warrants for the purchase of aggregate of 873,300 shares of the Company's common stock on or before September 7, 2006 at $1.42 per share.

On January 4, 2005, the registrant sold 3,000 shares of common stock to an investor at $1.00 per share, upon the exercise of an option.

On March 18, 2005, the registrant issued 17,291 shares of common stock to an individual in exchange for the cancellation of his right to require us to repurchase an aggregate of 5,000 shares of our common stock from him at $3.25 per share.

In July 2005, Dermond, Inc. borrowed CDN$125,000, approximately $100,000US from Centre Local de development MRC Rouyn-Noranda and issued a debenture in that amount. The debenture bears interest at the rate of 12% per annum and is payable on or before March 31, 2006. The debenture is convertible into 100,000 shares of the registrant's common stock. The registrant will issue a warrant for each common share issued upon conversion of the debentures for the purchase of an additional one half share at the rate of $1.25 per share. The warrants will expire on the day of signing, July 14, 2007. The registrant has guaranteed the obligations of Dermond, Inc. in connection with the debenture.

There were no principal underwriters in connection with any of the foregoing transactions.

The registrant claimed exemption from registration provisions of the Securities Act of 1933 pursuant to Section 4(2) thereof and/or Rules 506 thereunder. Although the registrant believed that the transactions did not involve a public offering and that each purchaser either received adequate information about the registrant or had access, through employment or other relationships, to such information, the exemptions may not have been available to us.

ITEM 27. EXHIBITS

Exhibit
Number	Description
------  ------------
2.1	Share Purchase Agreement between McKenzie Bay International, Ltd. and
	Jacquelin Dery, Laurent Mondou and Experts Conseils Dermond Inc. of February 12, 2002. Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form 10-SB and hereby incorporated by reference.

3.1	Certificate of Incorporation, as amended. Previously filed as an exhibit
	to our registration statement on Form 10-SB and hereby incorporated by reference.

3.2	Bylaws. Previously filed as an exhibit to our registration statement on
	Form 10-SB and hereby incorporated by reference.

4.1	See Exhibits 3.1 and 3.2.

4.3	Specimen Stock Certificate. Previously filed as an exhibit to our Annual
	Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

4.4	Form of Warrant. Previously filed as an exhibit to our Annual Report on
	Form 10-KSB for the fiscal year ended September 30, 2002, and hereby incorporated by reference.

4.6	Promissory Note and Warrant issued on August 13, 2004, letter of August
	16, 2004 amending certain terms and "Debenture" setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and hereby incorporated by reference.

4.7	Promissory Note and Warrant issued on September 7, 2004 and "Debenture"
	setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and hereby incorporated by reference.

4.8	Form of Debenture dated July 14, 2005 payable to Centre local de
	developpement MRC Rouyn-Noranda and related Loan Agreement, Suretyship and form of warrant.*

5	Opinion of Larson, Harms & Bibeau, P.C. re legality.  Previously filed
	as an exhibit to Amendment No. 1 to this registration statement and hereby incorporated by reference.

10.1	Employment Agreement between Experts Conseils Dermond Inc. and Jacquelin
	Dery, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.2	Royalty Agreement between McKenzie Bay International, Ltd. and Jacquelin
	Dery as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.3	Employment Agreement between Experts Conseils Dermond Inc. and Lauren
	Mondou, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.4	Royalty Agreement between McKenzie Bay International, Ltd. and Lauren
	Mondou as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and incorporated herein by reference.

10.5	Employment Agreement between McKenzie Bay Resources, Ltd. and Michel
	Garon, dated November 1, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.6	2001 Employee Non-qualified Stock Option Plan.  Previously filed as an
	exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.7	Amended 2001 Directors Non-qualified Stock Option Plan.  Previously
	filed as an exhibit to Amendment No. 1 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.8	2001 Employee Incentive Stock Option Plan.  Previously filed as an
	exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and incorporated herein by reference.

10.9 Employment Agreement dated March 21, 2003 between Gary L. Westerholm and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.10	Employment Agreement dated March 21, 2003 between Gregory N. Bakeman and
	McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.11	Employment Agreement dated March 21, 2003 between John W. Sawarin and
	McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.12	Consulting Agreement as of February 15, 2003 between McKenzie Bay
	Resources, Inc.(now known as Lac Dore Mining Inc.) and Savanco, (Pty) Ltd, incorporated. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.13	Agreement of August 19, 2003 between McKenzie Bay International, Ltd.
	Resources, Inc. and Yes International Inc. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.14	Standby Equity Distribution Agreement as of April 6, 2004 between
	Cornell Capital Partners, LP and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.15	Registration Rights Agreement as of April 6, 2004 between Cornell
	Capital Partners, LP and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.16	Placement Agent Agreement as of April 6, 2004 between McKenzie Bay
	International, Ltd. and Spencer Clarke LLC. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.17	Escrow Agreement as of April 6, 2004 between McKenzie Bay International,
	Ltd., and Butler Gonzalez LLP. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.18	Agreement of June 2004 between Dermond Inc. and Universite du Quebec en
	Abitibi-Temiscamingue. Previously filed as an exhibit to Amendment No. 1 to this registration statement and hereby incorporated by reference.

10.19	Form of Promissory Notes issued to Cornell Capital Partners, LP.
	Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, and incorporated herein by reference.

10.20	Consulting Services Agreement of January 10, 2005 between McKenzie Bay
	International, Ltd. And Stone Street Advisors, LLC. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, and incorporated herein by reference.

10.21	Employment Agreement dated as of June 28, 2005 between Doris F. Galvin
	and WindStor Power Co.*

10.22	Employment Agreement dated as of April 1, 2005 between Donald C. Harms
	and McKenzie Bay International, Ltd.*

10.23	Agreement of July 7, 2005 between McKenzie Bay International, Ltd., and
	Brooks, Houghton & Company, Inc.*

14.1	Code of Ethics.  Previously filed as an exhibit to our Annual Report on
	Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

21.1	Subsidiaries.  Previously filed as an exhibit to our Annual Report on
	Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

23.1	Consent of Larson, Harms & Bibeau, P.C.  The consent is contained in
	Exhibit 5.

23.2	Consent of BDO Seidman, LLP*

99.1	Lac Dore Preliminary Feasibility Study - Executive Summary. Previously
	filed as an exhibit to Amendment No. 2 to our registration statement on Form 10-SB and hereby incorporated by reference.
	___________________
	* Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by section 10(a)(3) of the Securities
    Act;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement other than any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB 2 and has authorized this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, in the City of Farmington Hills, State of Michigan, on the 21st day of July, 2005.

MCKENZIE BAY INTERNATIONAL, LTD.

By:	 /s/ Gary L. Westerholm
         ------------------------
         Gary L. Westerholm,
         President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	                 Title	                        Date
------------------------     --------------                  -----------

/s/ Gary L. Westerholm
-----------------------                                       July 25, 2005
Gary L. Westerholm
                           President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)


/s/ Gregory N. Bakeman
----------------------                                        July 25, 2005
Gregory N. Bakeman	   Treasurer, Chief Financial Officer
                           and Director (Principal Financial
                           and Accounting Officer)

/s/ William H. Damon III
-------------------------
William H. Damon III	              Director                July 25, 2005

/s/ Anand Gangadharan
----------------------
Anand Gangadharan                     Director	              July 25, 2005


/s/ Donald C. Harms
----------------------
 Donald C. Harms	              Director                July 25, 2005


/s/ Rocco J. Martino
---------------------
Rocco J. Martino	              Director                July 25, 2005

/s/ Stephen D. McCormick
------------------------
Stephen D. McCormick	              Director	              July 25, 2005


/s/ John Popp
-----------------------
 John Popp	                      Director                July 25, 2005


/s/ John W. Sawarin
-----------------------
John W. Sawarin	                      Director	             July 25, 2005